As filed with the U.S. Securities and Exchange Commission on February 14, 2019

SEC File No. ________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Acacia Diversified Holdings, Inc.

(Exact name of registrant as specified in its charter)

Texas	5010	75-2095676
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13575 58th Street N.-#138, Clearwater, FL 33760; Tel.: (727) 678-4420

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Danny Gibbs, Director

6501 Barclay Lane, Garland, Texas 75044; Tel.: (727) 678-4420

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, FL 33772

(727) 471-0444

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (4)

Class A Common Stock par value $0.001 per share	10,000,000	$0.19	$1,900,000	$230.28

(1) Represents shares of common stock offered for resale by current shareholder, Triton Funds, LP (“Triton” or “Selling Shareholder”), which shares are issuable by the registrant pursuant to the Common Stock Purchase Agreement, dated February 14, 2019 (the “CSPA”), between the registrant and Triton.  The Company’s calculation of the maximum number of shares that may be registered for resale under the CSPA pursuant to this Registration Statement is based upon the purchase price per share which shall be 85% of the average of the two lowest closing prices of the Company’s common stock five days prior to the Closing Date calculated in accordance with the terms and conditions of the CSPA which is for a maximum of $1,000,000.00.  The Company estimates that the maximum number of shares to be issued under the CSPA is an additional 10,000,000.

(2) This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $0.19, which was the average of the high and low prices for the Company’s common stock on February 12, 2019, as reported on the OTC Market Group, Inc.’s OTCQB tier.

(3) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(4) Computed in accordance with Section 6(b) of the Securities Act as in effect on February 12, 2019.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING SHAREHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED February 14, 2019

PRELIMINARY PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

ACACIA DIVERSIFIED HOLDINGS, INC.

This Prospectus (this “Prospectus”) relates to the offer and sale of up to 10,000,000 shares of common stock, par value $0.001 of Acacia Diversified Holdings, Inc., a Texas corporation, by Triton Funds, L.P. (“Triton”).  We are registering the resale of up to 10,000,000 shares of common stock issuable under an CSPA in the amount of $1,000,000 (the “CSPA”) established by the Common Stock Purchase Agreement, dated February 14, 2019 (“CSPA”), between us and Triton, as more fully described in this Prospectus. The resale of such shares by Triton pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus. However, we will receive proceeds from our sale of our shares of common stock under the CSPA to Triton.

Triton is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Triton may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Shareholder may sell the shares of common stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “ACCA.” On February 11, 2019, the last reported sale price of our common stock was $0.1719.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2019

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from the information contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive proceeds from our sale of our shares of common stock under the CSPA to Triton.

OTHER INFORMATION

We maintain our web site at www.acaciadiversifiedholdings.com. Information on such web site is not considered a part of this prospectus. Unless specifically set forth to the contrary, when used in this prospectus the terms “Acacia Diversified Holdings, Inc.”, “we”, “us”, “our” and similar terms refer to Acacia Diversified Holdings, Inc., a Texas corporation.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Shares of common stock offered By Selling Shareholder:	10,000,000 shares of the Company’s Common Stock.

Common stock to be outstanding before and after the offering:

21,653,625 shares before offering; and, 31,653,625 shares, assuming all 10,000,000 additional shares are sold to Triton under the CSPA.  If we sell less shares of common stock to Triton under the CSPA, we will have less common stock outstanding after the Offering.

Use of proceeds:

We will receive proceeds from our sale of our shares of common stock under the CSPA to Triton.  We anticipate that the proceeds from the sale of our shares of common stock to Triton will be utilized for general corporate purposes and working capital.

Offering Period:

The period commencing on the Execution Date of the CSPA and ending on the earlier of (i) the date on which the Triton shall have purchased the Purchase Notice Shares pursuant to the CSPA equal to the Commitment Amount of $1,000,000, (ii) the Expiration Date (one hundred eighty (180) Business Days after the Registration Statement has been declared effective), (iii) September 30, 2019, or (iv) written notice of termination by the Company to Triton upon a material breach of the CSPA by Triton.

OTCQB Trading Symbol:	ACCA

Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Shareholder of a significant amount of shares being registered in this Registration Statement at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Shareholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 12.

Past Transactions With Triton Funds LP

We have not previously participated in any transaction with Triton.

Capital Requirements

Analysis of our current business operations cost indicate a reasonable requirement of US $5,000,000 or less.  Based on market response to our products and services, it is management’s opinion that we may require additional funding.

PROSPECTUS SUMMARY

About Us

Description of business, principal products, services and their markets

Acacia Diversified Holdings, Inc. (“we”, “us”, the “Company”, or the “Parent Company”) was incorporated in Texas on October 1, 1984 as Gibbs Construction, Inc. (“Gibbs”). The Company changed its name from Gibbs Construction, Inc. to Acacia Automotive, Inc. effective February 20, 2007. On October 18, 2012, the Company changed its name from Acacia Automotive, Inc. to Acacia Diversified Holdings, Inc. in an effort to exemplify the Company’s desire to expand into alternative industries as well as more diversified service and product offerings.

On January 15, 2016, the Company acquired the assets and businesses of the MariJ Group of companies that included MariJ Agricultural, JR Cannabis Industries, LLC and Canna-Cures Research & Development Center, LLC.  The transaction has an effective date of January 4, 2016. On January 19, 2016, the Company filed a Current Report on Form 8-K announcing the acquisition. The Company subsequently filed expanded and updated information relating to that acquisition on its Amended Current Report on Form 8-K/A on April 25, 2016.  That document is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htmand on the SEC website at:

https://www.sec.gov/Archives/edgar/data/1001463/000118518516004336/0001185185-16-004336-index.htm

In 2016, following the acquisition, the Company formed two new subsidiaries to conduct its new medical federally approved industrial hemp business activities, being MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures”). In 2017, the Company formed a new subsidiary Eufloria Medical of Tennessee, Inc. (“EMT”) to conduct its retail business in the state of Tennessee.

MariJ Pharmaceuticals, Inc.

MariJ Pharma has a proprietary mobile CO2, supercritical industrial hemp oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART 205. MariJ Pharma extracts and processes very high quality, high-cannabinoid profile content medical grade hemp oils from medicinal industrial hemp plants.  MariJ specializes in organic strains of the plant where available, setting itself apart from the general producers of non-organic products.

Currently, the Company is performing its industrial hemp extraction activities in the states of Colorado, North Carolina and Tennessee, where its activities are deemed legal under the laws of such states.

Canna-Cures Research & Development Center, Inc.

Canna-Cures engaged in research and development activities as well as retail and wholesale distribution of medicinal hemp products and dietary supplements in Colorado until it closed operations in July 2017.  As a part of its R&D efforts, Canna-Cures sought to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medicinal hemp products.

Canna-Cures launched its first research and development center in Colorado. In conjunction with that opening, Canna-Cures officially launched the Dahlia’s Botanicals Endocannabinoid Nutraceuticals product line.  A portion of the proceeds from our Dahlia’s Botanicals line are awarded to the Canna Moms 501(c)(3) organization in support of its continuing public education and awareness campaign.

Eufloria Medical of Tennessee, Inc.

EMT is preparing to commence its retail and wholesale distribution of medicinal hemp products and dietary supplements in Tennessee. It anticipates operations to begin in the second quarter of 2018. In addition to our current extraction operations in the State of Colorado, the Company was invited to be part of the hemp pilot program in Tennessee. This program provides EMT the license to grow, manufacture, and dispense USDA organic hemp oil in Tennessee and represents the first step in moving its operations to the east coast of the United States. EMT has been issued a processor’s license and its Director and Tennessee resident, Gary Roberts, has been issued a grower’s license and plans on participating in this pilot program through this new, wholly-owned subsidiary. The grower’s license expired on April 25, 2018 but has been renewed in the name of EMT due to the directorship of Mr. Roberts and we expect to receive the new license after its dissemination by the Tennessee Department of Agriculture after June 1, 2018.  The processor’s license allows EMT to process, manufacture and distribute industrial hemp oil.

The Company also acquired land in Tennessee and has completed excavation and other cleanup activities to prepare the land for its intended use.

Distribution methods of the products and services

MariJ Pharma extracts and processes a very high quality, high-cannabinoid profile content medical grade hemp oils from medicinal industrial hemp plants in its propriety mobile CO2, supercritical industrial hemp oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART205. The finished product is then delivered to its customers.

EMT plans to sell medicinal hemp products and dietary supplements primarily through its retail dispensaries in Tennessee and through a dedicated distribution model.

Status of any publicly announced new products or services

The Company’s business plan includes developing its proprietary GeoTrackingTechnology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labelling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail Point of Sale delivery system.

The Company also plans to enter into research and development projects with institutions of higher learning in efforts to:  (i) develop new and better strains of medical industrial hemp related products for dispensing as medications, nutraceuticals, cosmeceuticals, and potential dietary supplements; and (ii) provide private label packaging services; and (iii) sell additional medical hemp oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose; and (iv) sell cosmeceutical and nutraceutical products and dietary supplements containing its high-quality industrial hemp oil extracts.

The Company currently does not have sufficient working capital to pursue our business plan in its entirety as described herein. Our ability to implement our business plan will depend on our ability to obtain sufficient working capital and to fund our operations. No assurance can be given that we will be able to obtain additional capital, or, if available, that such capital will be available at terms acceptable to us, or that we will be able to generate profit from operations, or if profits are generated, that they will be sufficient to carry out our business plans, or that the plans will not be modified.

Competitive business conditions and the Company’s competitive position in the industry and methods of competition

Any industry served by the Company is likely to be highly competitive across the entire United States and the rest of the world. In particular, the industrial hemp industry, being the impetus of all the Company’s attention at this juncture, is very highly competitive and has drawn thousands of competing entities.  While the Company believes its technology, programs, and plans place it in a posture to compete at the highest levels, the sheer numbers of competitors must be recognized. The Company has elected to devote the majority of its efforts on production and sales of its products and services within the continental United States but may institute operations in diverse countries.  Even so, the Company must be considered as currently competing with other companies in diverse countries that can potentially produce and sell competitive products at lower prices.  While the Company believes that there are other hurdles for those foreign entities to overcome, including the high cost of international shipping to U.S. buyers, we believe that they nonetheless can compete with us in our markets.  We will potentially compete with a variety of companies, both domestic and international, and as such will be subject to various levels of competition. There is no assurance the Company will be able to adhere to its plans or to engage in any acquisitions or mergers.  The Company will consider potential opportunities to buy, sell or distribute its products in other countries.

Sources and availability of raw materials and the names of principal suppliers

One of the ingredients used in the extraction process is carbon dioxide. MariJ Pharma depends on a supplier to supply high quality carbon dioxide. This supplier produces the highest quality carbon dioxide for the industrial hemp industry. If MariJ Pharma was not able to continue obtaining carbon dioxide from this supplier, it would need to look to other suppliers to supply this critical ingredient. However, the quality of the ingredient would suffer and the Company may not be able to obtain it at reasonable cost. At the present time, the Company is not anticipating a disruption of service by this supplier, whose identity we choose to keep confidential.

Dependence on one or a few major customers

During the year ended December 31, 2017, the Company’s revenues were concentrated on three customers, CBD Rx, Precision Cultivation, Inc. and Blue Circle Development, Inc., who accounted for approximately 33%, 28% and 32%, of the total consolidated revenues, respectively.

During the year ended December 31, 2016, the Company’s revenues were concentrated on two customers, CBD Rx and Blue Circle Development, Inc., who accounted for approximately 72% and 23%, of the total consolidated revenues, respectively.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

The Company currently has patents pending, trademarks pending, and no franchises, concessions, royalty agreements or labor contracts. The Company intends to acquire, through its MariJ Pharma subsidiary, portions or complete ownership of licenses and grow operations in one or more states and is seeking to cultivate, organically extract and process its medicinal industrial hemp crops year around in indoor facilities.  The acquisition of these licenses is anticipated to provide the Company with the opportunity to compound medicinal products using mixtures of high cannabinoid profile oils that have very little hallucinogenic properties but have significantly improved medicinal properties.

Effect of existing or probable governmental regulations on the business

A majority of the states that have legalized the growing, production, and use of industrial hemp oil have passed legislation authorizing the use of high-CBD content and low-THC content oils.  As a result, and in keeping with regulations and laws in those venues, the Company, through its subsidiaries, intends to concentrate on those products unless and until the laws change to facilitate a wider range of grow and production opportunities.  The Company does have the technology and capability of extracting high-THC oils in those venues that do allow it and will provide services to growers in those areas as contracted. The Company, through its new subsidiaries, will operate in the medical industrial hemp sector.  In order to help our shareholders better understand the products we intend to employ in our business plans, we have provided certain explanations and definitions below.

The Company will initially extract and process a derivative of the industrial hemp plant known as CBD oil. CBD is one of dozens of compounds found in industrial hemp plants that belong to a class called cannabinoids. Of these compounds, CBD, CBG, CBN, CBC and low THC are usually present in the highest concentrations and have the most common practical applications in the medical field.  The Company’s subsidiaries currently give most attention to high-CBD/low-THC products.  Hemp, unlike most modern-day medicine, contains a wide range of chemical compounds. Scientists have identified to date, over 114 unique molecules in industrial hemp known as cannabinoids, which include THC and CBD. Many other non-cannabinoid compounds are produced by the plant, but these are the compounds that are most addressed as having a use by the medical community.

Terpenes, the molecules responsible for industrial hemp’s smell, among other things, have been shown to block some cannabinoid receptor sites in the brain while promoting cannabinoid binding in others. As a result, terpenes are believed to affect many aspects of how the brain takes in THC or CBD, while offering various therapeutic benefits of their own. In fact, while THC has gotten most of the attention, studies suggest many of the compounds in industrial hemp work together to produce a synergy of effects. This is known as the “entourage effect.”

CBD and THC levels tend to vary between different strains and varieties of industrial hemp.  By using selective breeding techniques, certain growers have managed to create varieties with high levels of CBD and CBG, being the varieties currently employed for oil production by the Company’s MariJ Pharmaceuticals subsidiary.  That subsidiary also specialized in extracting oil from certified organic plants, rather than the standard non-organic varieties.

Unlike THC; CBD, CBG, CBC, and CBN do not cause a high or hallucinogenic effect. The reason why CBD is non-psychoactive is due to its lack of affinity for CB1 receptors, such as are found in high concentrations in the brain, and which become the channels through which THC is able to port its psychoactive effects.

Like most other companies in this industry, we are subject to various business regulations, permits and licenses. The Company, through its new subsidiaries, has entered a new business realm that may entail considerably more regulation than its previous endeavors, and faces uncertainties related to federal laws that are in conflict with state laws in which the Company’s subsidiaries now operate or may operate in the future. It is possible that the federal government will ease its regulations relating to the industrial hemp industry, or even legalize the operation of and transporting of products resulting from business operations in that sector.  However, it is also possible that the government may decide to harden its stance against industrial hemp related products.  In the event the federal government takes a harder stance against industrial hemp-related products, the Company could suffer impairment of its operations and could sustain substantial losses.  The Company cannot foresee what direction the federal government may take in these matters, if any, but sees continuing evidence that various states are legalizing industrial hemp products, both high-CBD/low-THC compounds as well as compounds containing high levels of THC for medicinal values. The Company believes that it has complied with appropriate state requirements for operations and believes it has obtained all permits necessary to function under the current state regulations where we have business operations.

The medical industrial hemp industry faces very uncertain regulation in the light of the continuing deregulation of industrial hemp products in many states, either as high-CBD/low-THC products, or as high-THC products, but the continuing regulation of the industrial hemp industry by the federal government.  While the federal government has for several years chosen to not intervene in the industrial hemp business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of industrial hemp-based products.  Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines.  In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer substantial losses.  In the event the federal government was to loosen or change its rules or laws in favor of the industry, the Company would have an opportunity to benefit substantially if it were properly positioned to take advantage of the new opportunities.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside the federal laws by accepting deposits from industrial hemp oil producers.  Many states have legalized the growing, production, sale, and consumption of various medicinal cannabis related products, but the federal government has continued to take the position that such activities are not legal.  However, the federal government has taken the posture for years that it will defer to the states in those matters insofar as certain products, such as those containing a high concentration of THC, are not transported across state lines.  As such, many nationally-chartered banks fear prosecution under money-laundering or other statutes, relegating some businesses to maintain large sums of cash on hand, and meeting payrolls and accounts payable obligations with cash rather than checks.  As a result, those businesses are placed at high risk of internal and external theft and crimes relating to the lack of controls and security afforded by transactional banking.  The Company is currently utilizing various financial institutions for its deposit needs, but this still creates risks when the proceeds at diverse production locations, often themselves in cash due to the same issues, cannot be deposited in nearby accessible depositories.  The Company has an armored vehicle for use in the transport of cash and industrial hemp products but believes those risks will not be minimized until national depository institutions allow industrial hemp-related businesses to utilize their facilities.

Estimate of the amount of money spent during each of the last two fiscal years on research and development

The Company spent a de-minimus amount on research and development during its last two fiscal years.

Costs and effects of compliance with environmental laws

The industrial hemp industry, just like other industries, impacts our environment. Environmental laws relating to water rights, energy consumption, pollution, and overall carbon footprint all can and do impact the industrial hemp industry.

While some areas of environmental law focus on the protection of the environment, others are designed to control human use of natural resources by setting up a system of environmental approvals. Environmental laws cover topics such as chemicals and pesticides, climate change and energy, coastal, marine and fisheries management, farming and private land management, forestry, clearing vegetation, trees, marine, pollution, water, just to name a few. Given all the facets of both indoor, outdoor, and greenhouse cultivation, in addition to chemical-intensive extractions and infusions of industrial hemp products, it is easy to see why environmental laws are coming into play in the industrial hemp industry.

One of the most common environmental law issues for the industrial hemp industry is waste management. Most states that legalize some form of industrial hemp consumption strictly dictate the disposition and storage of the industrial hemp by-products, as well as the types of pesticides, soil amendments, and fertilizers that can be safely applied to industrial hemp crops.

However, fewer states have enacted laws dealing with the industry’s impact on water and air quality, but the industry is certainly under more scrutiny. In certain states, producers and processors must pay a fee to their local or state government and submit an application for a permit, provide information on odor control equipment for producing, growing, or processing and solvent usage information for each type.

Energy consumption by industrial hemp growers is also becoming an important issue. The significant use of electricity in indoor industrial hemp production has caused concerns for the carbon-footprint of its production. States may pass legislatures to regulate energy consumption by passing the cost of such effects and consumption onto the industrial hemp industry by instituting licensing and permitting fees.

Outdoor growers are not completely free of environmental concerns. They are also facing pressure under environmental laws because outdoor growing has led to deforestation, loss of wildlife, and erosion, and it often requires large amounts of water and pesticides.

Number of total employees and number of full-time employees

As of February 1, 2019, the Company had a total of six full-time employees and two part-time employees.

Most Recent Audited Financial Information

During the year ended December 31, 2017, we generated revenues of $478,231 and incurred a net loss of $1,833,728. We have a cumulative deficit of $4,953,946 at December 31, 2017.

Available Information

Our Web address is www.acaciadiversifiedholdings.com. The Company attempts to make its electronic filings with the Securities and Exchange Commission (“SEC”), including all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and if applicable, amendments to those reports, available free of charge on its Web site as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. In addition, information regarding our board of directors is available on our Web site. The information posted on our Web site is not incorporated into this Annual Report on Form 10-K.

Any materials that we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet Web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Use of Proceeds

We intend to use the proceeds from the CSPA for general corporate purposes and working capital requirements.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer, Inc. at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119. The transfer agent’s telephone number is (702) 361-3033.

Financing Transaction Related to the Offering

The CSPA

On February 14, 2019 (the “Closing Date”), the Company entered into the CSPA with Triton Funds LP, whereby, upon the terms and subject to the conditions thereof, Triton is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $1,000,000 (the “Total Commitment Amount”) over the course of the CSPA.

The actual amount of proceeds the Company receives pursuant to each Purchase Notice (each, the “Purchase Notice”) is to be determined by multiplying the Purchase Notice Share amount requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 85% of the average of two lowest closing prices of our common stock five days prior to the Closing Date.

The pertinent provisions of the CSPA regarding the issuance of the Purchase Notices are set forth below.

Upon the terms and conditions set forth (in the CSPA), Triton shall have the right, but not the obligation, to direct the Company, by its delivery to the Company of a Purchase Notice from time to time, to purchase Purchase Notice Shares provided that the amount of Purchase Notice Shares shall not exceed the Beneficial Ownership Limitation (9.99%) set forth in the CSPA.

At any time and from time to time during the Commitment Period, except as provided in the CSPA, Triton may deliver a Purchase Notice to Company, subject to satisfaction of the conditions set forth in Section 7.2 and otherwise provided in the CSPA. The Company shall deliver the Purchase Notice Shares as DWAC Shares to Triton immediately upon receipt of the Purchase Notice.

A Purchase Notice shall be deemed delivered on (i) the Business Day it is received by email by Triton if such notice is received on or prior to 8:00 p.m. New York time or (ii) the immediately succeeding Business Day if it is received by email after 8:00 p.m. New York time on a Business Day or at any time on a day which is not a Business Day.

The Closing of a Purchase Notice shall occur no later than one (1) Business Day following the Clearing Date, whereby Triton, shall deliver the Investment Amount (minus the Clearing Costs), by wire transfer of immediately available funds to an account designated by the Company.

If, by the day after the Expiration Date, Triton has invested less than the Commitment Amount, pursuant to this Agreement, Triton shall within one (1) Business Day transfer to the Company the amount representing the difference between the Commitment Amount and the amount Triton has already paid to the Company. The Purchase Price for this amount shall be 85% of the average of the Two lowest closing prices of the Common Stock for the previous five Business Days, (ii) the Company shall immediately deliver the Purchase Notice Shares as DWAC Shares to Triton, and (iii) Triton shall immediately wire to the Company the Purchase Price multiplied by the lessor of the Beneficial Ownership Limitation or the remaining Commitment Amount.

The Registration Rights Agreement

On the Closing Date, and in connection with the CSPA, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Triton whereby the Company is obligated to file the Registration Statement to register the resale of the Purchase Notice Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

The Company agreed that it shall, within ninety (90) calendar days from the date of execution of the Registration Rights Agreement, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities (beginning with the Purchase Notice Shares) as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by Triton, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and Triton in consultation with their respective legal counsel, subject to the aggregate number of authorized shares of the Company’s Common Stock then available for issuance in its Certificate of Incorporation. The initial Registration Statement shall register only the Registrable Securities. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. Triton shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Registration Statement and any amendment declared effective by the SEC at the earliest possible date. The Company shall use reasonable best efforts to keep the Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date as of which Triton may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities and (ii) the date on which Triton shall have sold all the Registrable Securities covered thereby and no Available Amount remains under the CSPA. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

RISK FACTORS

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

Risks Related to this Offering

We are dependent upon the proceeds from various offerings to provide funds to develop our business. There are no assurances we will raise sufficient capital to enable us to continue to develop our business.

While this offering will give us capital to implement our immediate strategies we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods.  Until we begin making enough cash flow from our operations we are dependent upon the proceeds from various offerings to provide funds for the development of our business. If we cannot raise sufficient funds, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company, and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

Our management has full discretion regarding the use of proceeds from this offering.

We anticipate that the net proceeds from this offering will be used the purposes set forth under “Use of Proceeds” appearing elsewhere in this prospectus. We reserve the right, however, to use the net proceeds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, investors in the shares of Common Stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

There may not be enough liquidity in the market to sell the shares being registered in this offering.

Our common stock is currently listed on OTCQB. Over the last thirty (30) day period from January 10, 2019, the average daily volume was 11,605 shares traded (as reported on OTC Markets), which may not be adequate to sell any significant number of shares if you wish to sell a significant number of your shares that you may buy through this offering due to that lack of liquidity in our stock in the market. There is no assurance that a more liquid market for our shares would ever develop and if so you may stand to lose your total investment you make buying our stock.

Risks Related to Our Business

Our auditors have issued a going concern opinion with respect to our consolidated financial statements, although our financial statements are prepared using generally accepted accounting principles, assuming the Company will continue as a going concern.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside the federal laws by accepting deposits from industrial hemp oil producers.  Many states have legalized the growing, production, sale, and consumption of various industrial hemp related products, but the federal government has continued to take the position that such activities are not legal.  However, the federal government has taken the posture for years that it will defer to the states in those matters insofar as certain products, such as those containing a high concentration of THC, are not transported across state lines.  While the federal government has generally turned a blind eye to these matters in favor of state legislation, it nonetheless sends confusing signals to the industry.  As such, many nationally-chartered banks fear prosecution under money-laundering or other statutes, relegating some businesses to maintain large sums of cash on hand, even meeting payrolls and accounts payable obligations with cash rather than checks.  As a result, those businesses are placed at high risk of internal and external theft and crimes relating to the lack of controls and security afforded by transactional banking.  The Company is currently utilizing credit unions for its deposit needs, but this still creates risks when the proceeds at diverse production locations, are often themselves in cash due to the same issues and cannot be deposited in nearby accessible depositories.  The Company has acquired an armored vehicle for use in the transport of cash and industrial hemp products but believes those risks will not be minimized until national depository institutions allow industrial hemp-related businesses to utilize their facilities.

Because we have limited operating history, it is difficult to evaluate our business.

On January 15, 2016, the Company acquired certain assets that it will utilize in revenue-producing operations under two new operating subsidiaries related to the medicinal industrial hemp industry.  As a result of our limited operating history in those businesses, you have very little operating and financial data about us upon which to base an evaluation. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies. If we are unable to execute our plans and grow our business, either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our results of operations, business prospects, and financial condition.

The medicinal cannabis and industrial hemp industry faces very uncertain regulation in the light of the continuing deregulation of industrial hemp products in many states, either as high-CBD/low-THC products, or as high-THC products, but the continuing regulation of the industrial hemp industry by the federal government.  While the federal government has for several years chosen to not intervene in the industrial hemp business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time chose to begin enforcing its rules against the manufacturing, possession, or use of industrial hemp-based products.  Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines.  In the event the federal government were to tighten its regulation of the industry, the Company would likely suffer substantial losses.  In the event the federal government were to loosen or change its rules or laws in favor of the industry, the Company would have an opportunity to benefit substantially if it were properly positioned to take advantage of the new opportunities.

As such, the purchase of our securities is a purchase of an interest in what should be considered as a high-risk venture or in a new or “start-up” venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

We also plan to grow through acquisitions.

We also plan to grow through expansion of our new operations, creation of new businesses, acquisitions, and/or mergers, and investors have little current basis to evaluate the possible merits or risks of the target businesses’ operations or our ability to identify and integrate acquired operations into our company. Because we intend to develop and expand our business at least in part through selective acquisitions of or mergers with other businesses, there are significant risks that we may not be successful. We may not be able to identify, acquire or profitably manage additional companies or assets or successfully integrate such additional companies or assets into our Company without substantial costs, delays or other problems. In addition, companies we may acquire may not be profitable at the time of their acquisition or may not achieve levels of profitability that would justify our investment. Acquisitions may involve a number of special risks, including but not limited to:

●	adverse short-term effects on our reported operating results,
●	diversion of management’s attention,
●	dependence on hiring, training, and retaining key personnel,
●	risks associated with unanticipated problems or legal liabilities,
●	amortization of acquired intangible assets, some or all of which could reflect poorly on our operating results and financial reports,
●	implementation or remediation of controls, procedures and policies appropriate for a public company at companies that, prior to the acquisition, lacked these controls, procedures and policies; and,
●	incursion of debt to make acquisitions or for other operating uses.

To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may acquire a business in what may be considered a mature industry in which single-digit or low double-digit growth may occur. Most growth for our Company would, accordingly, occur largely through acquisitions. To the extent that competitors are also seeking to grow through acquisitions, we could encounter competition for those acquisitions or a generally increasing price to acquire going concerns.

A part of the Company’s strategy is to establish revenue through the acquisition of or merger with additional companies or operations. There can be no assurance that the Company will be able to identify, acquire, combine with, or profitably manage additional companies or successfully integrate the operations of additional companies into those of the Company without encountering substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will achieve or maintain profitability that justify liabilities that could materially adversely affect the Company’s results of operations or financial condition. The Company may compete for acquisition, merger, and expansion opportunities with companies that have greater resources than the Company. There can be no assurance that suitable acquisition or merger candidates will be available, that purchase terms or financing for acquisitions or mergers will be obtainable on terms acceptable to the Company, that acquisitions or mergers can be consummated, or that acquired businesses can be integrated successfully and profitability into the Company’s operations. Further, the Company’s results of operations in fiscal quarters immediately following a material acquisition or merger could be materially adversely affected while the Company integrates the acquired business into its existing structure.

The Company will attempt to acquire or merge with business entities that are going and functioning concerns with a trailing history of profitability but may acquire or merge with certain businesses that have either been unprofitable, have had inconsistent profitability prior to their acquisition or combination therewith, or that have had no operating history. An inability of the Company to improve the profitability of these acquired businesses could have a material adverse effect on the Company. Finally, the Company’s acquisition and merger strategy places significant demands on the Company’s resources and there can be no assurance that the Company’s management and operational systems and structure can be expanded to effectively support the Company’s acquisition strategy. If the Company is unable to successfully implement its acquisition and merger strategy, this inability could have a material adverse effect on the Company’s business, results of operations, or financial condition. The Company may face the opportunity to enhance shareholder value by being acquired by another company. Upon any acquisition of the Company, the Company would be subject to various risks, including the replacement of its management by persons currently unknown. There can also be no assurance that, if acquired, new management will be successfully integrated or can profitably manage the Company. In addition, any acquisition or merger of or by the Company may involve immediate dilution to existing shareholders of the Company. No assurances can be given that the Company will be able to or desire to be acquired or be able to acquire or merge with additional companies.

Need for additional financing.

During the year ended December 31, 2017, we generated revenues of $478,231 and incurred a net loss of $1,833,728. We have a cumulative deficit of $4,953,946 at December 31, 2017.  The Company does not have adequate capital or resources to fund its operations and other capital needs for the next six months without new and expanding revenue sources or additional capital infusion, and there can be no assurance that such funds will become available in amounts sufficient to meet the obligations of our business. The Company may require additional amounts of capital for its future expansion and working capital, possibly from private placements of its common stock or borrowing, but there can be no assurance that such financing will be available, or that such financing will be available on acceptable terms.

On February 14, 2019 (the “Closing Date”), the Company entered into the CSPA with Triton Funds LP, whereby, upon the terms and subject to the conditions thereof, Triton is committed to purchase shares of the Company’s common stock at an aggregate price of up to $1,000,000 (the “Total Commitment Amount”) over the course of the CSPA. The actual amount of proceeds the Company receives pursuant to each Purchase Notice (each, the “Purchase Notice”) is to be determined by multiplying the Purchase Notice Share amount requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 85% of the average of two lowest closing prices of our common stock five days prior to the Closing Date.

Upon the terms and conditions set forth (in the CSPA), Triton shall have the right, but not the obligation, to direct the Company, by its delivery to the Company of a Purchase Notice from time to time, to purchase Purchase Notice Shares provided that the amount of Purchase Notice Shares shall not exceed the Beneficial Ownership Limitation (9.99%) set forth in the CSPA.

At any time and from time to time during the Commitment Period, except as provided in the CSPA, Triton may deliver a Purchase Notice to Company, subject to satisfaction of the conditions set forth in Section 7.2 (of the CSPA) and otherwise as provided in the CSPA. The Company shall deliver the Purchase Notice Shares as DWAC Shares to Triton immediately upon receipt of the Purchase Notice.

If, by the day after the Expiration Date, Triton has invested less than the Commitment Amount, pursuant to this Agreement, Triton shall within one (1) Business Day transfer to the Company the amount representing the difference between the Commitment Amount and the amount Triton has already paid to the Company. The Purchase Price for this amount shall be 85% of the average of the Two lowest closing prices of the Common Stock for the previous five Business Days, (ii) the Company shall immediately deliver the Purchase Notice Shares as DWAC Shares to Triton, and (iii) Triton shall immediately wire to the Company the Purchase Price multiplied by the lessor of the Beneficial Ownership Limitation or the remaining Commitment Amount.

We anticipate we will need approximately $5,000,000 to successfully carry out our business plans, which include legal fees and purchase of assets, including real estate, and build out of our future manufacturing facility. Our ability to utilize the funds under this agreement depends upon the volume of our shares. At the present time, our stock does not trade at the level of volume that enables us to draw funds out of this agreement. If the trading volume remains low, it is not likely that we will be able to access the funds provided by this agreement. We cannot forecast the likelihood that we will have access to the full amount available to us under this arrangement

Dependence on key personnel.

Our future performance depends in significant part upon the continued service of our Chief Executive Officer, Richard K. Pertile. The loss of Mr. Pertile’s services could have a material adverse effect on our business, prospects, financial condition and results of operations. The Company does not presently maintain key man life insurance on Mr. Pertile but may obtain such insurance at the discretion of its board of directors for such term as it may deem suitable or desirable. Our future success may depend on our ability to attract and retain highly qualified technical, sales and managerial personnel. The competition for such personnel can be intense, and there can be no assurance that we can attract, assimilate or retain highly qualified technical, sales and managerial personnel for favorable compensations in the future.

Our industry is subject to frequent and rapidly changing technologies and any failure of the Company to adapt to and compete with such changes could have a material adverse effect on our business, results of operations and financial condition.

Technology, particularly the ability to (i) stay abreast of and ahead of current production oil extraction technologies; (ii) successfully create and promote new products related to our industry; (iii) continue to take a leading role in maintenance and distribution of our planned GeoTraking technology as it relates to RFID tracking from seed to sale, HIPAA compliance across the board including in its proprietary PoS systems, and otherwise; and (iv) use the Internet to conduct business and allow several management functions, is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, introductions and enhancements, and changing customer demands. Our future success will to some degree depend on our ability to adapt to rapidly changing technologies, our ability to adapt its solutions to meet evolving industry standards and our ability to improve continually the performance, features and reliability of its solutions.   The failure of the Company to adapt successfully to such changes in a timely manner could have a material adverse effect on the Company’s business, results of operations and financial condition. Furthermore, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful implementation of solutions, or that any new solutions or enhancements to existing solutions will adequately meet the requirements of its current and prospective customers and achieve any degree of significant market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new solutions or enhancements to existing solutions in a timely manner or in response to changing market conditions or customer requirements, or if its solutions or enhancements do not achieve a significant degree of market acceptance, the Company’s business, results of operations and financial condition could be materially and adversely affected.

The industrial hemp industry is a highly competitive business with many participants worldwide and there can be no assurances that we will be able to compete with other entities domestic and foreign that may be subject to lower regulatory and business costs in this industry.

Any industry served by the Company is likely to be highly competitive across the entire United States and the rest of the world. In particular, the industrial hemp industry, being the impetus of all the Company’s attention at this juncture, is very highly competitive and has drawn thousands of competing entities.  While the Company believes its technology, programs, and plans place it in a posture to compete at the highest levels, the sheer numbers of competitors must be recognized. The Company has elected to devote the majority of its efforts on production and sales of its products and services within the continental United States but may institute operations in diverse countries.  Even so, the Company must be considered as currently competing with other companies in diverse countries than can potentially produce and sell competitive products at lower prices.  While the Company believes that there are other hurdles for those foreign entities to overcome, including the high cost of international shipping to U.S. buyers, we believe that they nonetheless can compete with us in our markets.  We will potentially compete with a variety of companies, both domestic and international, and as such will be subject to various levels of competition. There is no assurance the Company will be able to adhere to its plans or to engage in any acquisitions or mergers at all.  The Company will consider fielding opportunities to buy, sell or distribute its products in other countries.

Control.

Our Chief Executive Officer and Chairman of the Board of Directors owns or controls a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

As of January 15, 2016, in subsequent actions related to the acquisition of assets of the MariJ Group of companies by the Company, our Chief Executive Officer and Chairman of the Board of Directors, Richard K. Pertile, was issued 1,014,000 new Common shares of the Company in exchange for his interests in the acquired entities. In addition, he was granted, from the CEO and Chairman of the Board of the Company until that date, Steven L. Sample, the right of first refusal to purchase 2,500,000 shares of Mr. Sample’s Common stock of the Company in a window between April 4 and May 4, 2019 and was also given a proxy to vote those shares in the interim.  As such, following those transactions, Mr. Pertile owned 6.57% of the Company’s issued and outstanding common stock and controlled through the proxy 2,500,000 additional votes, or 16.20% of the total issued and outstanding voting power of the Company for a combined 3,514,000 votes, or 22.77% of the total. As a result, he currently possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His effective control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.  As of the same date, Mr. Sample, the outgoing CEO and Chairman of the Company, continued to control the dispositive voting power of his remaining personal shares of the Company, after accounting for those votes given to Mr. Pertile by proxy, of 3,015,479 shares, or 19.54% of all issued and outstanding votes of the Company. In the event Mr. Sample were to combine his votes on any issue with the votes held by Mr. Pertile, they would jointly possess 42.31% of the voting power of the Company, allowing them significant influence that could elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. As of that same date, all officers and directors of the Company owned a combined total 6,809,979 shares representing 44.26% of the Company’s issued and outstanding common stock and voting power. Based upon the Company’s current business plan, it is anticipated that Mr. Pertile will continue to have substantial influence over, if not effective control over the Company’s operations in the near future, including the election of a majority of its board of directors, the issuance of additional shares of equity securities, and other matters of corporate governance, perhaps even after some potential subsequent issuances by the Company of new common shares for capital raising activities, acquisitions, or merger activities.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percentage of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 150,000,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We may not be able to acquire other businesses or assets to implement our growth plans and our inability to successfully manage our anticipated growth effectively could have a material adverse effect on our future business, results of operations and financial condition.

The Company is continually seeking to identify and acquire viable businesses. As a result, the Company must manage relationships with a growing number of third parties as it seeks to accommodate this goal. The Company’s management, personnel, systems, procedures and controls may not be adequate to support the Company’s future operations. The Company’s ability to manage its growth effectively will require it to continue to expand its operating and financial procedures and controls, to replace or upgrade its operational, financial and management information systems and to attract, train, motivate, manage and retain key employees. If the Company’s executives are unable to manage growth effectively, the Company’s business, results of operations and financial condition could be materially adversely affected. If successful in acquiring or combining with other operations, the Company anticipates it may inherit a substantial portion of the staff necessary to operate the new entities, but there is no assurance that will happen, or that if it does happen, that the staff will remain employed by the Company for any period of time. We may find that some of the personnel and management of any acquisition target(s) may not be suitable for continued employment, while other suitable candidates may elect to discontinue their employment or affiliation with the Company for various reasons. This can create a burden on the Company’s management as it seeks to fill key positions. Failure of the Company to do so in a timely manner can result in disruption of operations, loss of revenues, and an attendant reduction in profits or even substantial losses.

We anticipate there will be various risks associated with expansion and there can be no assurances that we will be able to successfully manage those risks as we expand our line of goods and services into other markets.

The Company desires to start, acquire or combine with other businesses, perhaps in diverse locations and markets.  To date, the Company does not have substantial experience in developing services on a regional or national scale. There can be no assurance that the Company will be able to deploy successfully its goods or services in those markets. There are certain risks inherent in doing business in several diverse markets, such as; unexpected changes in regulatory requirements, potentially adverse tax consequences, local restrictions, controls relating to inter-company communications and technology, difficulties in staffing and managing distant operations, fluctuations in manpower availability, effects of local competition, weather and climactic trends, and customer preferences, any of which could have a material adverse effect on the success of the Company’s operations and, consequently, on the Company’s business, results of operations, and financial condition.

Check, credit card, and other fraud.

Our business could be harmed if we experience significant credit, wire transfer, draft, check, credit card, or other fraud. If we fail to adequately control fraudulent transactions, our revenues and results of operations could be harmed. The Company may attempt to obtain insurance as partial protections from such potential losses, but even while the Company’s exposure to loss in this event may be limited by the purchase of any such insurance, losses could nonetheless occur. Any losses sustained as a result of fraud or fraudulent activity would adversely affect the Company’s business and results of operations, and its financial condition could be materially adversely affected.

We may be subject to various liability claims from consumers, regulators and other participants in our industry and there can be no assurances that our liability insurance will be sufficient to cover any claim that may arise.

The Company may face costly liability claims by consumers or other businesses. Any claim of liability by a client, employee, consumer or other entity against us, regardless of merit, could be costly financially and could divert the attention of our management. It could also create negative publicity, which would harm our business. Although we maintain certain forms of liability insurance, it may not provide protections in the event of certain liability claims or may not be sufficient to cover a covered claim if one is made.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Our lack of history in our current industry makes evaluating our business difficult.

We have a limited operating history in our current industry and we may not sustain profitability in the future.

To sustain profitability, we must:

●develop and identify new clients in need of our product;

●economically increase production output;

●compete with larger, more established competitors in our industry;

●maintain and enhance our brand recognition; and

●adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

The industrial hemp industry is subject to substantial governmental regulation any change of electorate and/or legislative attitude toward the industry could result in the implementation of statutes, rules and/or regulations that may have a material adverse effect on the entirety of our business.

We will seek to implement our acquisition strategy in certain industries that may have unknown risks due to governmental regulation.

The Company, through its new subsidiaries, will operate in the medicinal industrial hemp sector.  In order to help our shareholders better understand the products it intends to employ in its business plans, we have provided certain explanations and definitions below.

The Company will initially extract and process a derivative of the industrial hemp plant known as CBD oil. CBD is one of dozens of compounds found in industrial hemp plants that belong to a class called cannabinoids. Of these compounds, CBD and THC are usually present in the highest concentrations and have the most common practical applications in the medical field.  The Company’s subsidiaries currently give most attention to high-CBD/low-THC products.  Hemp, unlike most modern-day medicine, contains a wide range of chemical compounds. Many other non-cannabinoid compounds are produced by the plant, but these are the compounds are most addressed as having a use by the medical community.

Terpenes, the molecules responsible for industrial hemp’s smell, have been shown to block some cannabinoid receptor sites in the brain while promoting cannabinoid binding in others. As a result, terpenes are believed to affect many aspects of how the brain takes in THC or CBD, while offering various therapeutic benefits of their own. In fact, while THC has gotten most of the attention, studies suggest many of the compounds in industrial hemp work together to produce a synergy of effects. This is known as the “entourage effect.”

CBD and THC levels tend to vary between different strains and varieties of industrial hemp.  By using selective breeding techniques, certain growers have managed to create varieties with high levels of CBD and THC, being the varieties currently employed for oil production by the Company’s MariJ Pharmaceuticals subsidiary.  That subsidiary also specialized in extracting oil from certified organic plants, rather than the standard non-organic varieties.

Unlike THC, CBD does not cause a high or hallucinogenic effect. The reason why CBD is non-psychoactive is due to its lack of affinity for CB1 receptors, such as are found in high concentrations in the brain, and which become the channels through which THC is able to port its psychoactive effects.

The medicinal industrial hemp industry faces very uncertain regulation in the light of the continuing deregulation of industrial hemp products in many states, either as high-CBD/low-THC products, or as high-THC products, or the continuing regulation of the industrial hemp industry by the federal government.  While the federal government has for several years chosen to not intervene in the industrial hemp business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time chose to begin enforcing its rules against the manufacturing, possession, or use of industrial hemp-based products.

 Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company’s business could have a material adverse effect on the Company’s business, results of operations and financial condition.  Current federal regulations adverse to the medicinal hemp and industrial hemp industries are generally contradictory to legislated approval of that industry in a number of states.  The disparity in those divergent governmental views has and will continue to lead to conflicts and confusions in the perceived legalities on many operations related to the industry unless they ultimately come to congruence.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside federal regulations by accepting deposits from industrial hemp oil producers. Governmental regulation in this area may adversely affect the Company’s operations or may eliminate this barrier to normalization of the capital controls function.

A majority of the states that have legalized the growing, production, and use of industrial hemp oil have legislated the use of high-CBD content and low-THC content oils.  As a result, and in keeping with regulations and laws in those venues, the Company, through its subsidiaries, intends to concentrate on those products unless and until the laws change to facilitate a wider range of grow and production opportunities.  The Company does have the technology and capability of extracting high-THC oils in those venues that do allow it and will provide services to growers in those areas as contracted.

The Company, as with most other companies, is subject to various business regulations, permits and licenses. The Company, through its new subsidiaries, has enter a new business realm that may entail considerably more regulation than its previous endeavors, and faces uncertainties related to federal laws that are in conflict with state laws in which the Company’s subsidiaries now operate or may operate in the future. It is possible that the federal government will ease its regulations relating to the industrial hemp industry, or even legalize the operation of and transporting of products resulting from business operations in that sector.  However, it is also possible that the government may decide to harden its stance against industrial hemp related products.  In the event the federal government takes a harder stance against industrial hemp-related products, the Company could suffer impairment of its operations and could sustain substantial losses.  The Company cannot foresee what direction the federal government may take in these matters, if any, but sees a continuing evidence that various states are legalizing industrial hemp products, both high-CBD/low-THC compounds as well as compounds containing high levels of THC. The Company believes that it has complied with appropriate state requirements for operations and believes it has obtained all permits necessary to function under the current state regulations.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We may be subject to regulatory inquiries, claims, suits, or prosecutions that may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Expanding our product offerings or number of offices may not be profitable.

We may choose to develop new products to offer. Developing new offerings involves inherent risks, including:

●our inability to estimate demand for the new offerings;

●our inability to perfect the new products;

●our ability to locate and identify new buyers for those products;

●competition from more established market participants; and

●a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

Risks Related To Our Common Stock.

Risks of low priced stocks.

Following its initial public offering of its common stock in 1996, the Company’s shares were originally traded on the NASDAQ Exchange into 2000 as Gibbs Construction, Inc. under the trading symbol GBSE. Gibbs encountered severe financial difficulties in 2000, after which it was moved from the NASDAQ Capital Markets to the OTC Pink Sheets. Following the resurrection of the Company’s operations in 2007 through the intervention and assistance of the Company’s CEO, Mr. Sample, its stock currently trades on the OTCQB exchange under the trading symbol ACCA. Most of the Company’s issued and outstanding common shares continue to be restricted shares resulting in a small “float”. For that and other reasons the Company’s securities have been thinly traded, and while a trading market for the Company’s common stock could develop further with its current or new operations and the further release of restrictions on registered shares, there can be no assurance that it will do so.

Following the acquisition of the MariJ Group of companies on January 15, 2016, the Company saw immediate and continuing increased activity in the trading of its stock, with trading volumes exceeding any for at least the past ten years.

The Securities and Exchange Commission (the “SEC” or “Commission”) has adopted regulations which define a “penny stock” to be any equity security, such as those of the Company, that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In the event the Company determined to offer its common stock for sale or elected to utilize its common stock in an acquisition of merger transaction, it would be required to advise the potential purchasers or parties to any such acquisition or merger transaction of the risks of penny stocks. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the Securities and Exchange commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Accordingly, market makers may be less inclined to participate in marketing the Company’s securities, which may have an adverse impact upon the liquidity of the Company’s securities.

If the Company were successful in identifying a new business opportunity and/or identifying an acquisition or merger target, became successful in actually launching a new business or acquiring or merging with any such target, and was successful in bringing profitable operations to the Company, it would intend to seek to meet the new listing requirements of the NASDAQ Capital market and attempt to return to that Exchange, which listing requirements include minimal capitalization, share price, and other benchmark requirements.  There is no assurance the Company can successfully identify any suitable new business opportunity, acquisition or merger candidate, or if successful in identifying a new business opportunity or merger/acquisition candidate, that it can be successful in developing a new business or completing any acquisition or merger, or if successful in developing a new business or completing any acquisition or merger that the Company could be successful in meeting the new listing requirements of the NASDAQ, or if successful in meeting those requirements, that the NASDAQ would accept the Company as a member, or that if the Company were successful in achieving a listing on the NASDAQ exchange that its share values would improve.  Any attempt to return to the NASDAQ Exchange, even if the Company were successful in meeting the requirements to do so, could take as long as two years or more to complete.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  Our common stock is therefore considered a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We have no history of paying any dividends and there can be no assurances that there will be any future payment of dividends.

Should the Company acquire additional operations, and should the operations of the Company become profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future.

We may not be able to generate sufficient cash flows or otherwise raise outside capital to meet our potential future capital needs.

The Company may not be successful in generating sufficient cash from its new operations or in raising capital in sufficient amounts or on acceptable terms to meet its capital needs. The failure to generate sufficient cash flows or to raise sufficient funds may require the Company to delay or abandon some or all of its development and expansion plans or otherwise forego market opportunities and may make it difficult for the Company to respond to competitive pressures, any of which could have a material adverse effect on the Company’s business, results of operations, and financial condition. While the Company may seek to raise capital through the offering of common stock, there can be no assurance that it will be successful in doing so, or if successful in raising capital that the proceeds in any such offering will be sufficient to permit the Company to implement its proposed business plan, or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of any such offering are not sufficient to enable the Company to generate sufficient revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on the Company. There can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all, or that the Company will be successful in finding new operations.

Our ability to implement our current business plan is dependent on our raising additional working capital and there can be no assurances that such capital can be raise either through business operations or outside financing.

The Company currently does not have sufficient working capital to pursue our business plan in its entirety as described herein. Our ability to implement our business plan will depend on our ability to obtain sufficient working capital and to execute its business plans. No assurance can be given that we will be able to obtain additional capital, or, if available, that such capital will be available at terms acceptable to us, or that we will be able to generate profit from operations, or if profits are generated, that they will be sufficient to carry out our business plans, or that the plans will not be modified.

Our CSPA agreement with Triton could result in the issuance of our common stock at a deep discount to the current price at the time of such issuance and may result in substantial dilution to our shareholders.

On February 14, 2019 (the “Closing Date”), the Company entered into the CSPA with Triton Fund LP, whereby, upon the terms and subject to the conditions thereof, Triton is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $1,000,000 (the “Total Commitment Amount”) over the course of the CSPA. The actual amount of proceeds the Company receives pursuant to each Purchase Notice (each, the “Purchase Notice”) is to be determined by multiplying the Purchase Notice Share amount requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 85% of the average of two lowest closing prices of our common stock five days prior to the Closing Date.

Upon the terms and conditions set forth (in the CSPA), Triton shall have the right, but not the obligation, to direct the Company, by its delivery to the Company of a Purchase Notice from time to time, to purchase Purchase Notice Shares provided that the amount of Purchase Notice Shares shall not exceed the Beneficial Ownership Limitation (9.99%) set forth in the CSPA. At any time and from time to time during the Commitment Period, except as provided in the CSPA, Triton may deliver a Purchase Notice to Company, subject to satisfaction of the conditions set forth in Section 7.2 and otherwise provided in the CSPA. The Company shall deliver the Purchase Notice Shares as DWAC Shares to Triton immediately upon receipt of the Purchase Notice.

If, by the day after the Expiration Date, Triton has invested less than the Commitment Amount, pursuant to this Agreement, Triton shall within one (1) Business Day transfer to the Company the amount representing the difference between the Commitment Amount and the amount Triton has already paid to the Company. The Purchase Price for this amount shall be 85% of the average of the Two lowest closing prices of the Common Stock for the previous five Business Days, (ii) the Company shall immediately deliver the Purchase Notice Shares as DWAC Shares to Triton, and (iii) Triton shall immediately wire to the Company the Purchase Price multiplied by the lessor of the Beneficial Ownership Limitation or the remaining Commitment Amount.

Legal and Regulatory Risks

We are subject to complex corporate governance, public disclosure and accounting requirements to which most of our competitors are not subject.

We are subject to changing rules and regulations of federal and state governments, as well as the Public Company Accounting Oversight Board (“PCAOB”). The Securities and Exchange Commission (the “SEC”) has issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continues to develop additional regulations and requirements in response to laws enacted by the U.S. Congress. For example, in 2010, the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act includes significant corporate governance and executive compensation-related provisions that require the SEC to adopt additional rules and regulations in these areas. Our efforts to comply with new requirements of law and regulation are likely to result in an increase in expenses and a diversion of management’s time from other business activities. Also, those laws, rules and regulations may make it more difficult and expensive for us to attract and retain key employees and directors and to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage.

Our competitors generally are not subject to these rules and regulations because they are not SEC reporting companies. As a result, our competitors generally are not subject to the risks identified above. In addition, the public disclosures that we are required to provide pursuant to these rules and regulations may furnish our competitors with greater competitive information regarding our operations and financial results than we are able to obtain regarding their operations and financial results, thereby placing us at a competitive disadvantage.

Our financial results and operations may be adversely affected by violations of anti-bribery laws.

The FCPA and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws. Depending upon business opportunities that may come available, we may expand our operations to other parts of the world that have experienced governmental corruption to some degree and, in certain circumstances; strict compliance with anti-bribery laws may conflict with local customs and practices. We presently conduct business operations only in the continental United States, specifically Colorado and Tennessee, along with our administrative offices in Florida. We cannot assure you that our internal controls and procedures always will protect us from the reckless or criminal acts committed by our employees or agents. If we were found to be liable for FCPA violations (either due to our own acts or our inadvertence or due to the acts or inadvertence of others), we could be liable for criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

The Industrial Hemp industry is extremely speculative and its legality is uncertain.

While management believes that legalization of industrial hemp creates a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for industrial hemp and related products will emerge for the Company. Our business plan is based on the premise that industrial hemp legalization will continue, that consumer demand for industrial hemp will continue to exceed supply for the foreseeable future, and that consumer demand for industrial hemp for medical uses will grow. There is no assurance that this premise will prove to be correct or that we will be profitable in the future.

Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of industrial hemp. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Agency and equivalent state agencies regulate all aspects of industrial hemp and the advertising and representations made by businesses in the sale of products, which will apply to us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under “Risk Factors,” which could cause our actual results to differ from those projected in any forward-looking statements we make.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholder.  We will only receive proceeds from the sale of the Purchase Shares to Triton pursuant to the CSPA.  We intend to use the proceeds that we may receive from the sale of Purchase Shares to Triton for general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the Purchase Shares.  We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment Amount, such that the proceeds received would be a source of financing for us.  We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

DETERMINATION OF OFFERING PRICE

The offering price has been determined pursuant to the terms of the CSPA, dated February 14, 2019 between the registrant and the Triton.  The Company’s calculation of the maximum number of shares that may be registered for resale under the CSPA pursuant to this Registration Statement is based upon the purchase price per share which shall be 85% of the average of two lowest closing prices of our common stock five days prior to the Closing Date. The Company estimates that the maximum number of shares to be issued under the CSPA is an additional 10,000,000.  The figure also includes shares held by certain of our current shareholders.  On February 11, 2019, the last reported sale price of our common stock was $0.1709.

MATERIAL TERMS OF PURCHASE AGREEMENT WITH TRITON

The CSPA

On February 14, 2019 (the “Closing Date”), the Company entered into the CSPA with Triton Funds LP, whereby, upon the terms and subject to the conditions thereof, Triton is committed to purchase shares of the Company’s common stock at an aggregate price of up to $1,000,000 (the “Total Commitment Amount”) over the course of the CSPA.

The actual amount of proceeds the Company receives pursuant to each Purchase Notice (each, the “Purchase Notice”) is to be determined by multiplying the Purchase Notice Share amount requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 85% of the average of two lowest closing prices of our common stock five days prior to the Closing Date.

The pertinent provisions of the CSPA regarding the issuance of the Purchase Notices are set forth below.

Upon the terms and conditions set forth (in the CSPA), Triton shall have the right, but not the obligation, to direct the Company, by its delivery to the Company of a Purchase Notice from time to time, to purchase Purchase Notice Shares provided that the amount of Purchase Notice Shares shall not exceed the Beneficial Ownership Limitation (9.99%) set forth in the CSPA.

At any time and from time to time during the Commitment Period, except as provided in the CSPA, Triton may deliver a Purchase Notice to Company, subject to satisfaction of the conditions set forth in Section 7.2 and otherwise provided in the CSPA. The Company shall deliver the Purchase Notice Shares as DWAC Shares to Triton immediately upon receipt of the Purchase Notice.

A Purchase Notice shall be deemed delivered on (i) the Business Day it is received by email by the Company if such notice is received on or prior to 8:00 p.m. New York time or (ii) the immediately succeeding Business Day if it is received by email after 8:00 p.m. New York time on a Business Day or at any time on a day which is not a Business Day.

The Closing of a Purchase Notice shall occur no later than one (1) Business Day following the Clearing Date, whereby Triton, shall deliver the Investment Amount (minus the Clearing Costs), by wire transfer of immediately available funds to an account designated by the Company.

If, by the day after the Expiration Date, Triton has invested less than the Commitment Amount, pursuant to this Agreement, Triton shall within one (1) Business Day transfer to the Company the amount representing the difference between the Commitment Amount and the amount Triton has already paid to the Company. The Purchase Price for this amount shall be 85% of the average of the Two lowest closing prices of the Common Stock for the previous five Business Days, (ii) the Company shall immediately deliver the Purchase Notice Shares as DWAC Shares to Triton, and (iii) Triton shall immediately wire to the Company the Purchase Price multiplied by the lessor of the Beneficial Ownership Limitation or the remaining Commitment Amount.

The Registration Rights Agreement

On the Closing Date, and in connection with the CSPA, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Triton whereby the Company is obligated to file the Registration Statement to register the resale of the Purchase Notice Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

The Company agreed that it shall, within ninety (90) calendar days from the execution date of the Registration Rights Agreement, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities (beginning with the Purchase Notice Shares) as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by Triton, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and Triton in consultation with their respective legal counsel, subject to the aggregate number of authorized shares of the Company’s Common Stock then available for issuance in its Certificate of Incorporation. The initial Registration Statement shall register only the Registrable Securities. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. Triton shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Registration Statement and any amendment declared effective by the SEC at the earliest possible date. The Company shall use reasonable best efforts to keep the Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date as of which Triton may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities and (ii) the date on which Triton shall have sold all the Registrable Securities covered thereby and no Available Amount remains under the CSPA. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

We anticipate we will need approximately $5,000,000 to successfully carry out our business plans which include legal fees and purchase of assets, including real estate, and build out of our future manufacturing facility.

SELLING SECURITY HOLDER

This prospectus will be used for the offering of shares of our common stock owned by a selling security holder.  Triton may offer for sale up to 10,000,000 shares of our common stock pursuant to the terms of the CSPA.  The shares of common stock will be issued pursuant to Regulation D and Section 4(a)(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.  The shareholder is a sophisticated investor who is personally known by our current management. We will only receive proceeds from our sale of our shares of common stock under the CSPA to Triton.

The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act.  Triton has been advised to notify any purchaser of its shares that none of the proceeds from the sale of their stock will go to the Company.  All expenses of this offering are being paid for by us on behalf of selling security holder.  The following table sets forth information regarding Triton.  Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

The following table details the number of shares owned by Triton, and the number of shares that may be offered by Triton.  Triton is deemed an underwriter and therefore this offering is also considered an indirect primary offering.  Triton may sell up to 10,000,000 shares of our common stock.  Triton will not assign its obligations under the CSPA of credit.

Name of Security Holder	Shares owned as of date of prospectus (1)	Shares beneficially owned as of date of prospectus (2)	Percentage owned as of date of prospectus	Percentage owned after offering complete (3)	Maximum number of shares to be sold (4)	Shares beneficially owned after offering complete	Position, office or other material relationship to Company within last 3 years

Triton Funds, LP	0	0	0.00%	0.00%	10,000,000	0.00	Investor

(1) This column represents the actual number of shares owned by the shareholder without consideration of any shares beneficially owned by shareholder’s principal’s spouse or minor child.

(2) This column represents the actual number of shares beneficially owned.

(3) This column represents the percentage held in the event all of the 10,000,000 shares in the Resale Offering are sold.

(4)   10,000,000 of the shares referenced in this column of the table have not been issued but are being registered and are available for issuance under the CSPA provided the terms of such agreement are satisfied.

The principal of the selling shareholder entity identified above are as follows:

Triton Funds, LP – Dmitriy Slobodskiy, Partner.

All of the shares offered by this prospectus may be offered for resale, from time to time, by Triton, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, or pursuant to SEC Rule 144.  Triton may affect these transactions by selling its future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions.  Triton is deemed an underwriter and therefore this offering is also considered an indirect primary offering as to such shares.  Triton may sell up to 10,000,000 shares, none of which have previously been issued to it pursuant to the terms of the CSPA.  Triton will not assign its obligations under the CSPA.

Triton will pay all commissions, transfer taxes and other expenses associated with its sales.  In the event Triton sells all of its shares in the secondary offering it will own no shares in the Company upon completion of the secondary offering.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 10,000,000 Shares of our common stock, par value $0.001 per share, by Triton, consisting of 10,000,000 shares that are available for sale by Triton pursuant to the CSPA.

Triton may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  Triton may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

According to the terms of the CSPA, neither Triton nor any affiliate of Triton acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

Triton may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a seller will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  Triton cannot assure that all or any of the shares available to it and offered in this prospectus will be issued to, or sold by, Triton.  In addition, Triton and any brokers, dealers or agents, upon effecting the sale of any of the shares available to Triton and offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Triton.  Triton may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the sellers.

Triton acquired the securities offered hereby in the ordinary course of business. Triton has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by Triton.  We will file a supplement to this prospectus if Triton enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the any seller uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the sellers.  Triton will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Triton is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the CSPA. On each Closing Date, the number of Purchase Shares then to be purchased by Triton shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by Triton beneficially or deemed beneficially owned by Triton, would result in it owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Triton, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 9.99% of the Common Stock following such Closing Date.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  We have agreed to indemnify Triton and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $15,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by sellers.  We may, however, receive proceeds from the sale of our common stock under the CSPA.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $15,000 including, but not limited to, legal, accounting, printing and mailing fees.  The sellers, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 150,000,000 shares of Common Stock, $0.001 par value per share; and (ii) 2,000,000 shares of blank-check preferred stock, $0.001 par value per share.

Class A Common Stock

We are authorized to issue 150,000,000 shares of Common Stock. As of the filing date of this prospectus, 21,653,625 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Preferred Stock

We are authorized to issue up to 2,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Plan Description at December 31, 2017 and 2016	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Initial Number of Securities Available for Issue Under the Plan			1,000,000

Total Equity Plan Options outstanding at December 31, 2015 (1)	90,000	$0.34	4,243,072
Total options approved and issued in 2016	-	-	-
Options exercised by holders in 2016	15,000	-	-
Total Equity Plan Options outstanding at December 31, 2016 (2)	75,000	$0.41	*-
Total options approved and issued in 2017	-	-	-
Options expired in 2017	10,000	-	-
Total Equity Plan Options outstanding at December 31, 2017 (3)	65,000	$0.35	*-

(1)	The number of Options issued and exercised under the Plan in the years 2007 through 2016 and the increases in securities added to the Plan* for each year are as follows:

Year	Options Granted	Options Forfeited or Exercised		Securities added to Plan	Securities available* at December 31st
2007	155,000	-0-		-0-	845,000
2008	240,000	-0-		479,900	1,084,900
2009	195,000	-0-		482,500	1,372,400
2010	145,000	(255,000)		483,300	1,965,700
2011	-0-	(390,000)		462,500	2,818,200
2012	-0-	-0-		462,500	3,280,700
2013	-0-	-0-		462,500	3,743,200
2014	-0-	-0-		499,872	4,243,072
2015	-0-	-0-		*	*
2016	-0-	15,000	[1]	*	*
2017	-0-	10,000	[2]	*	*

* The plan was terminated on June 29, 2015.

1No options were cancelled and 15,000 options were exercised in 2016.

210,000 options expired and no options were exercised in 2017.

(2)	Of the 75,000 options still active as of December 31, 2016: (i) 10,000 expire at 11-2-2017; (ii) 15,000 expire at 12-31-2018; (iii) 30,000 expire at 11-6-2019; and, (iv) 20,000 expire at 12-23-2020.

(3)	Of the 65,000 options still active as of December 31, 2017: (i) 15,000 expire at 12-31-2018; (ii) 30,000 expire at 11-6-2019; and, (iii) 20,000 expire at 12-23-2020.

In February 2018, the Company adopted the Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan (“2018 Plan”). The purpose of the 2018 Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company.  Awards that can be granted from the 2018 Plan include registered shares, restricted shares and options as well as the direct award or sale of shares of the Company’s common stock. The aggregate number of shares which may be issued or transferred pursuant to an award shall not exceed 5,000,000 shares of authorized common stock of the Company. Subsequent to the adoption of the 2018 Plan, the Company filed Form S-8 with the Securities and Exchange Commission to register 1,000,000 shares of the Company’s common stock pursuant to a consulting agreement.

Convertible Securities

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a consultant for the transaction. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent non-cash offering costs directly related the sale of the Company’s common stock to this investor (see NOTE 9). As a result, the debt discount of $10,000, commitment fee of $2,500, legal fee of $2,500, commission to a third-party consultant of $5,950 and the non-cash debt issuance costs of $26,400, totaling $47,350, were recorded as a direct reduction from the carrying value of the principal amount in the consolidated balance sheet at the time of the agreement. These costs were amortized as interest expense immediately upon issuance because the first note was immediately convertible by the note holder. The principle amount of $100,000 was repaid in June 2017 together with interest expense of $5,000.

The Company did not receive additional funding from the investor and therefore, no additional convertible note agreement was issued.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Company. Its offices are located at 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033 and their facsimile number is (702) 433-1979.

Section 15(g) of the Securities Exchange Act of 1934 – “Penny Stock” Disclosure

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of December 31, 2017 and 2016, included in this prospectus have been audited by KWCO, PC of Odessa, Texas, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited financial statements as of December 31, 2017 and 2016, included in this prospectus have been prepared by the management of the Company.

The validity of the securities offered by this prospectus will be passed upon for us by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 65,000 shares of our common stock.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of business, principal products, services and their markets

Acacia Diversified Holdings, Inc. (“we”, “us”, the “Company”, or the “Parent Company”) was incorporated in Texas on October 1, 1984 as Gibbs Construction, Inc. (“Gibbs”). The Company changed its name from Gibbs Construction, Inc. to Acacia Automotive, Inc. effective February 20, 2007. On October 18, 2012, the Company changed its name from Acacia Automotive, Inc. to Acacia Diversified Holdings, Inc. in an effort to exemplify the Company’s desire to expand into alternative industries as well as more diversified service and product offerings.

On January 15, 2016, the Company acquired the assets and businesses of the MariJ Group of companies that included MariJ Agricultural, JR Cannabis Industries, LLC and Canna-Cures Research & Development Center, LLC.  The transaction has an effective date of January 4, 2016. On January 19, 2016, the Company filed a Current Report on Form 8-K announcing the acquisition. The Company subsequently filed expanded and updated information relating to that acquisition on its Amended Current Report on Form 8-K/A on April 25, 2016.  That document is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htmand on the SEC website at:

https://www.sec.gov/Archives/edgar/data/1001463/000118518516004336/0001185185-16-004336-index.htm

In 2016, following the acquisition, the Company formed two new subsidiaries to conduct its new industrial hemp business activities, being MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures”). In 2017, the Company formed a new subsidiary Eufloria Medical of Tennessee, Inc. (“EMT”) to conduct its industrial hemp growing, processing and retail business in the state of Tennessee, under the state’s pilot program.

MariJ Pharmaceuticals, Inc.

MariJ Pharma has a proprietary mobile CO2, supercritical (industrial hemp) oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART 205. MariJ Pharma extracts and processes very high quality, high-cannabinoid profile content medical grade hemp oils from medicinal industrial hemp plants.  MariJ specializes in organic strains of the plant where available, setting itself apart from the general producers of non-organic products.

Currently, the Company is performing its industrial hemp extraction activities in the states of Colorado, North Carolina and Tennessee, where its activities are deemed legal under the laws of such states.

Canna-Cures Research & Development Center, Inc.

Canna-Cures engaged in research and development activities as well as retail and wholesale distribution of medicinal hemp products and dietary supplements in Colorado until it closed operations in July 2017. We sold oil-infused industrial hemp products, e.g. tinctures, capsules, honey, etc., in our Colorado retail shop. Since closing our retail shop in Colorado, we ceased operations in Colorado and did not have any other operations in Colorado. At the present time, we are not distributing these products through other channels. We anticipate selling these oil-infused products in a retail shop in Tennessee in the near future.  As a part of its R&D efforts, Canna-Cures sought to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medicinal hemp products.

Canna-Cures launched its first research and development center in Colorado. In conjunction with that opening, Canna-Cures officially launched the Dahlia’s Botanicals Endocannabinoid Nutraceuticals product line.  A portion of the proceeds from our Dahlia’s Botanicals line are awarded to the Canna Moms 501(c)(3) organization in support of its continuing public education and awareness campaign.

Eufloria Medical of Tennessee, Inc.

EMT is preparing to commence its retail and wholesale distribution of medicinal hemp products and dietary supplements in Tennessee. It anticipates operations to begin in the second quarter of 2018. In addition to our current extraction operations in the State of Colorado, EMT was invited to be part of the hemp pilot program in Tennessee. This program has provided EMT a license to grow, manufacture, and dispense hemp oil in Tennessee and represents the first step in moving its operations to the east coast of the United States. EMT has been issued a processor’s license and its Director and Tennessee resident, Gary Roberts, has been issued a grower’s license and plans on participating in this pilot program through this new, wholly-owned subsidiary. The grower’s license expired on April 25, 2018 but has been renewed in the name of EMT due to the directorship of Mr. Roberts and we expect to receive the new license after its dissemination by the Tennessee Department of Agriculture after June 1, 2018.  The processor’s license allows EMT to process, manufacture and distribute industrial hemp oil.

As provided in Sec. 7606 of the 2014 Federal Farm Bill industrial hemp may only be grown as part of a research or pilot project.  The 108th General Assembly enacted Public Chapter 916 regarding the growing of industrial hemp in Tennessee. The Act removes industrial hemp from the definition of marijuana in the Tennessee criminal code. The cultivation of industrial hemp is now available as an option for Tennessee farmers on a limited basis. The Commissioner of the Tennessee Department of Agriculture has promulgated regulations establishing a program of licensing authorized hemp producers.

Sec. 7606. Legitimacy of Industrial Hemp Research contained in the 2014 Federal Farm Bill, which was signed into law Feb. 7, provides for the cultivation of industrial hemp for purposes of research by institutions of higher education or state departments of agriculture in states where it is legal. The interaction of the U.S. Drug Enforcement Agency (DEA) and the provisions of Sec. 7606 is a developing process. As TDA develops Tennessee’s industrial hemp program every effort will be made to minimize the impact of federal law on potential hemp producers in Tennessee.   In May of 2016 the law was amended to allow for a processor license.  We now have a processor license.

The regulations are available at http://publications.tnsosfiles.com/rules/0080/0080-06/0080-06-28.20150415.pdf

Distribution methods of the products and services

MariJ Pharma extracts and processes a very high quality, high-cannabinoid profile content medical grade industrial hemp oils from industrial hemp plants in its propriety mobile CO2, supercritical industrial hemp oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART205. The finished product is then delivered to its customers.

EMT plans to sell medicinal hemp products and dietary supplements primarily through retail dispensaries in Tennessee and through a dedicated distribution model.

Status of any publicly announced new products or services

The Company’s business plan includes developing its proprietary GeoTrackingTechnology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labelling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail Point of Sale delivery system.

The Company also plans to enter into research and development projects with institutions of higher learning in efforts to:  (i) develop new and better strains of medical industrial hemp related products for dispensing as medications, nutraceuticals, cosmeceuticals, and potential dietary supplements; and (ii) provide private label packaging services; and (iii) sell additional medical industrial hemp oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose; and (iv) sell cosmeceutical and nutraceutical products and dietary supplements containing its high-quality hemp oil extracts.

The Company currently does not have sufficient working capital to pursue our business plan in its entirety as described herein. Our ability to implement our business plan will depend on our ability to obtain sufficient working capital and to fund our operations. No assurance can be given that we will be able to obtain additional capital, or, if available, that such capital will be available at terms acceptable to us, or that we will be able to generate profit from operations, or if profits are generated, that they will be sufficient to carry out our business plans, or that the plans will not be modified.

Competitive business conditions and the Company’s competitive position in the industry and methods of competition

Any industry served by the Company is likely to be highly competitive across the entire United States and the rest of the world. In particular, the industrial hemp industry, being the impetus of all the Company’s attention at this juncture, is very highly competitive and has drawn thousands of competing entities.  While the Company believes its technology, programs, and plans place it in a posture to compete at the highest levels, the sheer numbers of competitors must be recognized. The Company has elected to devote the majority of its efforts on production and sales of its products and services within the continental United States but may institute operations in diverse countries.  Even so, the Company must be considered as currently competing with other companies in diverse countries that can potentially produce and sell competitive products at lower prices.  While the Company believes that there are other hurdles for those foreign entities to overcome, including the high cost of international shipping to U.S. buyers, we believe that they nonetheless can compete with us in our markets.  We will potentially compete with a variety of companies, both domestic and international, and as such will be subject to various levels of competition. There is no assurance the Company will be able to adhere to its plans or to engage in any acquisitions or mergers.  The Company will consider potential opportunities to buy, sell or distribute its products in other countries.

Sources and availability of raw materials and the names of principal suppliers

One of the ingredients used in the extraction process is carbon dioxide. MariJ Pharma depends on a supplier to supply high quality carbon dioxide. This supplier produces the highest quality carbon dioxide for the industrial hemp industry. If MariJ Pharma was not able to continue obtaining carbon dioxide from this supplier, it would need to look to other suppliers to supply this critical ingredient. However, the quality of the ingredient would suffer and the Company may not be able to obtain it at reasonable cost. At the present time, the Company is not anticipating a disruption of service by this supplier, whose identity we choose to keep confidential.

Dependence on one or a few major customers

During the year ended December 31, 2017, the Company’s revenues were concentrated on three customers, CBD Rx, Precision Cultivation, Inc. and Blue Circle Development, Inc., who accounted for approximately 33%, 28% and 32%, of the total consolidated revenues, respectively.

During the year ended December 31, 2016, the Company’s revenues were concentrated on two customers, CBD Rx and Blue Circle Development, Inc., who accounted for approximately 72% and 23%, of the total consolidated revenues, respectively.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

The Company currently has patents pending, trademarks pending, and no franchises, concessions, royalty agreements or labor contracts. The Company intends to acquire, through its MariJ Pharma subsidiary, portions or complete ownership of licenses and grow operations in one or more states and is seeking to cultivate, organically extract and process its medicinal industrial hemp crops year around in indoor facilities.  The acquisition of these licenses is anticipated to provide the Company with the opportunity to compound medicinal products using mixtures of high cannabinoid profile oils that have very little hallucinogenic properties but have significantly improved medicinal properties.

Effect of existing or probable governmental regulations on the business

A majority of the states that have legalized the growing, production, and use of industrial hemp oil have passed legislation authorizing the use of high-CBD content and low-THC content oils.  As a result, and in keeping with regulations and laws in those venues, the Company, through its subsidiaries, intends to concentrate on those products unless and until the laws change to facilitate a wider range of grow and production opportunities.  The Company does have the technology and capability of extracting high-THC oils in those venues that do allow it and will provide services to growers in those areas as contracted. The Company, through its new subsidiaries, will operate in the medical industrial hemp sector.  In order to help our shareholders better understand the products we intend to employ in our business plans, we have provided certain explanations and definitions below.

The Company will initially extract and process a derivative of the industrial hemp plant known as CBD oil. CBD is one of dozens of compounds found in industrial hemp plants that belong to a class called cannabinoids. Of these compounds, CBD, CBG, CBN, CBC and THC are usually present in the highest concentrations and have the most common practical applications in the medical field.  The Company’s subsidiaries currently give most attention to high-CBD/low-THC products.  Hemp, unlike most modern-day medicine, contains a wide range of chemical compounds. Scientists have identified to date, over 114 unique molecules in industrial hemp known as cannabinoids, which include THC and CBD. Many other non-cannabinoid compounds are produced by the plant, but these are the compounds that are most addressed as having a use by the medical community.

Terpenes, the molecules responsible for industrial hemp’s smell, among other things, have been shown to block some cannabinoid receptor sites in the brain while promoting cannabinoid binding in others. As a result, terpenes are believed to affect many aspects of how the brain takes in THC or CBD, while offering various therapeutic benefits of their own. In fact, while THC has gotten most of the attention, studies suggest many of the compounds in industrial hemp work together to produce a synergy of effects. This is known as the “entourage effect.”

CBD and THC levels tend to vary between different strains and varieties of industrial hemp.  By using selective breeding techniques, certain growers have managed to create varieties with high levels of CBD and CBG being the varieties currently employed for oil production by the Company’s MariJ Pharmaceuticals subsidiary.  That subsidiary also specialized in extracting oil from certified organic plants, rather than the standard non-organic varieties.

Unlike THC; CBD, CBG, CBC, and CBN do not cause a high or hallucinogenic effect. The reason why CBD is non-psychoactive is due to its lack of affinity for CB1 receptors, such as are found in high concentrations in the brain, and which become the channels through which THC is able to port its psychoactive effects.

Like most other companies in this industry, we are subject to various business regulations, permits and licenses. The Company, through its new subsidiaries, has entered a new business realm that may entail considerably more regulation than its previous endeavors, and faces uncertainties related to federal laws that are in conflict with state laws in which the Company’s subsidiaries now operate or may operate in the future. It is possible that the federal government will ease its regulations relating to the industrial hemp industry, or even legalize the operation of and transporting of products resulting from business operations in that sector.  However, it is also possible that the government may decide to harden its stance against industrial hemp related products.  In the event the federal government takes a harder stance against industrial hemp-related products, the Company could suffer impairment of its operations and could sustain substantial losses.  The Company cannot foresee what direction the federal government may take in these matters, if any, but sees continuing evidence that various states are legalizing industrial hemp products, both high-CBD/low-THC compounds as well as compounds containing high levels of THC for medicinal values. The Company believes that it has complied with appropriate state requirements for operations and believes it has obtained all permits necessary to function under the current state regulations where we have business operations.

The medical industrial hemp industry faces very uncertain regulation in the light of the continuing deregulation of industrial hemp products in many states, either as high-CBD/low-THC products, or as high-THC products, but the continuing regulation of the industrial hemp industry by the federal government.  While the federal government has for several years chosen to not intervene in the industrial hemp business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of industrial hemp-based products.  Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines.  In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer substantial losses.  In the event the federal government was to loosen or change its rules or laws in favor of the industry, the Company would have an opportunity to benefit substantially if it were properly positioned to take advantage of the new opportunities.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside the federal laws by accepting deposits from industrial hemp oil producers.  Many states have legalized the growing, production, sale, and consumption of various industrial hemp related products, but the federal government has continued to take the position that such activities are not legal.  However, the federal government has taken the posture for years that it will defer to the states in those matters insofar as certain products, such as those containing a high concentration of THC, are not transported across state lines.  As such, many nationally-chartered banks fear prosecution under money-laundering or other statutes, relegating some businesses to maintain large sums of cash on hand, and meeting payrolls and accounts payable obligations with cash rather than checks.  As a result, those businesses are placed at high risk of internal and external theft and crimes relating to the lack of controls and security afforded by transactional banking.  The Company is currently utilizing various financial institutions for its deposit needs, but this still creates risks when the proceeds at diverse production locations, often themselves in cash due to the same issues, cannot be deposited in nearby accessible depositories.  The Company has an armored vehicle for use in the transport of cash and industrial hemp products but believes those risks will not be minimized until national depository institutions allow industrial hemp-related businesses to utilize their facilities.

Estimate of the amount of money spent during each of the last two fiscal years on research and development

The Company spent a de-minimus amount on research and development during its last two fiscal years.

Costs and effects of compliance with environmental laws

The industrial hemp industry, just like other industries, impacts our environment. Environmental laws relating to water rights, energy consumption, pollution, and overall carbon footprint all can and do impact the industrial hemp industry.

While some areas of environmental law focus on the protection of the environment, others are designed to control human use of natural resources by setting up a system of environmental approvals. Environmental laws cover topics such as chemicals and pesticides, climate change and energy, coastal, marine and fisheries management, farming and private land management, forestry, clearing vegetation, trees, marine, pollution, water, just to name a few. Given all the facets of both indoor, outdoor, and greenhouse cultivation, in addition to chemical-intensive extractions and infusions of industrial hemp products, it is easy to see why environmental laws are coming into play in the industrial hemp industry.

One of the most common environmental law issues for the industrial hemp industry is waste management. Most states that legalize some form of industrial hemp consumption strictly dictate the disposition and storage of the industrial hemp by-products, as well as the types of pesticides, soil amendments, and fertilizers that can be safely applied to industrial hemp crops.

However, fewer states have enacted laws dealing with the industry’s impact on water and air quality, but the industry is certainly under more scrutiny. In certain states, producers and processors must pay a fee to their local or state government and submit an application for a permit, provide information on odor control equipment for producing, growing, or processing and solvent usage information for each type.

Energy consumption by industrial hemp growers is also becoming an important issue. The significant use of electricity in indoor industrial hemp production has caused concerns for the carbon-footprint of its production. States may pass legislatures to regulate energy consumption by passing the cost of such effects and consumption onto the industrial hemp industry by instituting licensing and permitting fees.

Outdoor growers are not completely free of environmental concerns. They are also facing pressure under environmental laws because outdoor growing has led to deforestation, loss of wildlife, and erosion, and it often requires large amounts of water and pesticides.

Number of total employees and number of full-time employees

As of February 14, 2019, the Company had a total of six full-time employees and two part-time employees.

Most Recent Audited Financial Information

During the year ended December 31, 2017, we generated revenues of $478,231 and incurred a net loss of $1,833,728. We have a cumulative deficit of $4,953,946 at December 31, 2017.

Available Information

Our Web address is www.acaciadiversifiedholdings.com. The Company attempts to make its electronic filings with the Securities and Exchange Commission (“SEC”), including all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and if applicable, amendments to those reports, available free of charge on its Web site as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. In addition, information regarding our board of directors is available on our Web site. The information posted on our Web site is not incorporated into this Annual Report on Form 10-K.

Any materials that we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet Web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer, Inc. at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119. The transfer agent’s telephone number is (702) 361-3033.

Financing Transaction Related to the Offering

The CSPA

On February 14, 2019 (the “Closing Date”), the Company entered into the CSPA with Triton Funds LP, whereby, upon the terms and subject to the conditions thereof, Triton is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $1,000,000 (the “Total Commitment Amount”) over the course of the CSPA.

The actual amount of proceeds the Company receives pursuant to each Purchase Notice (each, the “Purchase Notice”) is to be determined by multiplying the Purchase Notice Share amount requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 85% of the average of two lowest closing prices of our common stock five days prior to the Closing Date.

The pertinent provisions of the CSPA regarding the issuance of the Purchase Notices are set forth below.

Upon the terms and conditions set forth (in the CSPA), Triton shall have the right, but not the obligation, to direct the Company, by its delivery to the Company of a Purchase Notice from time to time, to purchase Purchase Notice Shares provided that the amount of Purchase Notice Shares shall not exceed the Beneficial Ownership Limitation (9.99%) set forth in the CSPA.

At any time and from time to time during the Commitment Period, except as provided in the CSPA, Triton may deliver a Purchase Notice to Company, subject to satisfaction of the conditions set forth in Section 7.2 and otherwise provided in the CSPA. The Company shall deliver the Purchase Notice Shares as DWAC Shares to Triton immediately upon receipt of the Purchase Notice.

A Purchase Notice shall be deemed delivered on (i) the Business Day it is received by email by Triton if such notice is received on or prior to 8:00 p.m. New York time or (ii) the immediately succeeding Business Day if it is received by email after 8:00 p.m. New York time on a Business Day or at any time on a day which is not a Business Day.

The Closing of a Purchase Notice shall occur no later than one (1) Business Day following the Clearing Date, whereby Triton, shall deliver the Investment Amount (minus the Clearing Costs), by wire transfer of immediately available funds to an account designated by the Company.

If, by the day after the Expiration Date, Triton has invested less than the Commitment Amount, pursuant to this Agreement, Triton shall within one (1) Business Day transfer to the Company the amount representing the difference between the Commitment Amount and the amount Triton has already paid to the Company. The Purchase Price for this amount shall be 85% of the average of the Two lowest closing prices of the Common Stock for the previous five Business Days, (ii) the Company shall immediately deliver the Purchase Notice Shares as DWAC Shares to Triton, and (iii) Triton shall immediately wire to the Company the Purchase Price multiplied by the lessor of the Beneficial Ownership Limitation or the remaining Commitment Amount.

Registration Rights Agreement

The Registration Rights Agreement

On the Closing Date, and in connection with the CSPA, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Triton whereby the Company is obligated to file the Registration Statement to register the resale of the Purchase Notice Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

The Company agreed that it shall, within ninety (90) calendar days from the execution date of the Registration Rights Agreement, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities (beginning with the Purchase Notice Shares) as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by Triton, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and Triton in consultation with their respective legal counsel, subject to the aggregate number of authorized shares of the Company’s Common Stock then available for issuance in its Certificate of Incorporation. The initial Registration Statement shall register only the Registrable Securities. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. Triton shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Registration Statement and any amendment declared effective by the SEC at the earliest possible date. The Company shall use reasonable best efforts to keep the Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date as of which Triton may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities and (ii) the date on which Triton shall have sold all the Registrable Securities covered thereby and no Available Amount remains under the CSPA. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

DESCRIPTION OF PROPERTY

During the year ended December 31, 2017, the Company’s EMT subsidiary purchased a parcel of land in Tennessee. The Company does not currently own any other real properties.

The Company rents its administrative office in Clearwater, Florida on a month to month basis and has a two-year lease on its retail space in Nashville, Tennessee.

LEGAL PROCEEDINGS

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

(a) Market Information

Our common stock is presently quoted on the OTCQB of the OTC Markets marketplace under the trading symbol ACCA. Historically, trading in our stock has been very limited and the trades that have occurred cannot be characterized as amounting to an established public trading market. As a result, the trading prices of our common stock may not reflect the price that would result if our stock was actively traded.

The following are high and low closing prices quoted on the OTCQB during the periods indicated.

	Closing Prices
	High	Low
Quarters ending in 2017
March 31	$2.00	$1.30
June 30	$1.75	$1.07
September 30	$1.29	$1.41
December 31	$0.59	$0.34
Quarters ending in 2018
March 31	$1.00	$0.32
June 30	$0.85	$0.16
September 30	$0.30	$0.15
December 31	$0.25	$0.12

(b) Holders

As of December 31, 2018, the Company had 224 registered stockholders of record. The Company believes that it may also have as many as 200 or more additional beneficial shareholders.  The number of both shareholders of record and beneficial shareholders may change on a daily basis and without the Company’s immediate knowledge.

(c) Dividends

Holders of common stock are entitled to receive dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The board of directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class of series of our capital stock, and if so, from which date or dates; and (iii) the relative rights of priority of payment of dividends, if any, between the various classes and series of our capital stock. We have not paid any dividends and do not have any current plans to pay any dividends.

(d) Securities authorized for issuance under equity compensation plans

At its meeting of directors on February 1, 2007, the Company’s board of directors approved the Acacia Automotive, Inc. 2007 Stock Incentive Plan1 (the “Plan”), which was approved by our stockholders on November 2, 2007, reserving 1,000,000 shares to be issued there under in the form of common stock or common stock purchase options.  On July 26, 2012, our shareholders voted to update and extend the Acacia Automotive, Inc. 2007 Stock Incentive Plan, renaming it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. Warrants, which may be included as equity compensation of used in other manners, are not a component of the Plan. On June 29, 2015 shareholders holding a majority of the shares of the Company voted to discontinue the Company’s stock incentive plans but shares or options may still be authorized and issued by the Company’s Board of Directors. In resolutions since the implementation of the Plan, the directors granted restricted stock, warrants, and options for compensation summarized as follows as of December 31, 2017:

SUMMARY OF EQUITY COMPENSATION PLANS

Plan Description at December 31, 2017 and 2016	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Initial Number of Securities Available for Issue Under the Plan			1,000,000

Total Equity Plan Options outstanding at December 31, 2015 (1)	90,000	$0.34	4,243,072
Total options approved and issued in 2016	-	-	-
Options exercised by holders in 2016	15,000	-	-
Total Equity Plan Options outstanding at December 31, 2016 (2)	75,000	$0.41	*-
Total options approved and issued in 2017	-	-	-
Options expired in 2017	10,000	-	-
Total Equity Plan Options outstanding at December 31, 2017 (3)	65,000	$0.35	*-

(1)	The number of Options issued and exercised under the Plan in the years 2007 through 2016 and the increases in securities added to the Plan* for each year are as follows:

Year	Options Granted	Options Forfeited or Exercised		Securities added to Plan	Securities available* at December 31st
2007	155,000	-0-		-0-	845,000
2008	240,000	-0-		479,900	1,084,900
2009	195,000	-0-		482,500	1,372,400
2010	145,000	(255,000)		483,300	1,965,700
2011	-0-	(390,000)		462,500	2,818,200
2012	-0-	-0-		462,500	3,280,700
2013	-0-	-0-		462,500	3,743,200
2014	-0-	-0-		499,872	4,243,072
2015	-0-	-0-		*	*
2016	-0-	15,000	[1]	*	*
2017	-0-	10,000	[2]	*	*

* The plan was terminated on June 29, 2015.

1No options were cancelled and 15,000 options were exercised in 2016.

210,000 options expired and no options were exercised in 2017.

(2)	Of the 75,000 options still active as of December 31, 2016: (i) 10,000 expire at 11-2-2017; (ii) 15,000 expire at 12-31-2018; (iii) 30,000 expire at 11-6-2019; and, (iv) 20,000 expire at 12-23-2020.

(3)	Of the 65,000 options still active as of December 31, 2017: (i) 15,000 expire at 12-31-2018; (ii) 30,000 expire at 11-6-2019; and, (iii) 20,000 expire at 12-23-2020.

In February 2018, the Company adopted the Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan (“2018 Plan”). The purpose of the 2018 Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company. Awards that can be granted from the 2018 Plan include registered shares, restricted shares and options as well as the direct award or sale of shares of the Company’s common stock. The aggregate number of shares which may be issued or transferred pursuant to an award shall not exceed 5,000,000 shares of authorized common stock of the Company. Subsequent to the adoption of the 2018 Plan, the Company filed Form S-8 with the Securities and Exchange Commission to register 1,000,000 shares of the Company’s common stock pursuant to a consulting agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this Annual Report, including our consolidated financial statements and related notes set forth in Item 8. This discussion and analysis contains forward-looking statements, including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated and set forth in such forward-looking statements.

Forward-Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “could”, “predicts”, “potential”, “proposed”, or “continue” or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements due to numerous factors, including, but not limited to, availability of financing for operations, successful performance of operations, impact of competition and other risks detailed below as well as those discussed elsewhere in this registration statement on Form S-1 and from time to time in the Company’s Securities and Exchange Commission filings and reports.  In addition, general economic and market conditions and growth rates could affect such statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

General

These unaudited interim consolidated financial statements should be read in conjunction with the annual financial statements for the Company most recently completed fiscal year ended December 31, 2017. These unaudited interim consolidated financial statements do not include all disclosures required in annual financial statements, but rather are prepared in accordance with recommendations for interim financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited interim consolidated financial statements have been prepared using the same accounting policies and methods as those used by the Company in the annual audited financial statements for the year ended December 31, 2017.

Discussion on the Company’s Operations and Recent Event

MariJ Pharmaceuticals, Inc.  ("MariJ Pharma")

MariJ Pharma engages in the extraction and processing of very high quality, high-CBD/low-THC content medical grade hemp oils from medical hemp plants.  MariJ Pharma specializes in utilizing organic strains of the hemp plant, setting itself apart from the general producers of non-organic products.  In addition, MariJ Pharma has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJ Pharma will seek to become engaged as owner or co-owner of a grow facility such as to produce its own plants for processing. The Company intends to acquire, through its MariJ Pharma subsidiary, portions or complete ownership of licenses and grow operations in one or more states and seeks to cultivate, organically extract and process its medicinal hemp crops year around in indoor facilities.  The acquisition of these licenses is anticipated to provide the Company with the opportunity to compound medicinal products using mixtures of high cannabinoid profile oils that have very little hallucinogenic properties but have significantly improved medicinal properties. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of medicinal products in a sophisticated retail Point of Sale delivery system.

MariJ Pharma’s revenues are anticipated to be generated primarily from several activities, including but not limited to the following:

a.

Hemp oil extraction and processing. MariJ Pharma has a unique mobile hemp oil processing and extraction unit designed into a heavy-duty trucks.  That unit has already begun performing extractions and processing of medical hemp oils at various sites and is currently developing additional contracts for services.

b.	Wholesale sale of raw and processed medical hemp oils.
c.

Compounding and manufacturing.  MariJ Pharma has begun construction of a mobile laboratory and testing unit, also on a heavy-duty truck chassis, intended to address the growing demand for these services in the medical cannabis industry.

d.	Licensing and support of the Company’s GeoTraking Technology systems
e.	Processing and compounding services for medical grade hemp oils

On September 28, 2016, MariJ Pharmaceuticals, Inc. received an Organic Certification under the U.S. National Organic Program (7 CFR Part 205) for its proprietary CO2 mobile oil extraction process and handling from OneCert, Inc., the issuing authority for that certification. As such, MariJ is now authorized to process directly for certified organic farms and is able to produce certified organic oils.

The Company is preparing to seek additional investments and financing to pay the costs of building its second mobile oil extraction and processing unit, to finance final construction of its mobile compounding and manufacturing unit for the same industry, and to complete the roll-out of its GeoTraking Technology system. There can be no assurance the Company will be successful in its plans to generate the required capital.

Canna-Cures Research and Development Center, Inc.  (“Canna-Cures”)

The Company acquired the assets and the business of Canna-Cures Research & Development Center, LLC, a Florida limited liability company, on January 15, 2016.  The Company utilizes this subsidiary to engage in research and development activities as well as retail and wholesale distribution of medicinal hemp products and dietary supplements in the state of Colorado, depending upon our ability to comply in each instance with FDA rules and other regulations.  Canna-Cures closed its retail operations in 2017 and began to focus its efforts in its development activities in Tennessee.

Eufloria Medical of Tennessee, Inc. (“EMT”)

In addition to our current extraction operations, the Company has been invited to be part of the hemp pilot program in Tennessee. This program provides the Company the license to grow, manufacture, and dispense USDA organic hemp oil in Tennessee and represents the first step in moving its operations to the east coast of the United States. The Company plans on participating in this pilot program through this new, wholly-owned subsidiary.

In July 2018, the Company announced that its wholly-owned subsidiary, Eufloria Medical of Tennessee, Inc. (“EMT”), an entity focused on the growing and distribution of new and proprietary medicinal hemp products for patients. EMT intends to utilize MariJ Pharma's USDA certified organic mobile processing and handling solutions for its customers, and technology solutions for the expanding physician market, has leased a 14-acre farm with 32,000 square feet of indoor growing area in southern Tennessee.  EMT also acquired an option to purchase the farm upon favorable terms, which option, EMT intends to exercise as soon as possible.  The farm will provide the Company’s first grow facility, allowing for improved efficiencies through growing, processing and manufacturing the Company’s own product line and building sales through dedicated distributors.  The Company will grow its own plant material, process that plant material through another wholly owned subsidiary, MariJ Pharmaceuticals, Inc. (“MariJ”) and manufacture consumer products with the “EUFLORIA” branding for the dedicated distribution channels.

EMT will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medical hemp products. It is anticipated that EMT could generate revenues from the following activities:

1)

EMT will seek to enter into product development projects with institutions of higher learning in efforts to develop new and better strains of medical hemp related products for dispensing as medications, nutraceuticals, cosmeceuticals, and probably dietary supplements.  EMT anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

2)

Private label packaging services - the Company has obtained a majority of the equipment required to engage in the business of packaging and labeling of medical hemp oils, oil-infused products, and related items.

3)

Retail sales of medical hemp oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of hemp-infused products, and the Company is currently in the process of determining the status of those criteria.

4)	Retail and wholesale sales of cosmeceutical and nutraceutical products and dietary supplements containing its high-quality hemp oil extracts, subject to compliance with FDA and other regulations.
5)	Growing high quality hemp plants and extracting oil for sale or for manufacturing of oil-infused products.

The Company will require additional capital to execute these plans and there can be no assurance that the Company will be successful in its plans to generate that capital.

Medahub, Inc. (“Medahub”)

In July 2018, the Company announced the completion of its acquisition of Medahub Operations Group, Inc. and Medahub, Inc., technology companies (“Medahub”), complete with a current compounding pharmacy license in Florida. The Medahub acquisition allows the Company to be fully HIPAA compliant and cloud based on an HL7 platform. The Company can now offer licensing agreements for other cannabis companies wanting to be HIPAA compliant from left to right or seed to sale and Doctor to Patient. The Company is continuing to develop the capabilities of this technology ahead of marketing this platform to users.

Operating results for the three months ended September 30, 2018 and 2017:

For the three months ended September 30, 2018, the Company generated revenues of $29,931 from operations, compared to $63,772 for the three months ended September 30, 2017, a decrease of $33,841 or 53%. In 2017, revenues were primarily generated from extraction contracts.  Revenues from 2018 were primarily from extraction services performed and sales of the Company's products. The decrease in revenues was due to having fewer extraction contracts and more competitive industry condition in the extraction space driving processing pricing down in 2018. Average revenue per pound of processed flower decreased by 40% compared to 2017.  The Company will be making every effort possible to acquire extraction contracts on the east coast going forward where markets are unsaturated. The Company began employing a sales force of distributors to market and sell its products and plans on expanding its sales force in the near future. It also plans on opening its retail location in Tennessee to generate additional revenues from retail sales.

For the three months ended September 30, 2018, costs of goods sold was $67,462, compared to $18,997 for the three months ended September 30, 2017, an increase of $48,465, or 255%. Costs of goods sold was lower during the three months ended September 30, 2017 primarily due to the reversal of approximately $24,000 stock based compensation on unvested stock awards granted to an employee. Costs of goods sold in the three months ended September 30, 2018 also included costs related to sale of raw oil which did not exist last year.

As a result of the changes in revenues and costs of goods sold discussed above, the Company’s gross profit decreased from $44,775, or 70% of revenue for the three months ended September 30, 2017 to $(37,531), or (125)% of revenue for the three months ended September 30, 2018.

For the three months ended September 30, 2018, selling, general and administrative expenses were $344,485, compared to $186,328 during the three months ended September 30, 2017, an increase of $158,157, or 85%. The increase in these expenses are attributable to (1) an increase in travel and operating expenses related to our operations in Tennessee, (2) hiring additional personnel for our Tennessee operations, and (3) higher professional fees during the current period, especially from the Medahub acquisition.

During the three months ended September 30, 2018, the Company incurred interest expense of $30,294, compared to $0 for the three months ended September 30, 2017, an increase of $30,294. During the three months ended September 30, 2018, interest expense was primarily related to the notes payable to related party and on convertible note payable. At September 30, 2017, the Company consolidated all outstanding notes payable and the related accrued interest to the Company's CEO, resulting in no interest expense for the three months ended September 30, 2017.

As a result of the changes in revenues, costs and expenses, the Company incurred a net loss of $560,436 for the three months ended September 30, 2018, compared to a net loss of $154,218 for the three months ended September 30, 2017, an increase of $406,218, or 263%.

The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the industry grows, additional expenses are anticipated to be incurred in complying with various state and federal regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Operating results for the nine months ended September 30, 2018 and 2017:

For the nine months ended September 30, 2018, the Company generated revenues of $134,516 from operations, compared to $344,133 for the nine months ended September 30, 2017, a decrease of $209,617, or 61%.  The decrease in revenues was due to having fewer extraction contracts and more competitive industry condition in the extraction space driving processing pricing down in 2018. Average revenue per pound of processed flower decreased by 40% compared to 2017.  The Company will be making every effort possible to acquire extraction contracts on the east coast going forward where markets are unsaturated. The Company began employing a sales force of distributors to market and sell its products and plans on expanding its sales force in the near future. It also plans on opening its retail location in Tennessee to generate additional revenues from retail sales.

For the nine months ended September 30, 2018, costs of goods sold was $169,463, compared to $183,738 for the nine months ended September 30, 2017, a decrease of $14,275, or 8%. The decrease in our costs is primarily related to lower stock-based compensation and commissions paid and as a result of completing fewer extraction contracts during the nine months ended September 30, 2018.

As a result of the changes in revenues and costs of goods sold discussed above, the Company’s gross profit decreased from $160,395, or 47% of revenues, for the nine months ended September 30, 2017 to $(34,947), or (26%) of revenues, for the nine months ended September 30, 2018.

For the nine months ended September 30, 2018, selling, general and administrative expenses were $1,278,979, compared to $1,114,883 during the nine months ended September 30, 2017, an increase of $164,096, or 15%. The increase in these expenses are attributable to (1) an increase in travel and operating expenses related to our operations in Tennessee, (2) hiring additional personnel for our Tennessee operations, and (3) higher professional fees during the current period, especially from the Medahub acquisition.

During the nine months ended September 30, 2018, the Company incurred interest expense of $56,307, compared to $416,311 for the nine months ended September 30, 2017, a decrease of $360,004, or 86%. During the nine months ended September 30, 2018, the Company accrued interest on its notes payable to related party and its convertible notes payable in the amount of $43,507 and incurred a debt discount in the amount of $12,800 related to its convertible note payable. During the nine months ended September 30, 2017, the Company incurred interest on its notes payable to related party and to a convertible note holder in the amount of $28,962, issued common stock valued at $340,000 as interest on notes payable to related party, and amortized $47,350 of debt discount.

As a result of the changes in revenues, costs and expenses, the Company incurred a net loss of $1,523,721 for the nine months ended September 30, 2018, compared to a net loss of $1,373,536 for the nine months ended September 30, 2017.

The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the industry grows, additional expenses are anticipated to be incurred in complying with various state and federal regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Liquidity and Capital Resources

The Company’s cash position at September 30, 2018 increased by $22,461 to $50,878, as compared to a balance of $28,417, as of December 31, 2017. The net increase in cash for the nine months ended September 30, 2018 was attributable to net cash used in operating activities of $332,091, net cash used by investing activities of $23,322, offset by net cash provided by financing activities of $377,874.

As of September 30, 2018, the Company had negative working capital of $1,081,435 compared to negative working capital of $972,640, at December 31, 2017, a decrease of $108,795, attributable primarily to issuance of notes payable to its CEO, and issuance of a convertible note payable and its related derivative liability as a result of a variable conversion.

Net cash used in operating activities of $322,091 during the nine months ended September 30, 2018, was lower compared to the prior period of $492,849, primarily due to better collection from accounts receivable and settling accrued salary, bonus and expenses with the Company's CEO in the current period.

Net cash used by investing activities of $23,322 for the nine months ended September 30, 2018 was higher compared to $6,196 of cash used by investing activities for the nine months ended September 30, 2017. This is primarily attributable to the renovation of the Company's retail space in Tennessee.

Net cash provided by financing activities of $377,874 during the nine months ended September 30, 2018 decreased by $114,176 compared to $492,050 during the nine months ended September 30, 2017. In the current period, the Company's plan of operations required a smaller amount of financing compared to the prior period.

During the nine months ended September 30, 2018, the Company issued shares of its common stock valued at $17,649 to settle a related party liability, financed the purchase of a tractor in the amount of $21,794 and issue shares of its common stock to settle accrued expenses with its CEO in the amount of $446,625. During the nine months ended September 30, 2017, the Company issued shares of its common stock as costs directly related to entering into the equity purchase agreement with an investor. These shares were valued at $240,900. In addition, the Company also issued shares of its common stock to acquire property, valued at $50,723 and consolidated various notes payable, including accrued interest, with its CEO.

As reported in the accompanying consolidated financial statements, for the nine months ended September 30, 2018 and 2017, the Company incurred net losses of $1,523,721 and $1,373,536, respectively. The Company did not produce significant revenues in the periods presented and has sustained operating losses since inception. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital, successfully generate cash flows from its operations in Tennessee and achieve a level of profitability. Until recently where the Company obtained working capital from convertible notes financing and equity purchase agreement with an outside investor, the Company has financed its activities principally from working capital advances from related parties and issuing notes payable to its CEO. It intends to finance its future operating activities and its working capital needs largely from proceeds from the sale of equity securities, if any, combined with additional funding from its CEO. The sale of equity and convertible notes financing agreements may result in dilution to stockholders and those securities may have rights senior to those of common shares. If the Company raises additional funds through the issuance of convertible notes or other debt financing, these activities or other debt could contain covenants that would restrict the Company’s operations. Any other third-party funding arrangements could require the Company to relinquish valuable rights. The Company will require additional capital beyond its currently anticipated needs. Additional capital, if available, may not be available on reasonable terms or at all.

The Company has not generated significant revenue to date, and will not generate significant revenue in the foreseeable future. The Company expects to continue to incur operating losses as it proceeds with its pursuit of operating licenses in various states. The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the industry grows, additional expenses are anticipated to be incurred in complying with various regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Financial Condition

The Company’s total assets at September 30, 2018 and December 31, 2017 were $560,392 and $606,800, respectively, a decrease of $46,408, or 8%. Total liabilities at September 30, 2018 and December 31, 2017 were $1,364,230 and $1,092,168, respectively, an increase of $272,062, or 25%. The significant change in the Company’s financial condition is attributable to (i) issuance of notes payable to a related party, (ii) issuance of a convertible note payable that gave rise to a derivative liability due to its variable conversion option, (iii) financing on the purchase of equipment, offset by (iv) settling accrued salary, bonus and expenses with its CEO by issuing common stock. As a result of these transactions, the Company’s cash position increased from $28,417 to $50,878 during the nine months ended September 30, 2018.

Off-Balance Sheet Arrangements

 We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Operating Results For the Years Ended December 31, 2017 and 2016

During the year ended December 31, 2017, we generated $478,231 of revenue compared to $311,283, an increase of $166,948 or 54%. The increase is as a result of more aggressive advertising and marketing effort which enabled us to obtain additional contracts for extraction services. Costs of goods sold increased by $2,360, or 1%, from $238,983 to $241,343 primarily due to increase in depreciation on extraction equipment. As a result, gross profit increased by $164,588 or 228% from $72,300 to $236,888.

During the year ended December 31, 2017, our selling, general and administrative expenses decreased by $179,534 or 10% from $1,814,419 to $1,634,885. Employee compensation expenses increased due to the hiring of an administrative assistance and a financial controller in 2017. This increase is offset by the decrease in general and administrative expenses. The decrease in general and administrative expenses is primarily due to the closing of our retail operations in Colorado in July 2017. In addition, we retained legal counsel in 2016 to assist in obtaining an operating license in the state of Tennessee in addition to our normal and recurring legal expenses. In January 2016, we also merged into a public entity which necessitated significant but non-recurring legal and accounting fees. As part of the merger, we also incurred additional expenses on our former CEO related to him relinquishing controls and resigning from all positions from the Company. These non-recurring events contributed to high selling, general and administrative expenses in 2016.

As a result of the above, operating losses decreased by $344,122 or 20% from $1,742,119 to $1,397,997 during the year ended December 31, 2017.

The Company’s other expenses were $435,731 during the year ended December 31, 2017. This is primarily due to cash and non-cash interest expense incurred on note payable with related party and on convertible note and amortization of debt issuance costs. The Company’s other expenses were $42,995 during the year ended December 31, 2016, primarily due to a loss on sale of equipment to a related party of $42,987. Increase in other expenses was $392,744, or 913% during the year ended December 31, 2017.

As a result of the above, our consolidated net loss for the year ended December 31, 2017 amounted to $1,833,728 compared to a consolidated net loss of $1,785,114 for the year ended December 31, 2016, an increase of $48,614 or 3%.

Total Assets.  Total assets at December 31, 2017 and December 31, 2016 were $606,800 and $684,783, respectively.  Total assets consist of current assets of $119,528 and $203,095, respectively, net property and equipment of $483,931 and $480,847, respectively, and deposits of $3,341 and $841, respectively. Total assets decreased by $77,983, or 11% primarily due to a decrease in cash of $15,461 or 35% at December 31, 2017, a decrease in accounts receivable of $12,810 or 36% due to management providing an allowance for doubtful accounts, and a decrease in prepaid expenses of $49,468, or 82% due to curtailing insurance and other subscription expenditures during the year.

Total Liabilities.  Total liabilities at December 31, 2017 and December 31, 2016 were $1,092,168 and $394,530, respectively. Total liabilities consist of accounts payable and accrued expenses of $452,710 and $390,530, respectively. The increase of $62,180 primarily represents accrued bonus to our current CEO of $59,500, accrued severance to our former CEO of $250,000 and increase in accounts payable to our vendors of $19,829 due to increase in operating activities and increase in payroll taxes payable of $11,092 as a result of timing of our payroll cycle. Payable to related party of $4,000 at December 31, 2016 represents amounts owed to our current CEO for two months of automobile allowance and rental of a small office owned by him, pursuant to his employment agreement with the Company.

Liquidity and Capital Resources

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. For the year ended December 31, 2017, we had a net loss of $1,833,729. In light of the continued net losses, our ability to continue as a going concern is dependent upon our ability to begin operations and to achieve a level of profitability. We intend on financing our future development activities and our working capital needs largely from the sale of its common stock with some additional funding from other traditional financing sources such as bridge loans until such time that funds provided by operations are sufficient to fund working capital requirements. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should we become unable to continue as a going concern.

As previously mentioned, since inception, we have financed our operations largely from the sale of common stock and notes payable and advances from our majority stockholder. During the year ended December 31, 2017, we obtained working capital largely from issuing notes payable to a related party in the amount of $535,050. During the year ended December 31, 2016, we raised cash of $65,000 through sale of common stock and received $600,000 of working capital advances from our majority stockholder.

We have incurred significant net losses and negative cash flows from operations since its inception. As of December 31, 2017, we had an accumulated deficit of $4,953,946.

We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, may increase significantly in the future.

We will be dependent upon its existing cash, together with anticipated net proceeds from any sale of common stock and future debt issuances, to finance our planned operations through the next 12 months. Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

During the year ended December 31, 2017, we used cash from operations of $487,777 compared to $987,886 in 2016, a decrease of $500,109. This is largely attributable to the cash savings from reduction in our prepaid expenses and cash generated from increase in our accounts payable, accrued expenses and payable to related parties. To generate a positive cash flow, we will have to increase our revenues and decrease expenses.

During the year ended December 31, 2017, we invested $11,284 in the purchase of property and equipment, compared to $35,414 in 2016. Cash investment in property and equipment was lower in current year because of limiting cash flows.

During the year ended December 31, 2017, we generated $483,600 from financing activities compared to $846,004 in 2016. In 2017, we obtained working capital largely from issuing note payable to a related party for $405,000 and from issuance of a convertible note to an investor for $79,050 which was paid back in 2017. In 2016, $600,000 was provided from advances from our majority stockholder, $180,854 was provided through the merger and $65,000 was provided from proceeds from issuance of common stock.

As a result of the above, as of December 31, 2017, we had a negative consolidated cash flow of $15,461 for the year compared to a negative consolidated cash flow of $177,296 for the year ended December 31, 2016.

Discussions Regarding Operating Leases and Commitments

As of December 31, 2017, the Company has the following operating lease obligations.

The Company rents administrative space in Clearwater, Florida at $904 per month on a month to month basis. The Company also entered into a 24 months lease to rent retail space in Nashville, Tennessee at $2,500 per month.

On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019 and at a starting salary of $170,000 and annual bonus at 35% of the salary. Any salary and bonus increases must be reviewed and approved by the Company’s board of directors. The Company’s board of directors approved a salary increase for our CEO to $195,000 for the year ended December 31, 2017. The agreement provides for a monthly reimbursement of $1,000 for the rental of a second office owned by the CEO, which the CEO has asked the Board and the board has agreed to eliminate the second office expense of $1,000 per month as of December 31, 2017 and a monthly automobile allowance of $1,000. During the years ended December 31, 2017 and 2016, expenses related to the office rental and automobile allowance totaled $24,000 and $16,000, respectively, of which $10,000 and $4,000 remained owed to the CEO at December 31, 2017 and 2016, respectively. As such, the Company is committed to an annual expenditure of $12,000 for each of the years ended December 31, 2018 and 2019.

Financing of Planned Expansions and Other Expenditures

We anticipate seeking additional capital through the sale of our equity securities in a private placement offering, but no assurance can be made that we will be able to find willing buyers for such securities. Moreover, as we contemplate selling our securities by way of an exemption from registration, there can be no assurance that we can be able to identify a satisfactory number of suitable buyers to whom we may legally offer such securities, or if we are successful in identifying suitable buyers that we will be successful in raising capital, or if successful in raising capital that we can be successful in implementing any plan for acquisitions or adding or expanding any operations.

We would anticipate using the proceeds from any capital raise to bolster our new operations, pay the costs of adding new equipment and services that could provide revenue streams to meet our expenses, and/or acquire a partial or whole interest in a grow facility.

Going Concern

The Company has not generated profit to date. The Company expects to continue to incur operating losses as it proceeds with its extraction and research and development activities and continues to navigate it through the regulatory process. The Company expects general and administrative costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts. As such, and without substantially increasing revenue or finding new sources of capital, the Company will find it difficult to continue to meet its obligations as they come due.  The Company is still locating new clients for its services and products, and the business is generally seasonal with the second and third quarters of the calendar year being the slowest as a result of it being the “off season” for outside grow of industrial hemp plants.  The Company is currently involved in a capital raise which, if successful, could result in obtaining indoor grow facilities that could provide for year-round grows. There can be no assurance that the Company will be successful in its efforts to raise capital, or if it were successful in raising capital, that it would be successful in meeting its business plans.  While the services performed by the Company’s MariJ Pharma subsidiary and sales of current inventory supplies, if sold on a seasonally-adjusted basis, are anticipated to be sufficient to meet the Company’s liquidity needs, these factors raise some doubt as to the ability of the Company to continue as a going concern.  Management’s plans include increasing production at the Company’s new MariJ Pharma subsidiary during 2017, selling its inventories of products, attempting to start new businesses or find additional operational businesses to buy, and attempting to raise funds from the public through an equity offering of the Company’s common stock and sales of convertible debentures through a private placement offering instituted in the early part of 2017. Management intends to make every effort to identify and develop all these sources of funds, but there can be no assurance that Management’s plans will be successful.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses for all periods presented and has a substantial accumulated deficit. As of December 31, 2017, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applied on a consistent basis. The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. A complete summary of these policies is included in Note 4 of the notes to our financial statements. We believe that the following accounting policies are those most critical to the judgment and estimates used in preparation of our consolidated financial statements.

INVENTORIES – Inventories are stated at the lower of cost or market.  Cost is determined using the average cost method. The Company’s inventory consists of raw materials and finished goods. Finished goods inventories are separated into two discernible product lines of organic and non-organic products. Cost of inventory includes cost of ingredients, labor, quality control and all other costs incurred to bring our inventories to condition ready to be sold.

PROPERTY AND EQUIPMENT – Property and equipment are stated at cost less accumulated depreciation.  Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to fifteen years.

IMPAIRMENT OF LONG-LIVED ASSETS – In accordance with Accounting Standards Codification 360-10-05 - Impairment or Disposal of Long-Lived Assets, long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment at least annually or whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  The Company did not recognize any impairment losses for any periods presented.

DEBT ISSUANCE COSTS - The Company follows Accounting Standard Update 2015-03 – Simplifying the Presentation of Debt Issuance Costs, which requires direct costs associated with the issuance of convertible note to be presented in the balance sheet as a direct reduction from the carrying value of the associated debt liability. These costs are amortized into interest expense over the contractual term of the note or a shorter amortization period when deemed appropriate. The Company amortizes debt issuance costs for its convertible note immediately upon issuance since the note is convertible on demand.

OFFERING COSTS - The Company follows the SEC Staff Accounting Bulletin, Topic 5 - Miscellaneous Accounting, which requires that specific incremental costs directly attributable to a proposed or actual offering of securities may be deferred and charged against gross receipts of the offering. However, deferred costs of an aborted offering, or a postponement of existing offering exceeding 90 days, may not be deferred and charged against proceeds of a subsequent offering.

REVENUE RECOGNITION – The Company generates revenue from extracting and processing very high quality, high-cannabinoid profile content medical grade industrial hemp oils from medicinal industrial hemp plants.  The Company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met:

●	persuasive evidence of an arrangement exists
●	the product has been shipped or the services have been rendered to the customer
●	the sales price is fixed or determinable
●	collectability is reasonably assured.

STOCK BASED COMPENSATION - The Company accounts for stock-based compensation under Accounting Standards Codification 718 - Compensation-Stock Compensation (“ASC 718”). ASC 718 requires that all stock-based compensation be recognized as expense in the financial statements and that such cost be measured at the fair value of the award at the grant date and recognized over the period during which an employee is required to provide services (requisite service period). An additional requirement of ASC 718 is that estimated forfeitures be considered in determining compensation expense. Estimating forfeitures did not have a material impact on the determination of compensation expense during the years ended December 31, 2017 and 2016.

The Company accounts for stock-based awards based on the fair market value of the instrument using the Black-Scholes option pricing model and utilizing certain assumptions including the followings:

Risk-free interest rate – This is the yield on U.S. Treasury Securities posted at the date of grant (or date of modification) having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected life—years – This is the period of time over which the options granted are expected to remain outstanding. Options granted by the Company had a maximum term of ten years. An increase in the expected life will increase compensation expense.

Expected volatility – Actual changes in the market value of stock are used to calculate the volatility assumption.  An increase in the expected volatility will increase compensation expense.

Dividend yield – This is the annual rate of dividends per share over the exercise price of the option. An increase in the dividend yield will decrease compensation expense.  The Company does not currently pay dividends and has no immediate plans to do so in the near future.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of Accounting Standards Codification 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The directors and executive officers of the Company, and their respective ages, as of December 31, 2018, and positions held with the Company, were as follows:

Name	Age	Position
Richard K. Pertile	57	Director, President, Chairman of the Board, Chief Executive Officer and Chief Financial Officer
Danny R. Gibbs	61	Director
Neil Gholson	59	Director
Gary J. Roberts, Jr.	52	Director
Dr. Richard L. Paula, Jr.	50	Director
Kim Edwards	50	Vice President and Chief Operating Officer

Richard K. Pertile, age 57, became CEO, President, a Director, and Chairman of the Board of Directors of the Company on January 15, 2016. Since 2013 until January 15, 2016 Mr. Pertile served as President and Chief Executive Officer of MariJ Agricultural, Inc.  He founded JR Cannabis Industries, Canna-Tags, and Canna-Cures R&D in Clearwater Florida where he began building a medical industrial hemp consortium.   Born, raised and educated in the Chicago area, he successfully operated his own restaurants, hotel and nightclub.  Relocating to Pinellas County, Florida in 1989, Mr. Pertile joined Cornerstone Marketing of America, a subsidiary of United Insurance Companies, quickly being promoted to Executive Vice-President with responsibility for building its nationwide outside sales team.  By the end of 2003, Mr. Pertile achieved year-over-year compounded growth of 30%, generating more than $1 billion in sales through 8,000 independent contractors in 40 states.  After retiring in 2004, he turned his attention to philanthropy work in helping build a workout facility with the Juvenile Protection Services Program of Florida.  From 2006 to 2010, after re-entering the business sector, he became President and Chief Marketing Officer of Independent Producers of America, a small Texas corporation he lead to becoming a publicly traded company on the Nasdaq Exchange.  Again turning his attention to philanthropies in 2010, he formed the Pertile Family Foundation and was appointed to the Board of Directors of the Tampa Chapter of the American Diabetes Association where he concentrated his fundraising activities. Mr. Pertile earned degrees in Business Management and Wastewater Engineering from the College of Lake County, Illinois, and trained under such recognized business leaders as Zig Ziglar, Dr. David Cook, Dr. Rick Jernigan, Brian Flanagan, and Brian Tracy.  Mr. Pertile resides in Florida with his wife of 27 years, Debbie.  They have two sons, both residing in Florida.  Mr. Pertile was deemed to be qualified to be a director for the Company due to his extensive successful business experience in several different industry segments, as described above. Additionally, Mr. Pertile was an officer, director and entrepreneur regarding the above referenced industrial hemp related companies prior to becoming a director of our Company.

Danny R. Gibbs, age 61 was reappointed to the Board of Directors on September 1, 2013 after originally serving from October of 1984 through September 29, 2011.  Mr. Gibbs was the President of Gibbs Construction, Inc. (later becoming Acacia Automotive, Inc. and ultimately Acacia Diversified Holdings, Inc.) and a charter member of the Company’s Board of Directors beginning with its formation in October of 1984 until April of 2000, and in February of 2007 Mr. Gibbs agreed to serve on Acacia’s new board, where he served until September 29, 2011. The Company was most pleased to welcome Mr. Gibbs’ return to its Board of Directors as he brings decades of experience in the public domain.  From 2000 through 2003, Mr. Gibbs served as Senior Project Manager for TOC Companies in the Dallas, Texas area. From the beginning of 2004 through the present, he has served in a similar capacity with Dimensional Construction, Inc. Both companies were located in Garland, Texas where Mr. Gibbs resides with his family. Mr. Gibbs was deemed to be qualified to be a director for the Company due to his extensive business experience and the fact that he was a founding member of the Company. His experience as project managers for the aforementioned construction companies demonstrated his leadership abilities and organizational skills that are instrumental to his position on our Board of Directors.

Neil B. Gholson, age 59.  Mr. Gholson’s background is rooted deeply in the financial services and insurance industries since 1988, serving on the board of directors with 4 companies during the last ten years.  Mr. Gholson has been the owner and principal of Long Term Care Financial Solutions, LLC since 2003, and co-owner and principal of Medicare Insurance Consultants, LLC since 2015. He graduated with a BA in History from Atlantic Christian College in 1981 and earned a Certificate in Financial Planning from Florida State University in 2006.  Mr. Gholson resides in Tampa, Florida with wife Michele and 2 daughters.  Mr. Gholson has substantial experience serving on the Board of Directors of four different companies prior to joining our Board of Directors. His background in the financial services and insurance industries was of specific significance in naming him to our Board of Directors as well as qualifying him to serve on our audit and compensation committees.  Additionally, Mr. Gholson was an officer, director and entrepreneur regarding the above referenced industrial hemp related companies prior to becoming a director of our Company.

Gary J. Roberts, Jr., age 52. As a young entrepreneur attending the University of Alabama, Mr. Roberts started and grew various service-oriented companies. Following college, Mr. Roberts played a key role in developing Transplatinum Plus, an electronic fuel card transfer company in Nashville, Tennessee that was eventually sold to Fleet One. For the next eight years Mr. Roberts served as Vice President and Chief Operating Officer of Perma Crete Resurfacing Products in Nashville, Tennessee from 1993 to 2001 where he expanded the operation nationally with an extensive dealership distribution system as well as running a national retail installation department. In 2001, Gary shifted gears and turned his focus to the Health Insurance industry.  He was District Manager with Cornerstone America from 2000 to 2002 while building one of the top teams in the nation. Gary assumed the position of Vice President of the Company’s Southeastern Territory in 2003, maintaining that position through the present. During this time, Mr. Roberts has continued to build it into one the nation’s largest insurance distribution groups, with his territory ranking in the top two USA every year as well as being ranked as the top territory in the USA one of those years.  Mr. Roberts was deemed qualified to be a director of our company based upon his substantial experience as an entrepreneur and background in management of companies with nationwide business operations.  Additionally, Mr. Roberts was an officer, director and entrepreneur regarding the above referenced industrial hemp related companies prior to becoming a director of our Company.

Dr. Richard Paula, age 50. Dr. Paula has over 20 years’ experience in the medical field. From March 2010 through January 2014, Dr. Paula was employed at Tampa General Hospital as the Chief Medical Information Officer and Vice President. From January 2014 through the present, Dr. Paula has been employed at the Shriners Hospitals for Children in Tampa, Florida. He currently serves as the Chief Medical Information Officer at the Shriners Hospitals for Children.

Mrs. Edwards, age 50, was born and raised in Boston, Massachusetts until moving to Florida to assume a position in resource and financial management, later managing advisory services for an independent financial firm. Mrs. Edwards subsequently owned and operated retail businesses in Florida. After serving as a Director in the healthcare industry for Independent Producers of America April 2009 through May 2014, Mrs. Edwards joined MariJ Agricultural, Inc. May 2014.  Following the merger between the MariJ Group of companies and Acacia, Mrs. Edwards assumed the duties of Chief Operating Officer of the consolidated entity and was appointed as Vice President of the Company in conjunction with her other duties on August 18, 2016. Mrs. Edwards and her husband of 25 years reside in the Palm Harbor, Florida area with their three children.

Section 16(a) Beneficial Ownership Reporting Compliance

Our shares of common stock are registered under the Exchange Act, and therefore our officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a) which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of reports submitted to us during the fiscal year ended December 31, 2017, the following table sets forth the name of any such person that failed to file the required forms on a timely basis, including the number of late reports, the number of transactions not reported on a timely basis and any known failure to file a required form.

Name	Number of late reports	Number of transactions not reported timely
Richard K. Pertile, CEO and CFO	1	1

Committees of the Board of Directors

On January 15, 2016, the Company appointed various directors to committees and the chairs thereof as follows:

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. The Board has determined that the Chairs and all non-employee committee members are independent under applicable NASDAQ, NYSE, and SEC rules for committee memberships. The members of the committees are shown in the table below.  The Company’s CEO, Mr. Pertile, as an employee and director of the Company, are considered to be “not independent”.

The table below reflects each of the directors and the committee(s) on which they serve.  A committee member who is also the chair of that committee is designated as “Chair” rather than as “Member”.

Director Name	Audit Committee	Compensation Committee	Nominating Committee	Primary Committee
Richard K. Pertile	—	—	Member	Member
Danny R. Gibbs	Chair	Member	Member	Member
Neil B. Gholson	Member	Chair	Chair	—
Gary J. Roberts, Jr.	Member	Member	—	Chair

Audit Committee

The Audit Committee has not yet adopted a written charter. However, the Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) received the written disclosures and the letter from the independent accountants required by the Public Company Accounting Oversight Board (Rule No. 3526, Communications with Audit Committees Concerning Independence), as may be modified or supplemented; and (iii) recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10–K.

The Company believes the Audit Committee should be responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm, evaluating the Company’s accounting policies and the system of internal controls established by management and the Board, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

Primary Committee

The Corporation’s Board of Directors determined that it was in the best interests of the Corporation to discontinue its Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan in its entirety, continuing to honor any shares, options, or warrants heretofore issued under the Plan.  The Corporation’s Primary Committee continues to have full authority to issue shares, options, and warrants as it deems necessary without the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan, and unanimously approved those actions in a meeting of the Board of Directors on June 9, 2015.  Those actions were ratified in a Special Meeting of Shareholders of the Corporation by the written consent of more than 50% of the shareholders on June 29, 2015.

Compensation Committee

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the CEO, and reviewing the Board’s compensation. It is authorized by the Board of Directors to approve compensation arrangements and employment agreements.  The only employment agreements currently in place is that of Richard K. Pertile, the Company’s current CEO who serves as an employee and a director, and Kim Edwards who serves as the Company’s Chief Operating Officer.

Nominating Committee

The Nominating Committee assists the Board in identifying qualified individuals to become directors and can make recommendations to the Board concerning the size, structure and composition of the Board and its committees. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, demonstrated leadership skills, and experience in the context of the needs of the Board. The Nominating Committee can consider candidates proposed by shareholders and would evaluate them using the same criteria as for other candidates.

Three members of the board of directors are considered to be independent directors, but Mr. Pertile and Ms. Edwards, as current CEO and COO, respectively, of the Company and by virtue of their status as affiliates of the Company, are not considered to be independent.  Thus, there is a potential conflict in that Mr. Pertile and, as a board member who are also part of management, will participate in discussions concerning issues that may affect management decisions.

Code of Ethics

On November 6, 2017, the Board of Directors approved, and the Company adopted the Code of Business Conduct and Ethics and the Code of Ethics for the President and Senior Financial Officers.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2018 and 2017 by the Company’s Chief Executive Officers, Chief Financial Officer and Chief Operating Officer, for whom disclosure is required:

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Housing/Auto Allowance	Bonus	Value of Stock Issued	Total
Richard K. Pertile (1)	2018	$195,000	$-	$28,875	$-	$223,875
	2017	$195,000	$24,000	$68,250	$-	$287,250
Kim Edwards (2)	2018	$105,000	$-	$36,750	$-	$141,750
	2017	$101,192	$-	$35,417	$-	$136,609

(1)  Mr. Pertile became CEO and CFO of the Company on January 15, 2016 and has continued to serve in that capacity without interruption. Bonus earned in 2016 and 2017 was accrued and has not yet been paid. The bonus amount of $28,875 for 2018 is unpaid and accrued.

(2)  Ms. Edwards became Vice President and COO of the Company on August 18, 2016 and has continued to serve in that capacity without interruption. Bonus earned in 2017 was accrued and has not yet been paid. The bonus amount of $36,750 for 2018 is unpaid and accrued.

As of December 31, 2018, the Company has not paid any compensation to its officers in the form of common stock, and there is currently no plan to do so.

Option Tables

The following table sets forth certain information concerning grants of options to purchase shares of common stock of the Company made during the years ended December 31, 2017 and 2016, to the executive officers named in the Summary Compensation Table.

EXECUTIVE STOCK OPTION GRANTS

(YEARS ENDED DECEMBER 31, 2018 AND 2017)

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Weighted Average Per Share Exercise Price	Expiration Dates
None	-	-	-	-

Director Compensation

Since February 1, 2007 through December 31, 2010 directors of the Company served without compensation except under the Acacia Automotive, Inc. 2007 Stock Incentive Plan for which each non-employee director of the Company was granted an option to acquire an initial 10,000 shares of common stock upon his appointment or election to the board, and 15,000 additional options were granted upon election to a full term and annually thereafter.  On December 30, 2010, the Company’s Board of Directors suspended the issuance of options as compensation to its directors effective January 1, 2011, and as such issued no options as director compensation from that time through December 31, 2017.  The Company did not issue any common stock purchase options for any reason since December 31, 2010. In 2015 the Company paid cash compensation to each of its three non-employee directors in the amount of $10,000 per director for a total of $30,000.

The following table sets forth certain information regarding compensation paid to directors for the fiscal years ended December 31, 2018 and 2017:

	Dollar Amount Recognized for Financial Reporting Purposes
	2018	2017
Richard K. Pertile (1)	$-0-	$-0-
Steven L. Sample (2)	-0-	-0-
Neil B. Gholson (3)(7)	20,000	33,000
Gary J. Roberts, Jr. (4)(7)	20,000	33,000
Danny Gibbs (5)(8)	20,000	33,000
Dr. Richard L. Paula, Jr. (6)	-0-	-0-
Dan L. Rigdon (7)	-0-	-0-
Total	$99,000	$49,500

Upon a change of control, all outstanding options granted to executive officers and directors vest.

(1)     Appointed as Chairman of the Company’s Board of Directors January 15, 2016.

(2)     Served as Chairman of the Company’s Board of Directors from August 2006 until January 15, 2016, at which time he continued to serve as a director until resigning on January 17, 2017.

(3)     Appointed to the Company’s Board of Directors on January 15, 2016.

(4)     Appointed to the Company’s Board of Directors on January 15, 2016.

(5)     Originally served on the Company’s board of directors from 1984 through August of 2006.  Was again appointed to the Board of Directors on February 1, 2007 where he served until September 29, 2011.  Was reappointed to the Board of Directors on September 1, 2013 and continues to serve.

(6)     Appointed to the Board of Directors on July 13, 2018.

(7)     In the year ended December 31, 2017, directors Neil Gholson, Gary Roberts, Jr. and Danny Gibbs were each issued 10,000 shares of the Company’s restricted common stock for services performed. These 60,000 shares were valued at $99,000 on commitment date. In the year ended December 31, 2018, directors Neil Gholson, Gary Roberts, Jr. and Danny Gibbs were each issued 20,000 shares of the Company’s restricted common stock for services performed. There was no cash compensation paid to the directors.

Benefit Plans

As a part of the changes resulting in the emergence of Acacia Automotive, Inc. from the former Gibbs Construction, Inc. in 2007, all stock option plans and warrants existing prior to the change of name and change of control to Acacia’s management in 2007 were canceled.  At the board of directors meeting held on February 1, 2007, the Company adopted a new stock incentive plan.  Awards of options made after that date were in congruence with the Acacia Automotive, Inc. 2007 Stock Incentive Plan.  On July 26, 2012, shareholders representing a majority of the votes of the Company voted to extend the Company’s stock incentive plan and rename it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. The Company provided health, disability, and life insurance plans for its parent Company employees until July 31, 2012 and provided certain additional benefits to its CEO under the terms of his employment agreement. On June 29, 2015 shareholders representing a majority of the votes of the Company voted to terminate the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan.  In actions of January 15, 2016 the Company discontinued certain benefits to Mr. Sample following his resignation as CEO, President and Chairman of the Board by granting him a Modified Employment Agreement effective as of that date.  He remained as an employee and a director of the Company until terminating his Employment Agreement and resigning on January 17, 2017.

In February 2018, the Company adopted the Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan (“2018 Plan”). The purpose of the 2018 Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company. Awards that can be granted from the 2018 Plan include registered shares, restricted shares and options as well as the direct award or sale of shares of the Company’s common stock. The aggregate number of shares which may be issued or transferred pursuant to an award shall not exceed 5,000,000 shares of authorized common stock of the Company. Subsequent to the adoption of the 2018 Plan, the Company filed Form S-8 with the Securities and Exchange Commission to register 1,000,000 shares of the Company’s common stock pursuant to a consulting agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2018, the ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each director of the Company, and (iii) all directors and officers as a group.  Except as otherwise indicated, each stockholder identified in the table possesses sole dispositive voting and investment power with respect to its or his shares.

Shares Owned at December 31, 2018
Name and Address of Beneficial Owner	Number of Shares	Percent
Richard K. Pertile (1)	6,506,880	30.04%
Dr. Richard L. Paula, Jr.(2)	36,000	0.16%
Neil B. Gholson (3)	950,000	4.38%
Gary J. Roberts, Jr. (4)	387,520	1.79%
Danny R. Gibbs (5)	223,518	1.03%
All directors and officers as a group (five persons)	8,103,918	37.42%
All of the above as a group (five persons)	8,103,918	37.42%

(1)  Mr. Pertile became the CEO and President of the Company and the Chairman of the Board of Directors on January 15, 2016.  He acquired 1,014,000 shares of the Company’s Common stock in the Asset Purchase Agreement on that same date by and between the Company and the MariJ Group of Companies.  Mr. Pertile also acquired another 1,220,000 shares of the Company’s Common stock in the remainder of 2016. Mr. Pertile was issued 210,000 shares of the restricted Common stock of the Company in 2017 for services and interest on his loans to the Company.  Mr. Pertile had also obtained from Mr. Sample, in conjunction with the acquisition, the right to acquire an additional 2,500,000 shares of Mr. Sample’s Common stock of the Company, and in 2017 Mr. Pertile exercised his option to do so. This resulted in Mr. Pertile’s ownership of 4,944,000 shares of Company’s common stock with a corresponding number of votes, or 30.04% of the total issued and outstanding shares of the Company. In addition, Mr. Pertile had an option to acquire an additional 1,000,000 shares of Mr. Sample’s shares in the Company under a separate agreement but did not exercise such option.

(2) Dr. Paula was appointed to the Board of Directors on July 13,2018.  The shares of common stock identified are owned by his spouse.

(3)  Mr. Gholson became a director of the Company on January 15, 2016 and acquired 60,000 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date and purchased an additional 110,000 shares in 2016. In 2017, Mr. Gholson also was issued 50,000 shares of the Company’s common stock for services performed related to the Company’s Purchase Agreement with Peak Investments, LLC and Peak Opportunity Fund, LP and issuance of convertible notes to Triton Opportunity Fund, LP. In addition, Mr. Gholson was issued 20,000 shares of the Company’s common stock as compensation for serving as a director of the Company. This resulted in Mr. Gholson’s ownership of 240,000 shares of Company’s common stock with a corresponding number of votes, or 1.37% of the total issued and outstanding shares of the Company.

(4)  Mr. Roberts became a director of the Company on January 15, 2016 and acquired 102,200 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date and purchased an additional 150,000 shares in 2016.  In 2017, Mr. Roberts acquired another 10,000 shares. In addition, Mr. Roberts was issued 20,000 shares as compensation for serving as a director of the Company, and 95,520 shares for his efforts in acquiring and preparing the properties owned by the Company’s subsidiary Eufloria Medical of Tennessee, Inc. This resulted in Mr. Roberts’s ownership of 377,720 shares of Company’s common stock with a corresponding number of votes, or 2.15% of the total issued and outstanding shares of the Company.

(5)  Mr. Gibbs is a founder of the Company, first becoming a director in October 1984 before departing in September 2011.  Mr. Gibbs rejoined the board in 2013 and has continued to serve until the present.  Mr. Gibbs purchased 40,000 restricted shares of the Company in 2016 and owned 157,500 shares of the Company’s common stock at December 31, 2016. In 2017, Mr. Gibbs was issued 20,000 shares of the Company’s common stock as compensation for serving as a director of the Company. This resulted in Mr. Gibbs ownership of 177,500 shares of Company’s common stock with a corresponding number of votes, or 1.01% of the total issued and outstanding shares of the Company. Subsequent to 2017, Mr. Gibbs was issued 36,018 shares of the Company’s common stock as compensation for his efforts in renovating a property owned by the Company’s subsidiary Eufloria Medical of Tennessee, Inc.

Unless otherwise indicated, the address for each of the above-named individuals is 13575 58th Street North, Suite 138, Clearwater, Florida, 33760.

Change of Control

In January 2017, and as a result of the acquisition of significant shares of the Company’s Common stock by its CEO, Mr. Pertile and a significant reduction in ownership of the Company’s Common stock by its previous CEO Mr. Sample, Mr. Pertile became the Company’s largest shareholder with effective control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Note Payable to Related Party

The following notes and advances, together with accrued interest, were consolidated into one single note payable to the Company’s CEO:

(1) In January 2017, the Company entered into a note agreement in the amount of $300,000 with the Company’s CEO. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest of $16,504 through September 25, 2017. Concurrently, the board of directors also approved issuance of 100,000 shares of the Company’s common stock as additional interest. These shares were accounted for as debt issuance costs, valued at $182,000. The costs were expensed at the commitment date of the note as interest expense since the note is a short-term capital advance with no stated term. This note was convertible into the shares of the Company’s common stock at $0.50/share and the note holder did not exercise the conversion option.

(2) In June 2017, the Company entered into a note agreement in the amount of $105,000 with the Company’s CEO for short term working capital advance. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest and recorded interest expense of $2,048 through September 25, 2017. This note was convertible into the shares of the Company’s common stock at $0.50/share and the note holder did not exercise the conversion option.

(3) In June 2017, the Company received a short-term working capital advance of $130,050 from its CEO. The advance bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest and recorded interest expense of $2,564 through September 25, 2017.

(4) On September 25, 2017, the board of directors approved the Company to enter into a consolidated note payable agreement with the Company’s CEO to consolidate notes and advances received from its CEO, including accrued interests on these notes.

Note Date	Note Amount	Accrued Interest	Total
January 2017	$300,000	$16,504	$316,504
June 2017	105,000	2,048	107,048
June 2017	130,050	2,564	132,614
	535,050	21,116	556,166
Expenses owed to related party			2,234
Principle of note payable to related party after consolidation			$558,400

The consolidated note payable bears interest at 8% and is due and payable on demand or first from any capital raised. The note is secured by a first lien on the assets of the Company and its subsidiaries. The Company accrued interest and recorded interest expense of $11,872 for the period September 25, 2017 to December 31, 2017 and is included in accrued liabilities.

Payable to Related Parties

Payable to related parties consisted of the followings at December 31, 2017 and 2016:

	2017	2016
Short term loan from related entity (1)	$41,994	$-
Storage and corporate housing and auto allowances owed to CEO (2)	10,000	4,000
Amount owed to a director (3)	29,064	-
	$81,058	$4,000

(1) In 2017, the Company received a working capital advance of $74,348 from a related entity. These advances are non-interest bearing and were intended as short-term capital advances. The remaining balances of $41,994 have been included in payable to related parties on the consolidated balance sheet as current liabilities at December 31, 2017.

(2) On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019. The agreement provides for a monthly storage and corporate housing allowance of $1,000 for a property owned by the CEO and a monthly automobile allowance of $1,000. During the year ended December 31, 2017, expenses related to the housing and automobile allowances totaled $24,000, of which $10,000 remained owed to the Company’s CEO at December 31, 2017. During the year ended December 31, 2016, expenses related to the housing and automobile allowances totaled $16,000, of which $4,000 remained owed to the CEO at December 31, 2016.

(3) During the year ended December 31, 2017, a director of the Company incurred time and expenses related to improving the retail space located in Tennessee. These costs have been recorded as property and equipment in the Company’s consolidated balance sheet at December 31, 2017. At December 31, 2017, the Company owed this director $29,064, of which $17,648 was paid after December 31, 2017 through issuance of 36,018 shares of the Company’s common stock to the director.

Other Related Party Transactions

In March 2017, the Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his consulting service in a financing transaction and the equity purchase agreement described in NOTES 9 and 10. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent consulting compensation costs directly related to the equity purchase agreement with this investor. These shares were valued at $82,500.

In May 2017, the Company and EMT entered into an agreement to purchase a parcel of land in Tennessee and an Industrial Hemp Grower License issued by the Tennessee Department of Agriculture from one of the Company’s directors. The purchase price of the transaction was 80,000 shares of the Company’s restricted common stock. These shares were valued at $1.60 per share, or $128,000, on the commitment date. EMT allocated the purchase price among the assets acquired based on their fair values as follow:

Land purchase price	$26,194
Land preparation and cleanup	15,000
Industrial Hemp Grower License	-
Compensation	86,806
Total Purchase Price	$128,000

The Company determined the value of the land based on the purchase price paid by the director in December 2016. There have been no significant changes in the value of the land since that time. The Company estimated land preparation and cleanup costs at $15,000. The director applied for and paid a fee of $264 to obtain the license. The Company was not able to determine the value of the license since the license was granted as part of the hemp pilot program in Tennessee and the Company has not generated any cash flows from this license. The Company entered into this agreement with its director, in lieu of the state of Tennessee, as a result of the state’s residency requirement to enter into the program in Tennessee. As a result, this director is also a registered agent and a director of EMT, a Tennessee corporation. The remaining purchase price of $86,806 represented compensation to this director for his effort in preparing the Company for operations in Tennessee. During the year ended December 31, 2017, this director also incurred expenses in excavating and clearing of the land, installing driveway and culvert and completing the survey for excavation. The board of directors approved issuance of the Company’s common stock to compensate this director for his expenses. As a result, the Company recorded its commitment to issue 15,520 shares of its common stock valued at $0.61 per share, for a total of $9,529, which is included as part of the cost of the land. Accordingly, the total recorded cost of the Tennessee land acquisition is $50,723.

During the year ended December 31, 2017, the Company issued 20,000 shares of the Company’s common stock to each of its three directors for serving on the Company’s board during 2017 and 2016. The total of 60,000 shares were valued at $99,000. There was no cash compensation paid to the directors for their service on the board. During the year ended December 31, 2016, the Company paid $1,000 cash compensation to each of its four non-employee directors, totaled $4,000.

During the year ended December 31, 2016, the Company’s CEO advanced working capital to the Company in multiple tranches that totaled $600,000 to fund operating expenses. In December 2016, the Company issued to the CEO 1,200,000 shares of the Company’s common stock at $0.50 per share as payment in full of this advance.

Director Independence

We believe that, in accordance with the requirements of the NASDAQ, NYSE and SEC, that Messrs. Gibbs, Gholson, Paula and Roberts are independent directors, those four individuals being a majority of our current Board of Directors. As employee-officers and directors of the Company, Mr. Pertile and Ms. Edwards are not considered to be independent.

Conflicts of Interest.

The Company and its management may be subject to various conflicts of interest policies. The Company’s management is not independent, yet the Company relies solely on management for guiding its day-to-day operations and managing its assets.  As such, certain employees may have conflicts of interest in allocating time, services and functions to the Company in deference to their other activities.

The Company has no other full-time corporate officers except for Mr. Pertile, its President and CEO, and Mrs. Edwards, its Vice President and COO, who devote the majority of their business time and efforts to the management and direction of the Company and its subsidiaries.  The President and CEO of the Company serves as a director of the Company as well as serving as an officer and director of the Company’s subsidiary corporations.  Service in those capacities with the subsidiaries is not considered to constitute a conflict of interest on the part of employees, managers, or directors.  The Company’s CEO and COO continued to serve in those capacities as of December 31, 2016. Mr. Sample resigned as CEO, President and Chairman of the Board of the Company on January 15, 2016 in favor of selection of new officers following the Company’s acquisitions of the MariJ Group of companies on that same date. Mr. Sample remained as a non-officer employee and director of the Company until January 17, 2017, at which time he resigned, effective December 31, 2016.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Texas law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F. Street, N.E., Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

ACACIA DIVERSIFIED HOLDING, INC.

ACACIA DIVERSIFIED HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(UNAUDITED)	(AUDITED)
ASSETS

CURRENT ASSETS:
Cash	$50,878	$28,417
Accounts receivable, net of allowance for doubtful accounts of $17,450 in 2018 and 2017	4,895	22,820
Inventories	45,241	57,257
Prepaid expenses and other current assets	10,346	11,034
Total Current Assets	111,360	119,528

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $239,637 and $172,783 in 2018 and 2017, respectively	444,831	483,931

DEPOSITS	4,201	3,341

TOTAL ASSETS	$560,392	$606,800

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$241,736	$452,710
Current portion of long-term debt	4,359	-
Convertible note payable	140,800	-
Notes payable to related party	742,400	558,400
Payable to related parties	63,500	81,058
Total Current Liabilities	1,192,795	1,092,168

LONG-TERM LIABILITY:
Long-term debt	16,309	-
Derivative liability	155,126	-
Total Long-term Liability	171,435	-

Total Liabilities	1,364,230	1,092,168

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value; 150,000,000 shares authorized; 21,663,625 and 17,539,982 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	21,663	17,540
Additional paid-in capital	5,652,166	4,451,038
Accumulated deficit	(6,477,667)	(4,953,946)
Total Stockholders' Deficit	(803,838)	(485,368)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$560,392	$606,800

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

REVENUE	$29,931	$63,772	$134,516	$344,133

COSTS OF GOODS SOLD
Costs of goods sold	49,338	700	115,451	129,338
Depreciation expense	18,124	18,297	54,012	54,400
	67,462	18,997	169,463	183,738

GROSS PROFIT (LOSS)	(37,531)	44,775	(34,947)	160,395

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Employee compensation expenses	125,024	101,941	393,802	540,902
General and administrative expenses	208,658	83,418	873,336	569,754
Depreciation expense	10,803	969	11,841	4,227
	344,485	186,328	1,278,979	1,114,883

LOSS FROM OPERATIONS	(382,016)	(141,553)	(1,313,926)	(954,488)

OTHER INCOME (EXPENSE)
Bad debt recovery	7,000	-	14,000	-
Derivative expense	(155,126)	-	(155,126)	-
Loss on sale of assets	-	-	(12,362)	-
Loss on sale of equipment to related party	-	(13,178)	-	(4,249)
Interest expense	(30,294)	-	(56,307)	(416,311)
Other income (expense)	-	513	-	1,512
TOTAL OTHER EXPENSE	(178,420)	(12,665)	(209,795)	(419,048)

NET LOSS BEFORE INCOME TAXES	$(560,436)	$(154,218)	$(1,523,721)	$(1,373,536)
Income taxes	-	-	-	-

NET LOSS	$(560,436)	$(154,218)	$(1,523,721)	$(1,373,536)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.03)	$(0.01)	$(0.09)	$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	19,450,674	17,528,342	17,544,648	17,330,720

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,523,721)	$(1,373,536)
Adjustments to reconcile net loss to net cash and cash equivalents used by operating activities:
Depreciation	65,853	58,627
Common stock issued for services	633,908	337,469
Common stock issued from employee stock plan	37,069	44,738
Common stock issued for interest expense	-	366,400
Original issue discount on convertible note payable	15,800	-
Amortization of debt discount	-	15,000
Derivative expense	155,126	-
Loss on sale of equipment	12,362	-
Loss on sale of equipment to related party	-	4,249
(Increase) decrease in:
Accounts receivable	17,925	(59,470)
Inventories	12,016	5,614
Prepaid expenses and other current assets	(172)	46,965
Increase (decrease) in:
Accounts payable and accrued expenses	235,652	(28,889)
Payable to related parties	6,091	89,984
Net cash used by operating activities	(332,091)	(492,849)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment to related party for leasehold improvement	(6,000)	-
Proceeds from sale of property	38,361	-
Acquisition of property and equipment	(55,683)	(6,196)
Net cash used by investing activities	(23,322)	(6,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	70,000	-
Proceeds from convertible note payable	125,000	85,000
Repayment on convertible note payable	-	(100,000)
Proceeds from payable to related party	-	130,050
Payment on due to related parties	-	(28,000)
Payment on long-term debt	(1,126)	-
Proceeds from issuance of notes payable to related party	184,000	405,000
Net cash provided by financing activities	377,874	492,050

Net change in cash and cash equivalents	22,461	(6,995)

Cash and cash equivalents, beginning of the year	28,417	43,878

Cash and cash equivalents, end of the year	$50,878	$36,883

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$5,000
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued to related party for leasehold improvement	$17,649
Acquisition of equipment with long-term debt	$21,794
Common stock issued to settle related party accrued expense	$446,625
Common stock issued for acquisition of property		$50,723
Common stock issued for deferred offering cost		$240,900
Consolidation of notes payable to related party, including accrued interest		$153,400

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 1 – THE COMPANY

Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) has four wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc. (“MariJ Pharma”), Canna-Cures Research & Development Center, Inc. (“Canna-Cures”), and Eufloria Medical of Tennessee, Inc. (“EMT”), a company incorporated in the state of Tennessee. In July 2018, the Company also announced the completion of its acquisition of Medahub Operations Group, Inc. and Medahub, Inc., technology companies (“Medahub”), complete with a current compounding pharmacy license in Florida. The Medahub acquisition allows the Company to be fully HIPAA compliant and cloud based on an HL7 platform. The Company can now offer licensing agreements for other cannabis companies wanting to be HIPAA compliant from left to right or seed to sale and Doctor to Patient.

The Company’s primary source of revenue is from the extraction of medicinal hemp oil, from a non-psychoactive cannabis plant. All extraction services are currently provided in states where such services are deemed legal. The Company's subsidiary EMT has been invited to be part of the hemp pilot program in Tennessee. This program provides the Company the license to grow, manufacture, and dispense organic hemp oil in Tennessee. The Company plans on participating in this pilot program through this new, wholly-owned subsidiary.

The Company will also begin to open its retail store in Tennessee this year. Revenue generated from retail sales is not expected to be material to the Company based on current operating model.

NOTE 2 – GOING CONCERN

The Company has not generated profit to date. The Company expects to continue to incur operating losses as it proceeds with its extraction, growing and manufacturing activities in Tennessee and research and development activities and continues to navigate through the regulatory process. The Company expects general and administrative costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts. As such, and without substantially increasing revenue or finding new sources of capital, the Company will find it difficult to continue to meet its obligations as they come due.  The Company continues to seek working capital but there can be no assurance that the Company will be successful in its efforts to raise capital, or if it were successful in raising capital, that it would be successful in meeting its business plans.  These factors raise substantial doubt as to the ability of the Company to continue as a going concern.  Management’s plans include securing additional extraction contracts and opening a retail store in Tennessee, attempting to start new businesses outside of Colorado, finding additional operational businesses to buy, and attempting to raise funds from the public through an equity offering of the Company’s common stock. Management intends to make every effort to identify and develop all these sources of funds, but there can be no assurance that Management’s plans will be successful.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses for all periods presented and has a substantial accumulated deficit. As of September 30, 2018, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all adjustments, which consist solely of normal recurring adjustments, needed to fairly present the financial results for these periods. The consolidated financial statements and notes thereto are presented as prescribed by Form 10-Q. Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. The accompanying consolidated financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2017 and notes thereto in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on April 2, 2018. Operating results for the nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for the entire fiscal year. In the opinion of management, all adjustments have been made, which consist only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three-month and nine-month periods ended September 30, 2018 and 2017, (b) the financial position at September 30, 2018 and (c) cash flows for the nine-month periods ended September 30, 2018 and 2017.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Acacia Diversified Holdings, Inc. and its wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc, Canna-Cures Research & Development Center, Inc., Eufloria Medical of Tennessee, Inc., Medahub Operations Group, Inc. and Medahub, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

MEDAHUB ACQUISITION

In July 2018, the Company announced the completion of its acquisition of Medahub Operations Group, Inc. and Medahub, Inc., technology companies (“Medahub”), which includes a current compounding pharmacy license in Florida. The Medahub acquisition allows the Company to be fully HIPAA compliant and cloud based on an HL7 platform. The Company can now offer licensing agreements for other cannabis companies wanting to be HIPAA compliant from left to right or seed to sale and Doctor to Patient. The Company issued 600,000 shares of its restricted common stock to the principal of Medahub as consideration of the acquisition, valued at $126,000.

When determining the accounting of the acquisition, the Company concluded that the acquisition does not constitute the acquisition of a business since there was no inputs, processes or outputs within Medahub. In addition, although the Company acquired certain software and technology from Medahub, the most significant asset it acquired was Medahub's principal's commitment to provide support, guidance and direction for implementing this technology. Without the principal's commitment of his time, the Company will not be able to implement the technology and begin generating cash flows. Therefore, the Company believes that the value of the purchase is concentrated on the service provided by Medahub's principal. As a result, the Company allocated the entire purchase price to the service provided and accounted for it as professional fee expense.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

REVENUE RECOGNITION

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces numerous requirements in U.S. GAAP, including industry specific requirements, and provides a single revenue recognition model for recognizing revenue from contracts with customers. The Company adopted this standard effective January 1, 2018.

The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenues from extraction activities and from retail sales are recognized at a point in time.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenues.

The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application to accumulated deficit. Additionally, incremental footnote disclosures are required to present the 2018 revenues under the prior standard. Under the modified retrospective method, an entity may also elect to apply the standard to either (i) all contracts as of January 1, 2018, or (ii) only to contracts that are not completed as of January 1, 2018. The Company elected to adopt this guidance using the modified retrospective method at January 1, 2018 which did not result in an adjustment to accumulated deficit. Additionally, upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition.

DEBT DISCOUNT

During the nine months ended September 30, 2018, the Company incurred $12,800 of debt discount related to the issuance of a convertible promissory note, as described in Note 6. The discount was recognized in its entirety as interest expense rather than amortized over the life of the convertible promissory note. The immediate recognition did not yield materially different result.

DEBT ISSUANCE COSTS

During the nine months ended September 30, 2018, the Company incurred direct costs associated with the issuance of convertible promissory note, as described in Note 6, and recorded $3,000 of debt issuance costs. The Company recognized this amount as interest expense for the nine months ended September 30, 2018.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

STOCK BASED COMPENSATION

The Company accounts for stock-based compensation under Accounting Standards Codification 718 - Compensation-Stock Compensation (“ASC 718”). ASC 718 requires that all stock-based compensation be recognized as expense in the financial statements and that such cost be measured at the fair value of the award at the grant date and recognized over the period during which an employee is required to provide services (requisite service period). An additional requirement of ASC 718 is that estimated forfeitures be considered in determining compensation expense. Estimating forfeitures did not have a material impact on the determination of compensation expense during the three and nine months ended September 30, 2018 and 2017.

The Company accounts for stock based awards based on the fair market value of the instrument using a 10-day volume weighted adjusted price (VWAP) and accounts for stock options issued using the Black-Scholes option pricing model and utilizing certain assumptions including the followings:

Risk-free interest rate – This is the yield on U.S. Treasury Securities posted at the date of grant (or date of modification) having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected life—years – This is the period of time over which the options granted are expected to remain outstanding. Options granted by the Company had a maximum term of ten years. An increase in the expected life will increase compensation expense.

Expected volatility – Actual changes in the market value of stock are used to calculate the volatility assumption.  An increase in the expected volatility will increase compensation expense.

Dividend yield – This is the annual rate of dividends per share over the exercise price of the option. An increase in the dividend yield will decrease compensation expense.  The Company does not currently pay dividends and has no immediate plans to do so in the near future.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of Accounting Standards Codification 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

During the nine months ended September 30, 2018, the board of directors approved issuances of the Company’s restricted common stock to consultants, employees, and directors for services rendered:

1.	2,000 shares to a consultant for services rendered, valued at $1,420.
2.	15,000 shares to the Company's SEC counsel for services rendered, valued at $10,650.
3.	1,000,000 shares to a consultant as payment on a consulting contract, valued at $485,600. In February 2018, the Company filed a Form S-8 with the SEC to register these shares.
4.	10,000 shares each of the three directors, total 30,000 shares for their service to the Company, valued at a total of $10,239.
5.	7,500 shares to employees from the restricted stock plan valued at $37,069.
6.

36,018 shares to a company owned by an independent director for leasehold improvements at the Tennessee store, valued at $17,649 on commitment date. The Company reduced related party payable when the shares were issued.

7.	600,000 shares to the principal of Medahub for services performed, valued at $126,000.
8.	2,233,125 shares to the Company's CEO to settle accrued salary, bonus and expenses in the amount of $446,625.

 ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

FAIR VALUE ESTIMATES – The Company measures assets and liabilities it acquires at fair value in accordance with Accounting Standards Codification 820 – Fair Value Measurement (“ASC 820”). The objective of ASC 820 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions. These two types of inputs have created the following fair value hierarchy:

●	Level 1 – Quoted prices for identical instruments in active markets;

●

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

●	Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. The Company has liability measured at fair value on a recurring basis due to the issuance of convertible note payable as described in Note 6.

NOTE 4 – RELATED PARTY TRANSACTIONS

Notes Payable to Related Party

The Company entered into the following promissory notes payable to its CEO during the year ended December 31, 2017 and during the nine months ended September 30, 2018:

Note Date	Note Amount	Accrued Interest	Total
January 2017 (1)	$300,000	$16,504	$316,504
June 2017 (2)	105,000	2,048	107,048
June 2017 (3)	130,050	2,564	132,614
	535,050	21,116	556,166
Expenses owed to related party			2,234
Principle of note payable to related party after consolidation at December 31, 2017			$558,400

March 2018 (4)	$72,000	-	72,000
April 2018 (5)	$42,000	-	42,000
August 2018 (6)	$70,000	-	70,000
Principle balance of notes payable to related party at September 30, 2018	184,000	-	$184,000

Total principle amount of notes payable to related party at September 30, 2018			$742,400

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

(1) In January 2017, the Company entered into a note agreement in the amount of $300,000 with the Company’s CEO. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest of $16,504 through September 25, 2017. Concurrently, the board of directors also approved issuance of 100,000 shares of the Company’s common stock as additional interest. These shares were accounted for as debt issuance costs, valued at $182,000. The costs were expensed at the commitment date of the note as interest expense since the note is a short term capital advance with no stated term. This note was convertible into the shares of the Company’s common stock at $0.50/share and the note holder did not exercise the conversion option.

(2) In June 2017, the Company entered into a note agreement in the amount of $105,000 with the Company’s CEO for short term working capital advance. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest and recorded interest expense of $2,048 through September 25, 2017. This note was convertible into the shares of the Company’s common stock at $0.50/share and the note holder did not exercise the conversion option.

(3) In June 2017, the Company received a short term working capital advance of $130,050 from its CEO. The advance bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest and recorded interest expense of $2,564 through September 25, 2017.

On September 25, 2017, the board of directors approved the Company to enter into a consolidated note payable agreement with the Company’s CEO to consolidate the above notes (1) and (2) and advances (3) received from its CEO, including accrued interests on these notes. The total amount of the principle and interest consolidated was $558,400. This consolidated note payable bears 8% interest per annum and is due on demand. Interest expense on this note from September 25, 2017 to December 31, 2017 in the amount of $11,872 and for the nine months ended September 30, 2018 in the amount of $33,412 are included in accrued expenses in Note 7. This note is secured by all of the Company's assets.

(4) In March 2018, the Company entered into three separate unsecured promissory note agreements with its CEO and his spouse, in the amounts of $12,000, $40,000 and $20,000, totaled $72,000. Each of these promissory notes bears interest at a rate of 8% per annum. The principle balance and accrued interest is due 60 days from the date of the note. The Company accrued interest on these notes in the amount of $2,950 for the nine months ended September 30, 2018. This amount is included in accrued expenses in Note 7.

(5) In April 2018, the Company entered into two separate unsecured promissory note agreements with its CEO and his spouse, in the amounts of $10,000 and $32,000, totaled $42,000. Each of these promissory notes bears interest at a rate of 8% per annum. The principle balance and accrued interest is due 60 days from the date of the note. The Company accrued interest on these notes in the amount of $1,486 for the nine months ended September 30, 2018. This amount is included in accrued expenses in Note 7.

In May 2018, the board of directors approved the Company to enter into a promissory note agreement with the Company's CEO and his spouse to consolidate notes (4) and (5). The total amount of the principle consolidated was $114,000. The amount of interest accrued from the note dates to the date of the consolidation was minimal and therefore was not included in the consolidation. The promissory note accrues interest at 8% from the date of consolidation and is due within 120 days of the note date.

(6) In August 2018, the Company entered into three separate unsecured promissory note agreements with its CEO and his spouse, in the amounts of $25,000, $25,000, and $20,000, totaled $70,000. Each of these promissory notes bears interest at a rate of 8% per annum. The principle balance and accrued interest is due 60 days from the date of the note. The Company accrued interest on these notes in the amount of $757 for the nine months ended September 30, 2018. This amount is included in accrued expenses in Note 7.

As a result, the total amount of notes payable to related party was $742,400 and $558,400, at September 30, 2018 and December 31, 2017, respectively.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

Payable to Related Parties

Payable to related parties consisted of the followings at September 30, 2018 and December 31, 2017:

	September 30,	December 31,
	2018	2017
Short term loan from related entity (1)	$61,500	$41,994
Storage and corporate housing and auto allowances owed to CEO (2)	2,000	10,000
Amount owed to a director (3)	-	29,064
	$63,500	$81,058

(1) In 2017, the Company received a working capital advance of $74,348 from a related entity. These advances are non-interest bearing and were intended as short term capital advances. The remaining balances have been included in payable to related parties on the consolidated balance sheet as current liabilities at September 30, 2018 and December 31, 2017.

(2) On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019. The agreement provides for a monthly storage and corporate housing allowance of $1,000 for a property owned by the CEO and a monthly automobile allowance of $1,000.

In May 2018, the board of directors approved to discontinue payment of the storage and corporate housing allowance of $1,000 per month, retroactively to January 1, 2018. As a result, expenses accrued during the three months ended March 31, 2018 was reversed during the three months ended June 30, 2018. The automobile allowance remains unchanged at $1,000 per month.

In July 2018, the board of directors approved issuance of 85,000 shares of the Company's restricted common stock to the Company's CEO to settle the accrued storage and corporate housing allowance and automobile allowance in the amount of $17,000. As a result, $2,000 and $10,000 remained owed to the Company’s CEO at September 30, 2018 and December 31, 2017, respectively.

During the three and nine months ended September 30, 2018, expenses related to the housing and automobile allowances totaled $3,000 and $9,000, respectively. During the three and nine months ended September 30, 2017, expenses related to the housing and automobile allowances totaled $6,000 and $18,000, respectively.

(3) During the year ended December 31, 2017, a director of the Company incurred time and expenses related to improving the retail space located in Tennessee. These costs have been recorded as leasehold improvements in the Company’s consolidated balance sheets. At December 31, 2017, the Company owed this director $29,064, of which $17,648 was paid in February 2018 through issuance of 36,018 shares of the Company’s common stock to the director and $6,000 was paid to the director. The remaining amount was paid during the three months ended September 30, 2018.

Other Related Party Transactions

In May 2018, the Company's CEO personally financed the purchase, with the Company's board of directors' approval, a piece of property in Tennessee for the benefit of the Company. The property consists of a 14 acres farm and an indoor growing area. The Company's CEO personally funded the purchase price of the property at $185,000 and closing costs. The board of directors also granted the Company the right to purchase the farm from the Company's CEO at his cost plus 6.09% interest when the Company has sufficient cash flows to do so. At the time of the filing, the Company has not exercised such right.

The board of directors also approved for the Company to enter into a lease to lease this property from the Company's CEO, effective June 1, 2018. The term of the lease is for one year with an automatic renewal term of one year. The lease requires the Company to pay all expenses related to the acquisition and operation of the property, including but not limited to the Company's CEO's personal incremental borrowing costs, repairs and maintenance, real estate taxes, licenses and permits, etc. For the three and nine months ended September 30, 2018, the Company incurred $9,147 and $14,158, respectively, in operating expenses for this property.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 5 – LONG-TERM DEBT

In June 2018, the Company entered into a financing agreement to finance the purchase of a farm tractor. The financing agreement is secured by the tractor. The total amount financed was $21,794 at 0% interest per annum. The first monthly payment of $363 began in July 2018 and continues for 60 months. The following is the total payment amounts for the next five years:

Periods ending December 31,
2018	$1,052
2019	4,356
2020	4,356
2021	4,356
2022	4,356
2023	2,192
$20,668

The current and long-term portions of principle amounts due are as follow:

Amount of principle due in the next 12 months	$4,359
Long term portion of principle due	16,309
$20,668

NOTE 6 – CONVERTIBLE NOTE PAYABLE AND DERIVATIVE LIABILITY

On August 22, 2018, the Company issued a convertible promissory note for $140,800. The note was discounted at $128,000 and the Company received net proceeds of $125,000 after incurring $3,000 of debt issuance costs. The note bears an interest rate at 8% per annum, and principal and accrued interest was due on the maturity date of August 22, 2019. The conversion option price associated with the note has a 25% discount to the market price of the stock. The market price is based on the average of the two lowest trading prices during a ten day period prior to conversion. The note is convertible at any time. As a result of the variable feature associated with the conversion option, pursuant to ASC Topic 815, the Company bifurcated the conversion option, and utilized the Black Scholes valuation model to determine the fair value of the conversion option. At the issuance date, the Company recorded a derivative expense and derivative liability of $148,211. At September 30, 2018, the Company revalued the derivative liability and recorded additional derivative expense of $6,915. As such, the derivative liability was valued at $155,126 at September 30, 2018.

Liability measured at fair value on a recurring basis by level within the fair value hierarchy as of September 30, 2018 is as follows:

	Fair Value Measurement at
	September 30, 2018 (1)
	Using
	Level 2	Total
Liability:

Derivative liability	$155,126	$155,126

Total liability	$155,126	$155,126

(1)	The Company did not have any assets or liabilities measured at fair value using Level 1 or 3 of the fair value hierarchy as of September 30, 2018.

The Company’s derivative liabilities are classified within Level 2 of the fair value hierarchy. The Company utilizes the Black-Scholes valuation model to value the derivative liabilities utilizing observable inputs such as the Company’s common stock price, the conversion price of the conversion option, and expected volatility, which is based on historical volatility. The Black-Scholes valuation model employs the market approach in determining fair value.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

The following is a reconciliation of the beginning and ending balances for liabilities measured at fair value on a recurring basis during the nine months ended September 30, 2018:

Balance at December 31, 2017	$-
Variable conversion feature in convertible note payable	148,211
Fair value adjustment	6,915

Balance at September 30, 2018	$155,126

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the followings at September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Accounts payable to vendors	$68,202	$95,444
Payroll taxes payable	33,780	24,727
Accrued salaries and bonuses	87,773	320,667
Accrued interest on notes payable to related party	51,981	11,872
	$241736	$452,710

NOTE 8 – INVENTORIES

The Company’s inventories consisted of the followings at September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Raw materials	$27,410	$46,880
Finished goods	16,631	10,377
Hemp clones	1,200	-
	$45,241	$57,257

NOTE 9 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has been authorized to issue 150,000,000 shares of common stock, $.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

During the nine months ended September 30, 2018, the Company issue 4,123,643 shares of its restricted common stock as follows:

1.	2,000 shares to a consultant for services rendered, valued at $1,420.
2.	15,000 shares to the Company's SEC counsel for services rendered, valued at $10,650.
3.	1,000,000 shares to a consultant as payment on a consulting contract, valued at $485,600. In February 2018, the Company filed a Form S-8 with the SEC to register these shares.
4.	10,000 shares each of the three directors, total 30,000 shares for their service to the Company, valued at a total of $10,239.
5.	7,500 shares to employees from the restricted stock plan valued at $37,069.
6.

36,018 shares to a company owned by an independent director for leasehold improvements at the Tennessee store, valued at $17,649 on commitment date. The Company reduced related party payable when the shares were issued.

7.	600,000 shares to the principal of Medahub for services performed, valued at $126,000.
8.	2,233,125 shares to the Company's CEO to settle accrued salary, bonus and expenses in the amount of $446,625.
9.	200,000 shares to a non-employee director for cash value of $70,000

Warrants and Options

At September 30, 2018, 65,000 options were outstanding and there were no warrants outstanding. The Company did not issue any common stock purchase warrants or options during the nine months ended September 30, 2018 and 2017.

Restricted Stock Awards to Key Employees

In  March 2017, the board of directors approved issuance of 100,000 shares of the Company’s restricted common stock to its key employees. The award for the employees are subject to a four or five-year vesting requirements, i.e. the requisite service period. The shares are issued as the vesting restriction lapses. The Company valued these shares at fair value on commitment date which is the date on which the employee accepted the award and recorded stock based compensation expense over the requisite service period.  During the six months ended June 30, 2017, the board of directors approved issuance of 10,000 shares of the Company’s common stock to one of the key employees as the vesting requirement was met. These shares were valued at $12,800 on commitment date.

Stock based compensation expense for these awards for the three and nine months ended September 30, 2017 was $17,877 and $60,501, respectively. Stock based compensation expense for these awards for the three and nine months ended September 30, 2018 was $11,040 and $37,069, respectively.

NOTE 10 – SUBSEQUENT EVENTS

On October 8, 2018, the Company issued a convertible promissory note for $58,300. The note was discounted at $53,000 and the Company received net proceeds of $50,000 after incurring $3,000 of debt issuance costs. The note bears an interest rate at 8% per annum, and principal and accrued interest was due on the maturity date of October 8, 2019. The conversion option price associated with the note has a 25% discount to the market price of the stock. The market price is based on the average of the two lowest trading prices during a ten day period prior to conversion. The note is convertible at any time. As a result of the variable feature associated with the conversion option, pursuant to ASC Topic 815, the Company will bifurcate the conversion option, and utilize the Black Scholes valuation model to determine the fair value of the conversion option. The Company will record a derivative expense and derivative liability on issuance date and revalue the derivative liability at December 31, 2018.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 11 – RECENT ACCOUNTING PRONOUNCEMENTS

The Security and Exchange Commission ("SEC") recently amended its rules to require an analysis of changes in stockholders’ equity in the financial statements included in quarterly reports on Form 10-Q. The analysis, which can be presented as a note or separate statement, is required for the current and comparative quarter and year-to-date interim periods. The amended rules will become effective 30 days after they are published in the Federal Register. The SEC's transition guidance states that the amendments are effective for all filings made on or after the effective date; however, it also states the SEC staff would not object if a filer’s first presentation of the changes in stockholders’ equity was included in its Form 10-Q for the quarter that begins after the effective date of the amendments. The Company will continue to monitor the status of the amendments and provide financial statements in our quarterly report on Form 10-Q when they become effective.

Except as noted above and in our Form 10-K, the Company’s management does not believe that recent codified pronouncements by the Financial Accounting Standards Board (“FASB”) (including its EITF), the AICPA or the SEC will have a material impact on the Company’s current or future consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Acacia Diversified Holdings, Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Acacia Diversified Holdings, Inc. (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in stockholder’s equity (deficit), and cash flows for years ended December 31, 2017 and 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the results of its consolidated operations and  cash flows for the years ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KWCO, PC

We have served as the Company’s auditor since 2015.

Odessa, Texas

April 2, 2018

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28,417	$43,878
Accounts receivable, net of allowance for doubtful accounts of $17,450 and $0 in 2017 and 2016, respectively	22,820	35,630
Inventories	57,257	63,085
Prepaid expenses and other current assets	11,034	60,502
Total Current Assets	119,528	203,095

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $172,783 and $108,886 in 2017 and 2016, respectively	483,931	480,847

DEPOSITS	3,341	841

TOTAL ASSETS	$606,800	$684,783

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITY:
Accounts payable and accrued expenses	$452,710	$390,530
Note payable to related party	558,400	-
Payable to related parties	81,058	4,000
Total Current Liability	1,092,168	394,530

Total Liabilities	1,092,168	394,530

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value; 150,000,000 shares authorized; 17,539,982 and 16,931,816 shares issued and outstanding at December 31, 2017 and 2016, respectively	17,540	16,932
Additional paid-in capital	4,451,038	3,393,539
Accumulated deficit	(4,953,946)	(3,120,218)
Total Stockholders’ Equity (Deficit)	(485,368)	290,253

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$606,800	$684,783

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

REVENUE	$478,231	$311,283

COSTS OF GOODS SOLD
Costs of goods sold	168,400	169,135
Depreciation expense	72,943	69,848
	241,343	238,983

GROSS PROFIT	236,888	72,300

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Employee compensation expenses	720,141	637,475
General and administrative expenses	909,230	1,169,932
Depreciation expense	5,514	7,012
	1,634,885	1,814,419

LOSS FROM OPERATIONS	(1,397,997)	(1,742,119)

OTHER INCOME (EXPENSE)
Loss on sale of equipment to related party	-	(42,987)
Loss on sale of equipment	(9,530)	-
Interest expense	(427,572)	(148)
Other income	1,371	140
TOTAL OTHER INCOME (EXPENSE)	(435,731)	(42,995)

NET LOSS BEFORE INCOME TAXES	$(1,833,728)	$(1,785,114)
Income taxes	-	-

NET LOSS	$(1,833,728)	$(1,785,114)

NET (LOSS) INCOME PER COMMON SHARE, BASIC AND DILUTED	$(0.11)	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	17,372,858	15,548,247

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Members Equity		Common Stock
	Units	Amount	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total

Balance December 31, 2015	8,000	$20,687	666,950	$667	$2,207,708	$(1,335,104)	$893,958

Reverse merger and recapitalization	(8,000)	(20,687)	14,763,306	14,763	235,608		229,684

	-	-	15,430,256	15,430	2,443,316	(1,335,104)	1,123,642

Common stock issued for exercise of options			15,000	15	135		150

Common stock issued for services			156,560	157	286,418		286,575

Common stock issued for related party payable			1,200,000	1,200	598,800		600,000

Common stock issued for cash			130,000	130	64,870		65,000

Net loss						(1,785,114)	(1,785,114)

Balance December 31, 2016	-	-	16,931,816	16,932	3,393,539	(3,120,218)	290,253

Common stock issued for services			340,900	341	565,228		565,569

Common stock issued for interest expense			216,000	216	366,184		366,400

Employee stock plan compensation			10,000	10	75,405		75,415

Common stock issued to acquire property and equipment			41,266	41	50,682		50,723

Net loss						(1,833,728)	(1,833,728)

Balance December 31, 2017	-	$-	17,539,982	$17,540	$4,451,038	$(4,953,946)	$(485,368)

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,833,728)	$(1,785,114)
Adjustments to reconcile net loss to net cash and cash equivalents used by operating activities:
Depreciation	78,457	76,860
Common stock issued for services	565,569	286,575
Common stock issued from employee stock plan	75,415	-
Common stock issued for interest expense	366,400	-
Amortization of debt discount	20,950	-
Loss on sale of equipment	9,530	-
Allowance for doubtful accounts	17,450	-
Loss on sale of equipment to related party	-	42,987
(Increase) decrease in:
Accounts receivable	(4,640)	112,070
Inventories	5,828	(63,085)
Prepaid expenses and other current assets	46,968	(33,422)
Increase (decrease) in:
Accounts payable and accrued expenses	85,530	371,243
Payable to related parties	78,494	4,000
Net cash used by operating activities	(487,777)	(987,886)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of leasehold improvement with due to related party	29,064	-
Acquisition of leasehold improvement	(29,064)	-
Acquisition of property and equipment	(11,284)	(35,414)
Net cash used by investing activities	(11,284)	(35,414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	65,000
Proceeds from convertible note payable	79,050	-
Payment on convertible note payable	(100,000)	-
Common stock issued from exercise of options	-	150
Payment on due to related parties	(30,500)	-
Proceeds from advances from related party	130,050	600,000
Proceeds from note payable to related party	405,000	-
Proceeds from reverse acquisition	-	180,854
Net cash provided by financing activities	483,600	846,004

Net change in cash and cash equivalents	(15,461)	(177,296)

Cash and cash equivalents, beginning of the year	43,878	221,174

Cash and cash equivalents, end of the year	$28,417	$43,878

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$5,000	$48
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued to acquire property	$50,723	$-
Common stock issued from conversion of payable to related party	$-	$600,000
Consolidation of related party note payable	$153,400	$-
Common stock issued in reverse acquisition and recapitalization	$-	$48,830
Changes in operating assets and liabilities due to reverse acquisition:
Prepaid expenses	$-	$(3,434)
Property and equipment	$-	$(95,860)
Accumulated depreciation	$-	$44,332
Deposits	$-	$(841)
Accounts payable	$-	$6,973

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 - THE COMPANY

Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) has three wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc. (“MariJ Pharma”), Canna-Cures Research & Development Center, Inc. (“Canna-Cures”), and Eufloria Medical of Tennessee, Inc. (“EMT”), a company incorporated in the state of Tennessee. The Company formed this new subsidiary to acquire a parcel of land and a license from one of its directors.  See details in NOTE 5 - Related Party Transactions.

Prior to the Merger (see NOTE 2), the Company sold the assets and related businesses of its Citrus Extracts, Inc. and Acacia Transport Services, Inc. subsidiaries, and its Acacia Milling Services operations, being all of its then revenue-producing operations, on June 29, 2015. On January 15, 2016 the Company entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies, including (1) MariJ Agricultural, Inc.; (2) Canna-Cures Research & Development Center, LLC; and, (3) JR Cannabis Industries, LLC with an effective date of January 4, 2016.  In connection with the acquisition, the Company issued 2,474,850 shares of its common stock to the shareholders and members of the MariJ Group.

In 2016, following those acquisitions, the Company formed two new subsidiaries to conduct its new medical cannabis business activities, being MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures”). In 2017, the Company formed a new subsidiary, Eufloria Medical of Tennessee, Inc. (“EMT”), a corporation formed under the laws of Tennessee.

The Company’s primary source revenue is from the extraction of medicinal cannabis oil, from a non-psychoactive cannabis plant. All extraction services are currently limited to the State of Colorado, as the Company is attempting to attain various licenses for business in other states.

NOTE 2 - REVERSE MERGER ACCOUNTING

On January 15, 2016 the Company entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies, including (1) MariJ Agricultural, Inc.; (2) Canna-Cures Research & Development Center, LLC; and, (3) JR Cannabis Industries, LLC with an effective date of January 4, 2016.  In connection with the acquisition, the Company issued 2,474,850 shares of its common stock to the shareholders and members of the MariJ Group.

As result of this transaction Rick Pertile, CEO of MariJ Group, became CEO and Chairman of the Board of Directors of Acacia.  In addition two members of the Board of Directors of Acacia resigned and Mr. Pertile, together with the two remaining directors, appointed to Acacia’s Board two individuals that were owners and directors of the MariJ Group.  After the acquisition, all company operations were those of the MariJ Group.

The merger of the MariJ Group into the non-operating public company (Acacia), which had only nominal assets (total net assets aggregated $229,684, including cash of $180,854), is considered to be a capital transaction. The transaction was equivalent to the issuance of stock by the MariJ Group for the net assets of Acacia, accompanied by a recapitalization.

The historical consolidated financial statements of the MariJ Group become the consolidated financial statements of the public company subsequent to the merger.  The audited consolidated financial statements of the MariJ Group were included in the Current Report on Form 8-K/A filed April 25, 2016 by Acacia.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 3 - GOING CONCERN

The Company has not generated profit to date. The Company expects to continue to incur operating losses as it proceeds with its extraction and research and development activities and continues to navigate it through the regulatory process. The Company expects general and administrative costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts. As such, and without substantially increasing revenue or finding new sources of capital, the Company will find it difficult to continue to meet its obligations as they come due.  The Company is still locating new clients for its services and products, and the business is generally seasonal with the second and third quarters of the calendar year being the slowest as a result of it being the “off season” for outside grow of Cannabis hemp plants.  There can be no assurance that the Company will be successful in its efforts to raise capital, or if it were successful in raising capital, that it would be successful in meeting its business plans.  While the services performed by the Company’s MariJ Pharma subsidiary and sales of current inventory supplies, if sold on a seasonally-adjusted basis, are anticipated to be sufficient to meet the Company’s liquidity needs, these factors raise some doubt as to the ability of the Company to continue as a going concern.  Management’s plans include increasing production at the Company’s new MariJ Pharma subsidiary during 2018, selling its inventories of products, attempting to start new businesses or find additional operational businesses to buy, and attempting to raise funds from the public through an equity offering of the Company’s common stock and from issuance of notes payable to related party. Management intends to make every effort to identify and develop all these sources of funds, but there can be no assurance that Management’s plans will be successful.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses for all periods presented and has a substantial accumulated deficit. As of December 31, 2017, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) with December 31, as its year-end.  The consolidated financial statements and notes are the representations of the Company’s management who are responsible for their integrity and objectivity.

PRINCIPLES OF CONSOLIDATION – The consolidated financial statements include the accounts of Acacia Diversified Holdings, Inc. and its wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc, Canna-Cures Research & Development Center, Inc and Eufloria Medical of Tennessee, Inc.  All significant intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES - Preparing the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions about current, and for some estimates, future economic and market conditions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS - The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents. Credit risk associated with cash deposits are insured under FDIC up to $250,000 per depositor, per FDIC insured bank, per ownership category.  At such time, as the Company’s cash deposits exceed FDIC limits, the Company will reassess their credit risk.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS – The Company’s accounts receivable represents amounts due from customers for extraction services performed. Allowance for uncollectible accounts receivable is estimated based on the aging of the accounts receivable and management estimate of uncollectible amounts.  At December 31, 2017 and 2016, the Company provided for $17,450 and $0, respectively, of allowance for doubtful accounts.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

CONCENTRATION OF CUSTOMERS – For the year ended December 31, 2017, the Company’s extraction revenue, which accounted for 94% of total revenue, came from the Company’s three customers. These three customers accounted for approximately 33%, 28% and 32%, respectively, of total revenue. The entire trade receivable balance at December 31, 2017 was due from one customer.

For the year ended December 31, 2016, all of the Company’s extraction revenue, which accounted for 95% of total revenue, came from the Company’s only two customers. One customer accounted for 72% while another customer accounted for 23% of the total revenue. The entire trade receivable balance at December 31, 2016 was due from one customer.

INVENTORIES – Inventories are stated at the lower of cost or market.  Cost is determined using the average cost method. The Company’s inventory consists of raw materials and finished goods. Cost of inventory includes cost of ingredients, labor, quality control and all other costs incurred to bring our inventories to condition ready to be sold.

PROPERTY AND EQUIPMENT – Property and equipment are stated at cost less accumulated depreciation.  Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to fifteen years.

IMPAIRMENT OF LONG-LIVED ASSETS – In accordance with Accounting Standards Codification 360-10-05 - Impairment or Disposal of Long-Lived Assets, long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment at least annually or whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  The Company did not recognize any impairment losses for the periods presented.

DEBT ISSUANCE COSTS - The Company follows Accounting Standard Update 2015-03 – Simplifying the Presentation of Debt Issuance Costs, which requires direct costs associated with the issuance of convertible note to be presented in the balance sheet as a direct reduction from the carrying value of the associated debt liability. These costs are amortized into interest expense over the contractual term of the note or a shorter amortization period when deemed appropriate. The Company amortizes debt issuance costs for its convertible note immediately upon issuance since the note is convertible on demand.

OFFERING COSTS - The Company follows the SEC Staff Accounting Bulletin, Topic 5 - Miscellaneous Accounting, which requires that specific incremental costs directly attributable to a proposed or actual offering of securities may be deferred and charged against gross receipts of the offering. However, deferred costs of an aborted offering, or a postponement of existing offering exceeding 90 days, may not be deferred and charged against proceeds of a subsequent offering.

REVENUE RECOGNITION – The Company generates revenue from extracting and processing very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants.  The Company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met:

o          persuasive evidence of an arrangement exists

o          the product has been shipped or the services have been rendered to the customer

o          the sales price is fixed or determinable

o          collectability is reasonably assured.

ADVERTISING COSTS - Advertising costs are expensed as incurred.  Advertising expense for the years ended December 31, 2017 and 2016 amounted to $8,516 and $15,427, respectively.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, accounts receivable, deposits, prepaid expenses, accounts payable and accrued expenses approximate fair value due to the short-term nature of these instruments. Accounts payable and accrued expenses as of December 31, 2017 and 2016 included amounts due to vendors and service providers in the amounts of $452,710 and $390,530, respectively. Amount at December 31, 2017 also included accrued compensation to the Company’s officers. Amount at December 31, 2016 also included accrued compensation to the Company’s current CEO and severance compensation to the Company’s former CEO.

FAIR VALUE ESTIMATES – The Company measures its options and warrants at fair value in accordance with Accounting Standards Codification 820 – Fair Value Measurement (“ASC 820”). The objective of ASC 820 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. No new options or warrants were issued during the years ended December 31, 2017 and 2016.

	Quoted Active Markets for Identified Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total

	(Level 1)	(Level 2)	(Level 3)
December 31, 2017
Common stock issued for services	-	$565,569	-	$565,569
Stock for Interest	-	366,400	-	366,400
Employee Stock Plan	-	75,415	-	75,415
Stock for property acquisition	-	50,723	-	50,723

December 31, 2016
Common stock issued for services	-	$286,575	-	$286,575
Common stock for related party payable	-	600,000	-	600,000

All common stock issued for services are valued on the date of the agreements, using quoted prices from over-the-counter markets.

COMPENSATED ABSENCES - The Company has not accrued a liability for compensated absences in accordance with Accounting Standards Codifications 710 – Compensation – General, as the amount of the liability cannot be reasonably estimated at December 31, 2017 and 2016.

LOSS PER COMMON SHARE - Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share would include the weighted average common shares outstanding and potentially dilutive common share equivalents. Because of the net losses for all periods presented, the basic and diluted weighted average shares outstanding are the same since including the additional shares would have an anti-dilutive effect on the loss per share. For this reason, common stock options and warrants to purchase 65,000 and 0 shares, respectively, of common stock were not included in the computation of basic and diluted weighted average common shares outstanding for the years ended December 31, 2017 and 2016.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

INCOME TAXES - The Company files federal and state income tax returns in accordance with the applicable rules of each jurisdiction. We account for income taxes under the asset and liability method in accordance with Accounting Standards Codification 740 - Income Taxes (“ASC 740”). The provision for income taxes includes federal, state and local income taxes currently payable, as well as deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable amounts in years in which those temporary differences are expected to be recovered or settled. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.  In accordance with ASC 740, we recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  The Company currently has substantial net operating loss carryforwards.  The Company has recorded a valuation allowance equal to the net deferred tax assets due to the uncertainty of the ultimate realization of the deferred tax assets.

CONTINGENCIES - Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is possible that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of range of possible loss if determinable and material, would be disclosed. There was no known contingency at December 31, 2017.

In the normal course of business, the Company also enters into various other guarantees and indemnities in its relationships with suppliers, service providers, customers and others.  These guarantees and indemnifications do not materially impact the Company’s financial condition or results of operations, and indemnifications associated with the Company’s actions generally have no dollar limitations and currently cannot be quantified.

STOCK BASED COMPENSATION - The Company accounts for stock-based compensation under Accounting Standards Codification 718 - Compensation-Stock Compensation (“ASC 718”). ASC 718 requires that all stock-based compensation be recognized as expense in the financial statements and that such cost be measured at the fair value of the award at the grant date and recognized over the period during which an employee is required to provide services (requisite service period). An additional requirement of ASC 718 is that estimated forfeitures be considered in determining compensation expense. Estimating forfeitures did not have a material impact on the determination of compensation expense during the years ended December 31, 2017 and 2016.

The Company accounts for stock based awards based on the fair market value of the instrument using a 10-day volume weighted adjusted price (VWAP) and accounts for stock options issued using the Black-Scholes option pricing model and utilizing certain assumptions including the followings:

Risk-free interest rate – This is the yield on U.S. Treasury Securities posted at the date of grant (or date of modification) having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected life—years – This is the period of time over which the options granted are expected to remain outstanding. Options granted by the Company had a maximum term of ten years. An increase in the expected life will increase compensation expense.

Expected volatility – Actual changes in the market value of stock are used to calculate the volatility assumption.  An increase in the expected volatility will increase compensation expense.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Dividend yield – This is the annual rate of dividends per share over the exercise price of the option. An increase in the dividend yield will decrease compensation expense.  The Company does not currently pay dividends and has no immediate plans to do so in the near future.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of Accounting Standards Codification 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

NOTE 5 - RELATED PARTY TRANSACTIONS

Note Payable to Related Party

The following notes and advances, together with accrued interest, were consolidated into one single note payable to the Company’s CEO:

(1) In January 2017, the Company entered into a note agreement in the amount of $300,000 with the Company’s CEO. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest of $16,504 through September 25, 2017. Concurrently, the board of directors also approved issuance of 100,000 shares of the Company’s common stock as additional interest. These shares were accounted for as debt issuance costs, valued at $182,000. The costs were expensed at the commitment date of the note as interest expense since the note is a short term capital advance with no stated term. This note was convertible into the shares of the Company’s common stock at $0.50/share and the note holder did not exercise the conversion option.

(2) In June 2017, the Company entered into a note agreement in the amount of $105,000 with the Company’s CEO for short term working capital advance. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest and recorded interest expense of $2,048 through September 25, 2017. This note was convertible into the shares of the Company’s common stock at $0.50/share and the note holder did not exercise the conversion option.

(3) In June 2017, the Company received a short term working capital advance of $130,050 from its CEO. The advance bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest and recorded interest expense of $2,564 through September 25, 2017.

(4) On September 25, 2017, the board of directors approved the Company to enter into a consolidated note payable agreement with the Company’s CEO to consolidate notes and advances received from its CEO, including accrued interests on these notes.

Note Date	Note Amount	Accrued Interest	Total
January 2017	$300,000	$16,504	$316,504
June 2017	105,000	2,048	107,048
June 2017	130,050	2,564	132,614
	535,050	21,116	556,166
Expenses owed to related party			2,234
Principle of note payable to related party after consolidation			$558,400

The consolidated note payable bears interest at 8% and is due and payable on demand or first from any capital raised. The note is secured by a first lien on the assets of the Company and its subsidiaries. The Company accrued interest and recorded interest expense of $11,872 for the period September 25, 2017 to December 31, 2017 and is included in accrued liabilities.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Payable to Related Parties

Payable to related parties consisted of the followings at December 31, 2017 and 2016:

	2017	2016
Short term loan from related entity (1)	$41,994	$-
Storage and corporate housing and auto allowances owed to CEO (2)	10,000	4,000
Amount owed to a director (3)	29,064	-
	$81,058	$4,000

(1) In 2017, the Company received a working capital advance of $74,348 from a related entity. These advances are non-interest bearing and were intended as short term capital advances. The remaining balances of $41,994 have been included in payable to related parties on the consolidated balance sheet as current liabilities at December 31, 2017.

(2) On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019. The agreement provides for a monthly storage and corporate housing allowance of $1,000 for a property owned by the CEO and a monthly automobile allowance of $1,000. During the year ended December 31, 2017, expenses related to the housing and automobile allowances totaled $24,000, of which $10,000 remained owed to the Company’s CEO at December 31, 2017. During the year ended December 31, 2016, expenses related to the housing and automobile allowances totaled $16,000, of which $4,000 remained owed to the CEO at December 31, 2016.

(3) During the year ended December 31, 2017, a director of the Company incurred time and expenses related to improving the retail space located in Tennessee. These costs have been recorded as property and equipment in the Company’s consolidated balance sheet at December 31, 2017. At December 31, 2017, the Company owed this director $29,064, of which $17,648 was paid after December 31, 2017 through issuance of 36,018 shares of the Company’s common stock to the director.

Other Related Party Transactions

In March 2017, the Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service in a financing transaction and the equity purchase agreement described in NOTES 9 and 10. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent compensation costs directly related to the equity purchase agreement with this investor. These shares were valued at $82,500.

In May 2017, the Company and EMT entered into an agreement to purchase a parcel of land in Tennessee and an Industrial Hemp Grower License issued by the Tennessee Department of Agriculture from one of the Company’s directors. The purchase price of the transaction was 80,000 shares of the Company’s restricted common stock. These shares were valued at $1.60 per share, or $128,000, on the commitment date. EMT allocated the purchase price among the assets acquired based on their fair values as follow:

Land purchase price	$26,194
Land preparation and cleanup	15,000
Industrial Hemp Grower License	-
Compensation	86,806
Total Purchase Price	$128,000

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Company determined the value of the land based on the purchase price paid by the director in December 2016. There has been no significant changes in the value of the land since that time. The Company estimated land preparation and cleanup costs at $15,000. The director applied for and paid a fee of $264 to obtain the license. The Company was not able to determine the value of the license since the license was granted as part of the hemp pilot program in Tennessee and the Company has not generated any cash flows from this license. The Company entered into this agreement with its director, in lieu of the state of Tennessee, as a result of the state’s residency requirement to enter into the program in Tennessee. As a result, this director is also a registered agent and a director of EMT, a Tennessee corporation. The remaining purchase price of $86,806 represented compensation to this director for his effort in preparing the Company for operations in Tennessee. During the year ended December 31, 2017, this director also incurred expenses in excavating and clearing of the land, installing driveway and culvert and completing the survey for excavation. The board of directors approved issuance of the Company’s common stock to compensate this director for his expenses. As a result, the Company recorded its commitment to issue 15,520 shares of its common stock valued at $0.61 per share, for a total of $9,529, which is included as part of the cost of the land. Accordingly, the total recorded cost of the Tennessee land acquisition is $50,723.

During the year ended December 31, 2017, the Company issued 20,000 shares of the Company’s common stock to each of its three directors for serving on the Company’s board during 2017 and 2016. The total of 60,000 shares were valued at $99,000. There was no cash compensation paid to the directors for their service on the board. During the year ended December 31, 2016, the Company paid $1,000 cash compensation to each of its four non-employee directors, totaled $4,000.

During the year ended December 31, 2016, the Company’s CEO advanced working capital to the Company in multiple tranches that totaled $600,000 to fund operating expenses. In December 2016, the Company issued to the CEO 1,200,000 shares of the Company’s common stock at $0.50 per share as payment in full of this advance.

NOTE 6 - INVENTORIES

The Company’s inventories consisted of the followings at December 31, 2017 and 2016:

	2017	2016
Raw materials	$46,880	$52,363
Finished goods (isolates, tinctures and capsules, etc.)	10,377	10,722
	$57,257	$63,085

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates intended to depreciate the costs of assets over their estimated useful lives. Upon retirement or sale of property and equipment, the cost of the disposed assets and related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to selling, general and administrative expenses. Expenditures for normal repairs and maintenance are charged to expense as incurred.

Additions and expenditures for improving or rebuilding existing assets that extend the useful life are capitalized. Leasehold improvements made either at the inception of the lease or during the lease term are amortized over the shorter of their economic lives or the lease term including any renewals that are reasonably assured.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Property and equipment consisted of the followings at December 31, 2017 and 2016:

	2017	2016
Computer equipment	$7,582	$26,672
Website	5,000	5,000
Extraction and lab equipment	559,257	558,061
Land	50,723	-
Leasehold improvement	34,152	-
Total property and equipment	656,714	589,733
Less accumulated depreciation	(172,783)	(108,886)
Net property and equipment	$483,931	$480,847

Depreciation expense for the years ended December 31, 2017 and 2016 totaled $78,457 and $76,860, respectively.

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the followings at December 31, 2017 and 2016:

	2017	2016
Accounts payable to vendors	$95,444	$69,938
Payroll taxes payable	24,727	11,092
Accrued salaries and bonuses	320,667	59,500
Accrued interest on note payable to related party	11,872	-
Accrued severance compensation to former CEO	-	250,000
	$452,710	$390,530

NOTE 9 - CONVERTIBLE NOTE PAYABLE

In March 2017, the Company entered into a financing agreement with an investor whereby the Company would issue unsecured convertible note agreements to the investor in the aggregate principal amount of $400,000 at 10% discount. The financing would be funded in tranches, each with the issuance of a separate convertible note agreement by the Company.

On March 31, 2017, the Company issued the first convertible note agreement (“first note”) in the principal amount of $100,000 at 10% discount. The first note matures on March 31, 2019 and is convertible into the Company’s common stock at a conversion price of $1.60 per share if no event of default has occurred and is converted prior to 180 days after the issuance date. If an event of default has occurred or the date of conversion is 180 days after the issuance date, the conversion price will be the lesser of $1.60 per share, or 70% of the second lowest closing bid price of the Company’s common stock for the 20 trading days immediately preceding the date of the conversion. In connection with the issuance of the first note, the Company paid $2,500 of commitment fee to the investor, $2,500 legal fees, and a finders fee of $5,950. Therefore, the Company received net proceeds of $79,050 at closing.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a consultant for the transaction. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent compensation costs directly related to the sale of the Company’s common stock to this investor (see NOTE 10). As a result, the debt discount of $10,000, commitment fee of $2,500, legal fee of $2,500, commission to a third-party consultant of $5,950 and the non-cash debt issuance costs of $26,400, totaling $47,350, were recorded as a direct reduction from the carrying value of the principal amount in the consolidated balance sheet at the time of the agreement. These costs were amortized as interest expense immediately upon issuance because the first note was immediately convertible by the note holder. The principle amount of $100,000 was repaid in June 2017 together with interest expense of $5,000.

The Company did not receive additional funding from the investor and therefore, no additional convertible note agreement was issued.

NOTE 10 - STOCKHOLDERS’ EQUITY

Common Stock

The Company has been authorized to issue 150,000,000 shares of common stock, $.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

During the year ended December 31, 2017, the Company issued 608,166 shares of its restricted common stock as follows:

1)10,000 shares to each director for services rendered for fiscal year 2016 and 10,000 shares for services to be rendered for fiscal year 2017, total 60,000 shares, valued at $99,000;

2)17,646 shares to a consultant for investors relations services, valued at $30,000;

3)50,000 shares to the Company’s SEC legal counsel for services performed, valued at $82,500;

4)10,000 shares to an employee for services performed, valued at $12,800;

5)110,000 shares to an investor and its affiliate as offering costs, valued at $184,800;

6)50,000 shares to a director for consulting services rendered in the convertible note and equity purchase agreement transactions, valued at $82,500;

7)100,000 shares issued as debt issuance cost to CEO for related party advances, valued at $182,000;

8)100,000 shares issued as interest expense to CEO for related party advances, valued at $158,000;

9)15,000 shares to a consultant for continuing services, valued at $23,400; and

10)80,000 shares to a director as other considerations and to purchase and prepare assets acquired by the Company’s subsidiary, valued at $128,000.

11)15,520 shares to a director for expenses incurred related to land excavation and clean up, valued at $9,529.

During the year ended December 31, 2016 the Company issued 3,976,410 shares of its common stock as follows:

1)6,466 shares were issued to a consultant to provide institutional funding services valued at $14,955. No additional service was performed after this issuance;

2)15,846 shares were issued for advisory services performed in December 2016, valued at $30,000. The agreement provides for issuance of additional shares, priced at the 3-day closing average of the Company’s common stock, each month thereafter, for services performed through May 5, 2017;

3)2,474,850 shares were issued to the MariJ shareholders in the acquisition transaction of January 15, 2016;

4)130,000 shares were issued to directors as subscriptions for new purchased shares for $65,000 at $0.50 per share;

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

5)15,000 shares were issued from exercise of common stock purchase options at $0.01 per share; and

6)1,200,000 shares were issued to a related party to settle $600,000 of working capital advances at $0.50 per share;

7)132,248 shares were issued to the former CEO valued at $238,000 pursuant to his anti-dilution agreement; and

8)2,000 shares were issued for services performed by an independent consultant valued at $3,620.

Warrants and Options

At its meeting of directors on February 1, 2007, the Company’s board of directors approved the Acacia Automotive, Inc. 2007 Stock Incentive Plan1 (the “Plan”), which was approved by our stockholders on November 2, 2007, reserving 1,000,000 shares to be issued there under in the form of common stock or common stock purchase options.  On July 26, 2012, our shareholders voted to update and extend the Acacia Automotive, Inc. 2007 Stock Incentive Plan, renaming it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. Warrants, which may be included as equity compensation of used in other manners, are not a component of the Plan. On June 29, 2015 shareholders holding a majority of the shares of the Company voted to discontinue the Company’s stock incentive plans. At December 31, 2017, 65,000 options still remained outstanding.

The Company did not issue any common stock purchase warrants or options during the years ended December 31, 2017 and 2016. The following tables represent stock options and warrants activities for the years ended December 31, 2017 and 2016.

Stock Options

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Yrs)	Aggregate Intrinsic Value
Outstanding at December 31, 2015	90,000	$0.34	3.10	$10,350
Granted	-
Exercised	(15,000)	$0.01
Forfeited or cancelled	-
Outstanding at December 31, 2016	75,000	$0.41	2.71	$82,000
Granted	-
Exercised	-
Forfeited or cancelled	(10,000)	$0.80
Outstanding at December 31, 2017	65,000	$0.35	2.00	$16,050
Exercisable at December 31, 2017	65,000	$0.35	2.00	$16,050

* Of the 65,000 options still active as of December 31, 2017: (i) 15,000 expire at 12-31-2018; (ii) 30,000 expire at 11-6-2019; and, (iii) 20,000 expire at 12-23-2020.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Stock Warrants

At December 31, 2017 and 2016, there were no outstanding and exercisable stock purchase warrants. The following summarizes the warrant activities during the year ended December 31, 2016:

2016
	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2015	1,000,000	$3.00
Granted	-	-
Exercised	-	-
Forfeited or cancelled	-	-
Expired	1,000,000	$3.00
Outstanding at December 31, 2016	-	$-
Exercisable at December 31, 2016	-	$-

CSPA

In March 2017, the Company entered into an equity purchase agreement (“agreement”) with an investor whereby the investor will purchase up to $5,000,000 of the Company’s common stock over a period of 24 months from the effective date of the Company’s Registration Statement. The investor will purchase the Company’s common stock at a 10% discount. Pursuant to the agreement, the Company issued to the investor, and its affiliate, 110,000 shares of its common stock as commitment fee. These shares are valued at $184,800 at the commitment date and are deemed direct incremental costs associated with the offering. Subsequent to filing the Registration Statement, the Company withdrew its filing, and therefore, these costs are expensed as general and administrative expense.

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a consultant of the transaction. The Company determined that 34,000 shares of the total number of shares approved for issuance represent compensation costs directly related the sale of the Company’s common stock to this investor. These shares are valued at $56,100 on commitment date are deemed direct incremental costs associated with the offering. Subsequent to filing the Registration Statement, the Company withdrew its filing, and therefore, these costs are expensed as general and administrative expense.

Restricted Stock Awards to Key Employees

In March 2017, the board of directors approved issuance of 100,000 shares of the Company’s restricted common stock to its key employees. The award for the employees are subject to a four or five-year vesting requirements, i.e. the requisite service period. The shares are issued as the vesting restriction lapses. The Company valued these shares at fair value on commitment date which is the date on which the employee accepted the award and recorded stock based compensation expense over the requisite service period.  During the year ended December 31, 2017, the board of directors approved issuance of 10,000 shares of the Company’s common stock to one of the key employees as the vesting requirement was met. These shares were valued at $12,800 on commitment date. Stock based compensation expense for these awards for the year ended December 31, 2017 was $62,616. There was no restricted stock awarded to key employees in 2016.

NOTE 11 - INCOME TAXES

As of December 31, 2017 and 2016 the Company had net operating loss carryforwards of approximately $11,795,000 and $10,973,000, respectively, which will expire beginning at the end of 2019.  A valuation allowance has been provided for the deferred tax asset as it is uncertain whether the Company will have future taxable income.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act reduces the corporate tax rate to 21%, effective January 1, 2018. Consequently, we have recorded $1,425,999 adjustment to the deferred tax provision for the year ended December 31, 2017.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

A reconciliation of the benefit (expense) for income taxes with amounts determined by applying the statutory federal income rate of 21%  in 2017 and 34% in 2016 to the respective losses before income taxes is as follows:

	2017	2016
Net (Loss)	$(1,833,728)	$(1,785,114)
Benefit (expense) for income taxes computed using the statutory rate of 21% and 34%, respectively	385,083	606,939
Non-deductible expense	(212,526)	(99,086)
Remeasurement of deferred income taxes due to tax reform	(1,425,999)	-
Change in valuation allowance	1,253,442	(507,853)
Provision for income taxes	$-	$-

Significant components of the Company’s deferred tax liabilities and assets at December 31, 2017 and 2016 are as follows:

	2017	2016
Total deferred tax assets – net operating losses	$2,476,950	$3,731,181
Deferred tax liabilities
Depreciation	-	(789)
Net deferred tax assets	2,476,950	3,730,392

Valuation allowance	(2,476,950)	(3,730,392)
	$-	$-

As of December 31, 2017, open Federal income tax years subject to examination include the tax years ended December 31, 2016 through 2014. At December 31, 2017, net operating loss (“NOL”) carryforwards expiring through 2037 were as follows:

Expiring December 31,	Amount of NOL Expiring
2019	$6,166,000
2026	408,000
2027	693,000
2028	771,000
2029	197,000
2030	32,000
2031	415,000
2033	692,000
2034	106,000
2036	1,493,000
2037	822,000
$11,795,000

The net change in the valuation allowance is as follow:

Change in valuation allowance
2017	$(2,476,950)
2016	(3,730,392)
$1,253,442

The accounting for the effects of the rate change on deferred tax balances is complete and no provisional amounts were recorded for this item.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 12 - LEASES AND COMMITMENTS

The Company rents administrative space in Clearwater, Florida at $904 per month on a month to month basis, rents retail space in Pueblo, Colorado at $2,000 per month on a month to month basis until July 2017 and rents retail space in Nashville, Tennessee at $2,500 per month beginning in December 2017 for the first twelve months and at $2,250 per month for the next twelve months. The Company also rented a small apartment at $750 per month until December 31, 2016.

On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019 and at a starting salary of $170,000 and annual bonus at 35% of the salary. The salary for our CEO for the year 2017 was $195,000. Any salary and bonus increases must be reviewed and approved by the Company’s board of directors. The agreement provides for a monthly storage and corporate housing allowance of $1,000 for the rental of a second office owned by the CEO and a monthly automobile allowance of $1,000. During the year ended December 31, 2017, expenses related to the housing and automobile allowances totaled $24,000, of which $10,000 remained owed to the Company’s CEO at December 31, 2017. During the year ended December 31, 2016, expenses related to the housing and automobile allowances totaled $16,000, of which $4,000 remained owed to the CEO at December 31, 2016. As such, the Company is committed to an annual expenditures of $24,000 for each of the years ended December 31, 2018 and 2019.

The Company’s commitment to these expenditures are as follow:

	Years ending December, 31
	2018	2019	Total
Tennessee retail space lease	$30,050	$30,600	$60,650
CEO housing allowance	12,000	12,000	24,000
CEO automobile allowance	12,000	12,000	24,000
	$54,050	$54,600	$108,650

Rent expense for the above leases and commitments for the years ended December 31, 2017 and 2016 were approximately $46,200 and $35,300, respectively.

NOTE 13 - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will replace numerous requirements in U.S. GAAP, including industry specific requirements, and provide companies with a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. In July 2015, the FASB approved the deferral of the new standard’s effective date by one year. The new standard is effective for annual reporting periods beginning after December 15, 2017. The FASB will permit companies to adopt the new standard early, but not before the original effective date of annual reporting periods beginning after December 15, 2016, but the Company is not planning to early adopt the new standard.

Subsequent to the issuance of this new standard, the FASB also issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing in April 2016 and ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow Scope Improvements and Practical Expedients in May 2016. The effective dates and transition requirements for these amendments in these updates are the same as those for Topic 606. The Company is currently evaluating the effect this standard will have on its consolidated financial statements and related disclosures and its method of adoption.

ACACIA DIVERSIFIED HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory (Topic 330), which simplifies its current requirement that an entity measure inventory at lower of cost or market, when market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. Inventory within the scope of ASU 2015-11 should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The Company is evaluating the effect that ASU 2015-11 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This ASU is effective for all interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

NOTE 14 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through April 2, 2018, the date the financial statements were issued, and determined that there were no other material events to disclose, other than the followings:

In February 2018, the Company adopted the Acacia Diversified Holdings, Inc. 2018 Stock Grant and Option Plan (“2018 Plan”). The purpose of the 2018 Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company. Awards that can be granted from the 2018 Plan include registered shares, restricted shares and options as well as the direct award or sale of shares of the Company’s common stock. The aggregate number of shares which  may be issued or transferred pursuant to an award shall not exceed 5,000,000 shares of authorized common stock of the Company. Subsequent to the adoption of the 2018 Plan, the Company filed Form S-8 with the Securities and Exchange Commission to register 1,000,000 shares of the Company’s common stock pursuant to a one-year consulting agreement beginning in February 2018. The board of directors also approved the Company issue 500,000 shares to the consultant to begin the agreement.

During the year ended December 31, 2017, a director of the Company incurred time and expenses related to improving the retail space located in Tennessee. These costs have been recorded as property and equipment in the Company’s consolidated balance sheet at December 31, 2017. At December 31, 2017, the Company owed this director $29,064, of which $17,648 was paid on March 1, 2018 through issuance of 36,018 shares of the Company’s common stock to the director.

On March 1, 2018, the Company also issued its SEC counsel 15,000 shares of the Company’s common stock for services to be performed in 2018.

On March 1, 2018, the Company also issued an unrelated party 2,000 shares of the Company’s common stock pursuant to a licensing agreement the Company entered into with this party in August 2016.

On March 19, 2018, the Company entered into a promissory note agreement with its CEO for a working capital advance of $12,000. The note bears interest at 8% per annum and is due in 60 days.

On March 26, 2018, the Company entered into a promissory note agreement with its CEO for a working capital advance of $40,000. The note bears interest at 8% per annum and is due in 60 days.

On March 30, 2018, the Company entered into a promissory note agreement with its CEO for a working capital advance of $20,000. The note bears interest at 8% per annum and is due in 60 days.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ACACIA DIVERSIFIED HOLDINGS, INC.

10,000,000 SHARES OF COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

February 14, 2019

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

Various Filing Fees	$215.93	*
Legal Fees and Expenses	$5,000	*
Accounting Fees and Expenses	$-0-	*
Miscellaneous Expenses	$-0-	*
Total	$5,215.93	*

* Estimate

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Texas Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him/her and liability and expenses incurred by him/her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 20, 2014, the Company issued 108,597 new common shares to Red Phoenix Extracts, Inc. (“RPE”) in extinguishment of a portion of its obligations, those shares being valued at $1.00 each. Following the issuance of those shares, the Company’s debt obligation to RPE from the original acquisition transaction was reduced to $139,950 and its remaining debt obligations to others from that transaction was reduced to $109,846.

On January 15, 2016, the Company entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies, including (1) MariJ Agricultural, Inc.; (2) Canna-Cures Research & Development Center, LLC; (3) TropiFlora, LLC; and, (4) JR Cannabis Industries, LLC with an effective date of January 4, 2016.  TropiFlora and Canna-Cures had no operations or assets as of December 31, 2015.  In connection with the acquisition, the Company issued 2,474,850 shares of its common stock to the shareholders and members of the MariJ Group.

During the year ended December 31, 2017, the Company issued 608,166 shares of its restricted common stock as follows:

1)     10,000 shares to each director for services rendered for fiscal year 2016 and 10,000 shares for services to be rendered for fiscal year 2017, total 60,000 shares, valued at $99,000;

2)     17,646 shares to consultant Uptick Capital for investors relations services, valued at $30,000;

3)     50,000 shares to the Company’s securities legal counsel, Clifford Hunt for services performed, valued at $82,500;

4)     10,000 shares to an employee for services performed, valued at $12,800;

5)     110,000 shares to an investor and its affiliate as offering costs, valued at $184,800;

6)     50,000 shares to a director for consulting services rendered in the convertible note and equity purchase agreement transactions, valued at $82,500;

7)     100,000 shares issued as debt issuance cost to CEO, Rick Pertile for related party advances, valued at $182,000;

8)     100,000 shares issued as interest expense to CEO, Rick Pertile for related party advances, valued at $158,000;

9)     15,000 shares to a consultant, Martin Groves for continuing services, valued at $23,400; and

10)     80,000 shares to a director as other consideration and to purchase and prepare assets acquired by the Company’s subsidiary, valued at $128,000.

11)     15,520 shares to a director for expenses incurred related to land excavation and clean up, valued at $9,529.

During the year ended December 31, 2016 the Company issued 3,976,410 new restricted shares of its common stock as follows:

(i.)   6,466 shares were issued to a consultant to provide institutional funding services valued at $14,955. No additional service was performed after this issuance;

(ii.)  15,846 shares were issued for advisory services performed in December 2016, valued at $30,000. The agreement provides for issuance of additional shares, priced at the 3-day closing average of the Company’s common stock, each month thereafter, for services performed through May 5, 2017;

(iii.) 2,474,850 shares were issued to the MariJ shareholders in the acquisition transaction of January 15, 2016;

(iv.) 130,000 shares were issued to directors as subscriptions for new purchased shares for $65,000 at $0.50 per share;

(v.) 15,000 shares were issued from exercise of common stock purchase options at $0.01 per share; and

(vi.) 1,200,000 shares were issued to a related party to settle $600,000 of working capital advances at $0.50 per share;

(vii.) 132,248 shares were issued to the former CEO valued at $238,000 as severance compensation; and

(viii.) 2,000 shares were issued for services performed by an independent consultant valued at $3,620.

During the three months ended March 31, 2018, the Company issued 553,018 shares of its restricted common stock as follows:

1.     2,000 shares to a consultant for services rendered, valued at $1,420.

2.     15,000 shares to the Company’s SEC counsel for services rendered, valued at $10,650.

3.     36,018 shares to a company owned by an independent director for leasehold improvements at the Tennessee retail store, valued at $17,649.

4.     500,000 shares to a consultant as initial payment on a consulting contract, valued at $242,800.

Since March 31, 2018 we issued 200,000 shares to our Board member Neil Gholson valued at $70,000.00 for a capital infusion into the Company.

Warrants and Options

At its meeting of directors on February 1, 2007, the Company’s board of directors approved the Acacia Automotive, Inc. 2007 Stock Incentive Plan1 (the “Plan”), which was approved by our stockholders on November 2, 2007, reserving 1,000,000 shares to be issued there under in the form of common stock or common stock purchase options.  On July 26, 2012, our shareholders voted to update and extend the Acacia Automotive, Inc. 2007 Stock Incentive Plan, renaming it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. Warrants, which may be included as equity compensation of used in other manners, are not a component of the Plan. On June 29, 2015 shareholders holding a majority of the shares of the Company voted to discontinue the Company’s stock incentive plans. At December 31, 2017, 65,000 options still remained outstanding.

The Company did not issue any common stock purchase warrants or options during the years ended December 31, 2017 and 2016. The following tables represent stock options and warrants activities for the years ended December 31, 2017 and 2016.

Stock Options

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Yrs)	Aggregate Intrinsic Value
Outstanding at December 31, 2015	90,000	$0.34	3.10	$10,350
Granted	-
Exercised	(15,000)	$0.01
Forfeited or cancelled	-
Outstanding at December 31, 2016	75,000	$0.41	2.71	$82,000
Granted	-
Exercised	-
Forfeited or cancelled	(10,000)	$0.80
Outstanding at December 31, 2017	65,000	$0.35	2.00	$16,050
Exercisable at December 31, 2017	65,000	$0.35	2.00	$16,050

* Of the 65,000 options still active as of December 31, 2017: (i) 15,000 expire at 12-31-2018; (ii) 30,000 expire at 11-6-2019; and, (iii) 20,000 expire at 12-23-2020.

Stock Warrants

At December 31, 2017 and 2016, there were no outstanding and exercisable stock purchase warrants. The following summarizes the warrant activities during the year ended December 31, 2016:

2016
	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2015	1,000,000	$3.00
Granted	-	-
Exercised	-	-
Forfeited or cancelled	-	-
Expired	1,000,000	$3.00
Outstanding at December 31, 2016	-	$-
Exercisable at December 31, 2016	-	$-

CSPA

In March 2017, the Company entered into an equity purchase agreement (“agreement”) with an investor whereby the investor will purchase up to $5,000,000 of the Company’s common stock over a period of 24 months from the effective date of the Company’s Registration Statement. The investor will purchase the Company’s common stock at a 10% discount. Pursuant to the agreement, the Company issued to the investor, and its affiliate, 110,000 shares of its common stock as commitment fee. These shares are valued at $184,800 at the commitment date and are recorded as deferred offering costs on the Company’s consolidated balance sheets. These costs will offset any proceeds to be received in the future from the expected sale of common stock.

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a broker of the transaction. The Company determined that 34,000 shares of the total number of shares approved for issuance represent non-cash offering costs directly related the sale of the Company’s common stock to this investor. These shares are valued at $56,100 on commitment date are recorded as deferred offering costs on the Company’s consolidated balance sheets. These costs will offset any proceeds to be received in the future from the expected sale of common stock.

Restricted Stock Awards to Key Employees

In March 2017, the board of directors approved issuance of 100,000 shares of the Company’s restricted common stock to its key employees. The award for the employees are subject to a four or five-year vesting requirements, i.e. the requisite service period. The shares are issued as the vesting restriction lapses. The Company valued these shares at fair value on commitment date which is the date on which the employee accepted the award and recorded stock-based compensation expense over the requisite service period.  During the year ended December 31, 2017, the board of directors approved issuance of 10,000 shares of the Company’s common stock to one of the key employees as the vesting requirement was met. These shares were valued at $12,800 on commitment date. Stock based compensation expense for these awards for the year ended December 31, 2017 was $62,616. There was no restricted stock awarded to key employees in 2016.

During the nine months ended September 30, 2018, the board of directors approved issuances of the Company’s restricted common stock to consultants, employees, and directors for services rendered:

1.	2,000 shares to a consultant for services rendered, valued at $1,420.
2.	15,000 shares to the Company's SEC counsel for services rendered, valued at $10,650.
3.	1,000,000 shares to a consultant as payment on a consulting contract, valued at $485,600. In February 2018, the Company filed a Form S-8 with the SEC to register these shares.
4.	10,000 shares each of the three directors, total 30,000 shares for their service to the Company, valued at a total of $10,239.
5.	7,500 shares to employees from the restricted stock plan valued at $37,069.
6.

36,018 shares to a company owned by an independent director for leasehold improvements at the Tennessee store, valued at $17,649 on commitment date. The Company reduced related party payable when the shares were issued.

7.	600,000 shares to the principal of Medahub for services performed, valued at $126,000.
8.	2,233,125 shares to the Company's CEO to settle accrued salary, bonus and expenses in the amount of $446,625.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933.  These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  All shareholders are “sophisticated investors” and are business acquaintances of our officers and directors.  Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.  Proceeds from sales were utilized for working capital.

EXHIBITS

Exhibit Number and Description			Location Reference

(3.0)	Articles of Incorporation
	(3.1)	Articles Of Amendment And Restated Articles Of Incorporation of Acacia Diversified Holdings, Inc. dated June 29, 2015	See Exhibit Key
	(3.2)	Restated Bylaws Of Acacia Diversified Holdings, Inc. dated June 29, 2015	See Exhibit Key
(5.1)	Opinion Of Law Office of Clifford J. Hunt, P. A.		Filed herewith
(9.0)	Voting Proxy Agreement between Rick Pertile and Steven L. Sample		See Exhibit Key
(10.1)	Consolidated Loan Agreement		See Exhibit Key
(10.2)	Consolidated Promissory Note		See Exhibit Key
(10.3)	Security Agreement – Acacia Diversified Holdings, Inc.		See Exhibit Key
(10.4)	Security Agreement -- Marij Agriculture, Inc.		See Exhibit Key
(10.5)	Security Agreement – Marij Pharmaceuticals, Inc.		See Exhibit Key
(10.6)	Security Agreement – Canna-Cures Research & Development Center, Inc.		See Exhibit Key
(10.7)	Employment Agreement – Richard K. Pertile		Filed herewith
(10.8)	CSPA – Triton Funds LP		Filed herewith
(10.9)	Triton Registration Rights Agreement		Filed herewith
(14.0)	Code of Ethics		See Exhibit Key
(21.0)	List of Subsidiaries		See Exhibit Key
(23.1)	Consent of Independent Registered Public Accounting Firm		Filed herewith
(23.2)	Consent of KWCO, PC re incorporation by reference of Form 10-K filing in Form S-8		Filed herewith
(23.3)	Consent of Law Office of Clifford J. Hunt, P. A. (Included in Exhibit 5.1)		Filed herewith
(99.1)	TDA Hemp Processor License		Filed herewith
(99.2)	TDA Hemp Grower’s License		Filed herewith
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Exhibit Key

3.1 Incorporated by reference herein from the Company’s Form 8-K filed on July 16, 2015.

3.2 Incorporated by reference herein from the Company’s Form 8-K filed on July 16, 2015.

9.0 Incorporated by reference herein from the Company’s Form 10-K filed on March 28, 2017.

10.1 Incorporated by reference herein from the Company’s Form 8-K filed on November 3, 2017.

10.2 Incorporated by reference herein from the Company’s Form 8-K filed on November 3, 2017.

10.3 Incorporated by reference herein from the Company’s Form 8-K filed on November 3, 2017.

10.4 Incorporated by reference herein from the Company’s Form 8-K filed on November 3, 2017.

10.5 Incorporated by reference herein from the Company’s Form 8-K filed on November 3, 2017.

10.6 Incorporated by reference herein from the Company’s Form 8-K filed on November 3, 2017.

14.0 Incorporated by reference herein from the Company’s Form 10-Q filed on November 13, 2017.

21.0 Incorporated by reference herein from the Company’s Form 10-Q filed on August 7, 2017.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida on February 14, 2019.

Acacia Diversified Holdings, Inc.

By:	/s/ Richard K. Pertile
Name: Richard K. Pertile
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard K. Pertile, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Pertile	Director,	February 14, 2019
Richard K. Pertile,	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer

/s/ Neil B. Gholson	Director	February 14, 2019
Neil B. Gholson

/s/ Gary J. Roberts, Jr.	Director	February 14, 2019
Gary J. Roberts, Jr.

/s/ Danny R. Gibbs	Director	February 14, 2019
Danny R. Gibbs

/s/ Richard L. Paula, Jr.	Director	February 14, 2019
Dr. Richard L. Paula, Jr.